As filed with the Securities and Exchange Commission on
November     ,  1995
                                                  Registration No. 33-62915
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         -----------------------------

                          AMENDMENT NO. 2 TO FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -----------------------------

                              GREAT FALLS BANCORP
             (Exact name of registrant as specified in its charter)

                         -----------------------------

                      NEW JERSEY (State of incorporation)
                 22-2545165  (IRS Employer Identification No.)
         6712 (Primary Standard Industrial Classification Code Number)

          55 Union Boulevard, Totowa, New Jersey  07512, 201-942-1111
--------------------------------------------------------------------------------
 (Address, including ZIP Code, and telephone number, including   area code, of
                   registrant's principal executive offices)

              George E. Irwin, Vice President, Great Falls Bancorp
              ----------------------------------------------------
                        55 Union Blvd., Totowa, NJ 07512
                        --------------------------------
                                  201-942-1111
                                  ------------
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                         -----------------------------

                  Please send copies of all communications to:

                        WILLIAM S. ROBERTSON, III, ESQ.
                       Williams, Caliri, Miller & Otley,
                           A Professional Corporation
                                 1428 Route 23
                                  P.O. Box 995
                         Wayne, New Jersey  07474-0995
                                  201-694-0800

                                      and

                            ROBERT A. SCHWARTZ, ESQ.
                               McCarter & English
                              Four Gateway Center
                                100 Mulberry St.
                                  P.O. Box 652
                             Newark, NJ  07101-0652
                                  201-622-4444

                         -----------------------------

     Approximate date of commencement of proposed sale of the securities to the
public:   At the Effective Date of the Acquisition, as defined in the
Acquisition Agreement dated August 16, 1995, between the Registrant and Bergen Commercial Bank (the "Agreement"). A copy of the Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                                             November 13, 1995

To Our Shareholders:

     Great Falls Bancorp ("GFB") and Bergen Commercial Bank ("BCB") have entered into an Acquisition Agreement and a Plan of Acquisition (collectively, the "Agreement"), each dated August 16, 1995, pursuant to which GFB will acquire all of the outstanding shares of common stock of BCB (the "Acquisition"). If the Acquisition is approved and becomes effective, each outstanding share of common stock of BCB (except for fractional shares and shares as to which appraisal rights have been validly perfected) will be exchanged for 1.7 shares of GFB common stock. After the Acquisition, BCB will continue as a wholly-owned subsidiary of GFB.


     The special meetings of the stockholders of GFB and BCB to consider and vote upon the Acquisition will be held simultaneously on December 19, 1995.

     In the accompanying material, you will find the Joint Notice of Meeting of Stockholders of GFB and BCB and a Joint Proxy Statement/Prospectus setting forth actions to be taken at the meetings, the details of the proposed Acquisition, the conditions to the completion of the Acquisition and information concerning GFB and BCB.

     The Boards of Directors of GFB and BCB have carefully considered this transaction and believe that approval of the Acquisition will be in the best interests of the shareholders of GFB and BCB. THE BOARDS OF DIRECTORS OF GFB AND BCB HAVE EACH UNANIMOUSLY APPROVED THE ACQUISITION AND EACH BOARD RECOMMENDS THAT ITS RESPECTIVE SHAREHOLDERS VOTE IN FAVOR OF THE ACQUISITION.

     Because of the importance of the Acquisition to the shareholders of GFB and BCB, we urge you to complete and sign the enclosed proxy form and return it as soon as possible in the enclosed postage-prepaid return envelope so that your shares will be represented. You may nevertheless attend the stockholders meeting and vote in person if you wish to do so.

     The enclosed Joint Proxy Statement also constitutes a Prospectus of GFB with respect to the shares of GFB common stock to be issued to the shareholders of BCB if the Acquisition is completed.

Sincerely,


John L. Soldoveri                   Anthony M. Bruno, Jr.
Chairman and Chief Executive        Chairman of the Board
 Officer                            Bergen Commercial Bank
Great Falls Bancorp

                              GREAT FALLS BANCORP

                             BERGEN COMMERCIAL BANK

                JOINT NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS
                      TO BE HELD ON DECEMBER 19, 1995

                              ___________________


To Our Shareholders:


     NOTICE IS HEREBY GIVEN that Special Meetings of Shareholders of Great Falls Bancorp ("GFB") (the "GFB Meeting") and Bergen Commercial Bank ("BCB") (the "BCB Meeting"; together with the GFB Meeting, the "Meetings") will be held at the main office of Great Falls Bank, 55 Union Boulevard, Totowa, New Jersey 07511 (for the GFB Meeting) and at the main office of BCB at Two Sears Drive, Paramus, New Jersey (for the BCB Meeting), on December 19, 1995 at 4:00 p.m., for the purpose of considering and voting upon the following matters:

          1. A proposal to approve an Acquisition Agreement and Plan of Acquisition (collectively, the "Agreement"), each dated August 16, 1995, between BCB and GFB pursuant to which GFB will acquire all of the outstanding stock of BCB (the "Acquisition") and shareholders of BCB (except for shareholders entitled to fractional shares and shares as to which appraisal rights have been validly perfected) will receive 1.7 shares of GFB common stock for each share of BCB common stock, as more fully set forth in the Agreement.

          2. Such other business as may properly come before either the GFB Meeting or the BCB Meeting or any adjournment thereof.


     Only those shareholders of BCB of record as of the close of business on November 7, 1995 will be entitled to notice of, and to vote at, the BCB Meeting. A list of such shareholders will be available at the BCB Meeting.


     Only those shareholders of GFB of record as of the close of business on November 8, 1995 will be entitled to notice of, and to vote at, the GFB Meeting. A list of such shareholders will be available at the GFB Meeting.

     Under New Jersey banking law, a BCB shareholder who objects to the Acquisition has the right to demand payment in cash of the fair value of the holder's shares of BCB Common Stock. Certain procedures set forth in New Jersey law and summarized in the accompanying Joint Proxy Statement/Prospectus must be followed by shareholders of BCB in order to perfect these statutory rights.

     Under the New Jersey Business Corporation Act, a GFB shareholder who objects to the Acquisition has the right to demand payment of the fair value of his or her shares. Certain procedures set forth in the New Jersey Business Corporation Act and summarized in the accompanying Joint Proxy Statement/Prospectus must be followed by shareholders of GFB in order to perfect these statutory rights.

     Approval of the Acquisition is subject to certain conditions, including the affirmative vote at the Meetings of at least 2/3 of the issued and outstanding shares of BCB Common Stock and the affirmative vote of at least a majority of those shares of GFB Common Stock voting at the GFB meeting. Your vote is important regardless of the number of shares that you own. Whether or not you plan to attend the Meetings, please mark, date and sign the enclosed proxy and return it as soon as possible in the enclosed stamped envelope. You may revoke the proxy at any time prior to its exercise.

By Order of the Board of Directors,



John L. Soldoveri                      C. Mark Campbell
Chairman and Chief Executive           President and Chief Executive
 Officer                                 Officer
Great Falls Bancorp                    Bergen Commercial Bank

                             BERGEN COMMERCIAL BANK

                                      AND

                              GREAT FALLS BANCORP

                             JOINT PROXY STATEMENT

                                      for


                        Special Meetings of Shareholders
                                 to be held on
                               December 19, 1995


              ___________________________________________________

                              GREAT FALLS BANCORP

                                   PROSPECTUS

                                      for

          Up to 650,000 Shares of Common Stock of Great Falls Bancorp
                        to be issued in connection with
                     the Acquisition by Great Falls Bancorp
                     of all of the Outstanding Common Stock
                           of Bergen Commercial Bank


               _________________________________________________


     This Joint Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Boards of Directors of Bergen Commercial Bank ("BCB") and Great Falls Bancorp ("GFB") to be used at special meetings of the stockholders of GFB (the "GFB Meeting") and of BCB (the "BCB Meeting" and, together with the GFB Meeting, the "Meetings") to be held on December 19, 1995. The purpose of the Meetings is to consider and vote upon an Acquisition Agreement and a Plan of Acquisition (collectively, the "Agreement"), each dated August 16, 1995, between BCB and GFB, pursuant to which GFB will acquire all of the outstanding common stock, par value $2.50 per share (the "BCB Common Stock") of BCB (the "Acquisition") and the shareholders of BCB will receive 1.7 shares of GFB common stock, par value $1.00 per share (the "GFB Common Stock") for each outstanding share of BCB Common Stock. After completion of the Acquisition, BCB will continue as a wholly-owned subsidiary of GFB. A copy of the Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A.

     GFB HAS FILED A REGISTRATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") COVERING THE SHARES OF COMMON STOCK TO BE ISSUED OR RESERVED FOR ISSUANCE BY GFB IN CONNECTION WITH THE ACQUISITION. THE ATTACHED JOINT PROXY STATEMENT ALSO CONSTITUTES A PROSPECTUS OF GFB FILED AS PART OF SUCH REGISTRATION STATEMENT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION RELATING TO THE OFFER OF GFB COMMON STOCK OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME, NOR ANY DISTRIBUTION OF SHARES OF GFB COMMON STOCK, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


     The date of this Joint Proxy Statement/Prospectus is November 13, 1995. This Joint Proxy Statement/Prospectus is being mailed to stockholders of GFB and BCB on or about November 13, 1995.

                             AVAILABLE INFORMATION

     GFB is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission.
Information as of particular dates concerning GFB's directors and officers, their remuneration, options granted to them and any material interests of affiliated persons in transactions with GFB and its subsidiaries is set forth in proxy statements for annual meetings of stockholders distributed to stockholders of GFB and filed with the Commission. Such reports, proxy statements and other information filed by GFB can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     GFB has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the GFB Common stock offered by this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to GFB and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto.

              INFORMATION DELIVERED AND INCORPORATED BY REFERENCE

     The following information and documents previously filed with the Commission are hereby incorporated by reference:

1. GFB's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 including certain information in GFB's 1994 Annual Report to its shareholders incorporated therein by reference and certain information contained in GFB's Proxy Statement dated March 31, 1995 used in connection with GFB's 1995 Annual Meeting of Shareholders and incorporated by reference in the Form 10-KSB

2. GFB's Quarterly Reports on Form 10-QSB for the quarters ended March 31 and June 30, 1995

3. GFB's Current Reports on Form 8-K dated December 20, 1994, March 20, 1995, April 7, 1995 (as amended by report on Form 8-K/A filed July 13, 1995) and August 16, 1995

     Copies of the following documents accompany this Joint Proxy
Statement/Prospectus:

1.   GFB's 1994 Annual Report to Shareholders

2    GFB's Quarterly Report on Form 10-QSB for the six   months ended June 30,
     1995

     All documents filed by GFB with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and prior to the date of the Meetings shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information incorporated herein) are available without charge upon written or oral request by any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered, directed to Mr. George E. Irwin, Great Falls Bancorp, 55 Union Boulevard, Totowa, New

Jersey 07512, telephone number (201) 942-1111. In order to ensure timely delivery of the documents, any request should be made by December 8, 1995.

                        JOINT PROXY STATEMENT/PROSPECTUS
                              GREAT FALLS BANCORP
                                      AND
                             BERGEN COMMERCIAL BANK

                               TABLE OF CONTENTS
AVAILABLE INFORMATION.........................................  3
INFORMATION DELIVERED AND INCORPORATED BY REFERENCE...........  4
SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS...................  8
     The Meetings.............................................  8
     The Acquisition..........................................  11
     Summary Per Share Data...................................  17
     Pro Forma Financial Summary and Selected Per Share Data..  19
     Principal Businesses.....................................  20
RECENT DEVELOPMENTS...........................................  21
     Recent Developments Concerning BCB.......................  21
     Recent Developments Concerning GFB.......................  28
INTRODUCTORY STATEMENT........................................  38
     Purpose of the Meetings..................................  38
     Votes Required; Shares Entitled to Vote..................  38
     Solicitation, Voting and Revocation of Proxies...........  39
THE PROPOSED ACQUISITION......................................  40
     General Description......................................  40
     Consideration............................................  40
     Background of the Acquisition; Material Contacts Between
          GFB AND BCB.........................................  41
     Reasons for the Acquisition..............................  42
     Interests of Management in the Acquisition...............  43
     Opinion of BCB's Financial Advisor.......................  44
     Resale Considerations with Respect to GFB Common Stock...  49
     Conditions to the Acquisition............................  49
     Failure to Comply with Accounting Rules Relating
          to Pooling of Interests.............................  50
     Operations After the Acquisition.........................  50
     Regulatory Matters.......................................  51
     Appraisal Rights.........................................  52
     Exchange of Certificates.................................  55
     Effective Time; Amendments; Termination..................  55
     Accounting Treatment.....................................  56
     Federal Income Tax Consequences..........................  57
     Description of GFB Capital Stock.........................  58
     Comparison of Rights of Shareholders of
          GFB and BCB.........................................  60
COMPARATIVE INFORMATION CONCERNING MARKET FOR BCB COMMON
     STOCK AND GFB COMMON STOCK...............................  65
GFB AND SUBSIDIARY PRO FORMA FINANCIAL INFORMATION............  67
INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS.................  87
BUSINESS OF BCB...............................................  88
     General..................................................  88
     Competition..............................................  89
     Employees................................................  89

     Legal Proceedings........................................  89
     Property.................................................  89
     Regulation...............................................  90
     General - Recent Regulatory Enactments...................  90
     Capital Adequacy Guidelines..............................  92
     Dividends................................................  92

FINANCIAL SUMMARY AND SELECTED PER SHARE
     DATA OF BCB..............................................  93
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS OF BCB...............  95
     Six Months Ended June 30, 1995...........................  95
     Year Ended December 31, 1994.............................  98
MANAGEMENT OF BCB.............................................  108
     Stock Ownership of Management and Principal
          Shareholders of BCB.................................  109
     Executive Compensation...................................  110
     Director Compensation Arrangements.......................  111
     Benefit Plans............................................  112
     Stock Options............................................  112
     Certain Transactions with Management.....................  113
MANAGEMENT OF GFB.............................................  114
     Stock Ownership of Management and Principal
     Shareholders of GFB......................................  116
     Compensation of Directors and Executive Officers.........  119
     Information Concerning Stock Options.....................  122
     Certain Relationships and Related Transactions...........  125
     Directors' Committees -- Directors' Meetings.............  125
LEGAL MATTERS.................................................  127
EXPERTS.......................................................  127
INDEX TO FINANCIAL STATEMENTS OF BCB..........................  128
FINANCIAL STATEMENTS OF BCB...................................  F-1

APPENDICES:

     Appendix A               Acquisition Agreement and Plan of
                              Acquisition between Great Falls
                              Bancorp and Bergen Commercial Bank
                              dated as of August 16, 1995

     Appendix B               Fairness Opinion of Capital Consultants of
                              Princeton, Inc.

     Appendix C               Sections 360-369 of the New Jersey
                              Banking Act of 1948


     Appendix D               Chapter 11 of the New Jersey Business Corporation
                              Act

                  SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

     The following information is a brief summary, for the convenience of the shareholders of BCB and GFB, of certain information with respect to the matters to be considered at the Meetings. This summary is necessarily incomplete and is qualified in its entirety by the more detailed information contained in the Joint Proxy Statement/Prospectus. Shareholders should read carefully the details of the Joint Proxy Statement/Prospectus. Certain capitalized terms used in this Summary and in the Joint Notice of Meeting of Shareholders are defined elsewhere in the Joint Proxy Statement/Prospectus.

                                  THE MEETINGS

Date, Time and Place                The Meetings will be held on December 19,
     of Meetings                    1995, at 4:00 p.m. The GFB Meeting will be
                                    held at the main office of Great Falls Bank, 55 Union Boulevard, Totowa, New Jersey, and the BCB Meeting will be held at the main office of BCB, Two Sears Drive, Paramus, New
                                    Jersey.

Record Dates                        BCB has fixed November 7, 1995 as the
                                    record date for determining shareholders
                                    entitled to vote at the BCB Meeting. GFB has
                                    fixed November 8, 1995 as the record
                                    date for determining shareholders entitled
                                    to vote at the GFB Meeting.
Shares Outstanding on
     Record Date and
     Entitled to Vote               GFB.  1,069,750

                                    BCB.    369,733

Purposes of Meetings                (1) To consider and vote upon a proposal to
                                    approve the Acquisition Agreement and Plan of Acquisition (collectively the
                                    "Agreement"), each dated August 16, 1995, between BCB and GFB pursuant to which GFB will acquire all of the outstanding BCB
                                    Common Stock (the "Acquisition") and each shareholder of BCB will receive 1.7 shares
                                    (the "Exchange Rate") of GFB Common

                                    Stock for each share of BCB Common Stock
                                    (other than fractional shares and shares as to which appraisal rights have been validly perfected) and (2) to transact any other business that properly may be brought before the Meetings.

Vote Required for Approval          BCB.  The affirmative vote, in person or by
   of Acquisition                   proxy, of at least 2/3 of the issued and
                                    outstanding shares of BCB Common Stock is required to approve the Acquisition.
                                    Approximately 26.45% of the outstanding
                                    shares of the BCB Common Stock is
                                    beneficially owned by executive officers and directors of BCB and their affiliates. The executive officers and directors of BCB have indicated that they intend to vote all of their shares in favor of approval of the Acquisition. In addition, certain members of the Boards of Directors of GFB and/or its subsidiary, Great Falls Bank, own approximately 6.15% of the issued and outstanding shares of BCB Common Stock. Such directors of GFB and Great Falls Bank have indicated that they intend to vote all of their shares of BCB Common Stock in favor of approval of the Acquisition.

                                    GFB. The affirmative vote, in person or by proxy, of at least a majority of the shares of GFB Common Stock present at the GFB Meeting is required to approve the Acquisition. Approximately 42.67% of the outstanding shares of GFB Common Stock is beneficially owned by executive officers and directors of GFB and directors of Great Falls Bank. The executive officers and directors of GFB and the directors of Great Falls Bank have indicated that they intend to vote all of their shares in favor of the Acquisition. In addition, certain members of the Board of Directors of BCB own approximately 1.53% of the issued and outstanding shares of GFB Common Stock. Such directors of BCB have indicated that they intend to vote all of their shares of GFB Common Stock in favor of approval of the Acquisition.

Recommendations of the
     Boards of Directors of
     BCB and GFB                    The Boards of Directors of BCB and GFB have
                                    unanimously approved the Acquisition and recommend that the shareholders of BCB and GFB, respectively, vote "FOR" approval of the Acquisition.

                                THE ACQUISITION

Description of the
    Acquisition                     At the time the Acquisition becomes
                                    effective (the "Effective Time"), shares of BCB Common Stock will automatically be converted into the right to receive shares of GFB Common Stock at the Exchange Rate and
                                    BCB will become a wholly-owned subsidiary of GFB.

Consideration                       BCB shareholders will receive for each share
                                    of BCB Common Stock held (except for
                                    fractional shares and shares as to which appraisal rights have been validly perfected) 1.7 shares of GFB Common Stock.
                                    In lieu of receiving fractional shares of GFB Common Stock, BCB shareholders will be entitled to receive, without interest, a cash payment equal to the value of any fractional share interest to which they would otherwise be entitled. All shares of GFB Common Stock to be issued to each BCB shareholder will be aggregated to constitute as many whole shares as possible before determining the BCB shareholder's fractional share interest. The value of a fractional share interest will be determined by taking the average of the final bid prices for shares of GFB Common Stock in each of the ten business days preceding the Effective
                                    Time. See "THE PROPOSED ACQUISITION--
                                    Consideration".

Certain Federal Income
     Tax Consequences               The Acquisition will constitute a tax-free
                                    reorganization within the meaning of the Internal Revenue Code of 1986, as amended;
                                    provided, however, that any BCB shareholder who receives cash, either in lieu of fractional shares or upon the exercise of appraisal rights, may incur a gain or loss for federal income tax purposes. Also, a shareholder of GFB who receives cash upon exercise of appraisal rights may incur a gain or loss for federal income tax purposes. See "THE PROPOSED ACQUISITION--
                                    Federal Income Tax Consequences" for a
                                    description of the federal income tax
                                    consequences of the Acquisition for BCB's shareholders and shareholders of GFB who exercise appraisal rights.

Required Regulatory
     Approvals                      Consummation of the Acquisition requires the
                                    approvals of the New Jersey Department of Banking (the "Department") and the Board of
                                    Governors of the Federal Reserve System (the
                                    "FRB"). The Acquisition was approved by the Department on November 8, 1995. An application for FRB approval was filed and is pending. While GFB and BCB anticipate receiving FRB approval, there can be no assurance that it will be granted, or that it will be granted on a timely basis without conditions unacceptable to GFB or BCB. See
                                    "THE PROPOSED ACQUISITION--Regulatory
                                    Matters".

Conditions to the
     Acquisition                    The obligation of each party to consummate
                                    the Acquisition is contingent upon a number of conditions, each of which must be satisfied or waived by that party.
                                    Conditions to consummation of the
                                    Acquisition include the following: receipt of all necessary regulatory approvals; the approval of the Acquisition by the holders of at least 2/3 of the issued and outstanding shares of BCB Common Stock, and a majority of the shares of GFB Common Stock present, in person or by proxy, at the GFB
                                    Meeting; receipt of an opinion of Williams
                                    Caliri Miller & Otley, counsel to GFB, to the effect that the exchange of BCB Common
                                    Stock
                                    for GFB Common Stock pursuant to the
                                    Agreement is a tax-free transaction, which opinion must be reaffirmed as of the Closing
                                    Date; receipt of an opinion of Capital
                                    Consultants of Princeton, Inc. ("Capital
                                    Consultants"), advisors to BCB, that the Acquisition is fair to the shareholders of BCB from a financial point of view, which opinion must be reaffirmed as of the Closing
                                    Date; and receipt of an opinion of Arthur
                                    Andersen LLP that the Acquisition will be treated for accounting purposes as a pooling of interests. See "THE PROPOSED
                                    ACQUISITION--Conditions to the Acquisition."


Termination Rights                  The Agreement may be terminated by either
                                    BCB or GFB at any time prior to the
                                    Effective Time, whether before or after
                                    shareholder approval, if the other party has breached the Agreement or if all conditions to such party's obligation to close shall not have been satisfied by December 31, 1995, provided that the failure of the condition shall not be caused by a breach by the terminating party. In addition, BCB may terminate the Agreement in the event that BCB receives an unsolicited offer from a third party other than GFB calling for such party to (i) purchase capital stock of BCB or any of its subsidiaries, (ii) make a tender or exchange offer for capital stock of BCB or any of its subsidiaries, (iii) purchase, lease or otherwise acquire all or a substantial portion of the assets of BCB or any of its subsidiaries, or (iv) merge, consolidate or otherwise combine with BCB or any of its subsidiaries (each of the forgoing, an "Acquisition Transaction"), and the Board of Directors of BCB determines, in the exercise of its fiduciary duty, that BCB should pursue such an Acquisition Transaction and terminate the Agreement. In such latter case, BCB is obligated to pay GFB a termination fee of $500,000. See "THE
                                    PROPOSED ACQUISITION--Effective Date;
                                    Amendments; Termination".

Appraisal Rights                    Under New Jersey law, shareholders of BCB or
                                    GFB who object to the Acquisition have the right to demand payment of the "fair value" of their shares of BCB Common Stock or GFB
                                    Common Stock, as the case may be. Certain procedures set forth in New Jersey law must be followed by shareholders of BCB and GFB in order to perfect their statutory rights to appraisal, including the giving of a written notice of dissent before the Acquisition is voted upon, not voting in favor of the Acquisition and subsequently filing a timely demand for payment. See "THE
                                    PROPOSED ACQUISITION--Appraisal Rights--BCB
                                    Shareholders" and the text of the statutory provisions governing appraisal rights of BCB shareholders attached as Appendix C, and "THE PROPOSED ACQUISITION--Appraisal
                                    Rights--GFB Shareholders" and the text of the statutory provisions governing appraisal rights of GFB shareholders attached hereto as Appendix D.

Effective Time                      The Acquisition will take place at the end
                                    of the month in which all conditions
                                    precedent are met or waived or any time
                                    thereafter as agreed to by the parties.

Fairness Opinion                    The Board of Directors of BCB has retained
                                    Capital Consultants to evaluate the terms of the Acquisition. Capital Consultants has advised the Board of Directors of BCB that, in its opinion, the terms of the Acquisition are fair to the shareholders of BCB from a financial standpoint. A copy of this opinion is set forth as Appendix B to this Joint
                                    Proxy Statement/Prospectus and should be read in its entirety. It is a condition of BCB's obligation to consummate the
                                    Acquisition that Capital Consultants
                                    reconfirm its opinion as of the Closing Date
                                    (as defined below). See "THE PROPOSED
                                    ACQUISITION--Opinion of BCB's Financial
                                    Advisor".

Interests of Management
    in the Transaction              As of September 1, 1995, the directors and
                                    executive officers of BCB beneficially owned an aggregate of 97,816 shares of BCB Common
                                    Stock. As of August 31, 1995, the directors of GFB and/or its subsidiary, Great Falls
                                    Bank, and the executive officers of GFB, beneficially owned an aggregate of 508,704 shares of GFB Common Stock. In addition, four BCB Directors own an aggregate of 16,330 shares of GFB Common Stock, or 1.53% of the issued and outstanding GFB Common
                                    Stock. Also, four members of the Board of Directors of GFB and/or its subsidiary, Great Falls Bank own, in the aggregate, 22,740 shares of BCB Common Stock, or approximately 6.15% of the issued and outstanding BCB Common Stock. The directors of BCB, GFB and Great Falls Bank and the executive officers of BCB and GFB have indicated their intention to vote all of their shares of BCB Common Stock and GFB
                                    Common Stock in favor of the Acquisition.
                                    Following effectiveness of the Acquisition,
                                    Anthony M. Bruno, Jr., C. Mark Campbell and
                                    Charles J. Volpe, members of the Board of Directors of BCB, will be appointed to the Board of Directors of GFB. It is also anticipated that Mr. Bruno will be elected
                                    Vice Chairman of GFB. As of September 1,
                                    1995, C. Mark Campbell, the President of

                                    BCB, held options to purchase 1,464 shares of BCB Common Stock. Pursuant to the Agreement, GFB will assume these options and convert them into options to purchase GFB Common Stock. The following additional relationships exist among affiliates of GFB and BCB: John Soldoveri, the Chairman and Chief Executive Officer of GFB and a principal shareholder of both GFB and BCB, is the uncle of Anthony M. Bruno, Jr., the Chairman of BCB. C. Mark Campbell, President of BCB, is Mr. Bruno's brother-in-law. Mr. Bruno and David M. Corry, a director of Great Falls Bank, are both partners in the certified public accounting firm Bruno, DiBello & Co., LLC. See "THE PROPOSED ACQUISITION--Interests of Management in the Acquisition" and "THE PROPOSED ACQUISITION - Material Contacts Between GFB and BCB."

                        SUMMARY PER SHARE DATA(1)


     The following table sets forth the net income, book value and cash dividends per share of GFB Common Stock and BCB Common Stock for the six months ended June 30, 1995 and for the years ended December 31, 1994, 1993 and 1992 on an historical, pro forma and equivalent share basis. The historical per share data has been derived from the financial statements of GFB and BCB which are incorporated by reference or appear elsewhere herein. The pro forma combined per share data has been derived after giving effect to the Acquisition using the pooling of interests method of accounting. The unaudited pro forma statement of income data for the six months ended June 30, 1995 and the year ended December 31, 1994 also gives effect to the Family First transaction accounted for as a purchase.

                                                 GFB                               BCB
                                                 ---                               ---
                                                                                           Pro Forma
                                                                                           Equivalent
                                         GFB           Pro Forma           BCB             per BCB
                                      Historical (1)   Combined          Historical (1)     Share (2)
                                      ----------       ---------         ----------        ----------
PER SHARE DATA:

Six Months Ended June 30, 1995
  Net Income .....................     $ 0.77             $ 0.61            $ 0.72            $ 1.04
  Book Value .....................      10.41              10.51             18.17             17.87
  Cash Dividends (3)(4) ..........       0.10               0.10              0.20              0.17

Year Ended December 31, 1994
  Net Income .....................       1.09               0.65              1.41              1.11
  Book Value .....................       9.40               9.80             17.63             16.66
  Cash Dividends (3)(4) ..........       0.15               0.15              0.30              0.26

Year Ended December 31, 1993
  Net Income .....................       0.96               0.87              1.26              1.48
  Book Value .....................      10.02               8.34             16.53             14.18
  Cash Dividends (3)(4) ..........       0.12               0.12              0.30              0.20

Year Ended December 31, 1992
  Net Income .....................       0.79               0.69              0.95              1.17
  Cash Dividends (3)(4) ..........       0.07               0.07              0.30              0.12

------------------------

(1)    Restated to give retroactive effect to stock dividends.

(2) BCB pro forma equivalent per share data is computed by multiplying the pro forma combined per share data (giving effect to the Acquisition) by the Exchange Rate of 1.7.

(3) The amount of future dividends payable by GFB, if any, is subject to the discretion of GFB's Board of Directors. The Directors normally consider GFB's cash needs, general business conditions, and applicable governmental regulations and policies.

(4) Pro forma amounts assume that GFB would have declared cash dividends per share of GFB Common Stock equal to its historical cash dividends per share of GFB Common Stock outstanding.


       The following table sets forth the reported bid and ask prices per share of GFB Common Stock and the pro forma equivalent price per share of BCB Common Stock on (i) August 15, 1995, the last business day preceding the announcement of the Acquisition, and (ii) November 8, 1995, a date shortly prior to the mailing of the Joint Proxy Statement/Prospectus.

                                      GFB                   Pro Forma Equivalent
                                    --------                --------------------
                                                               Prices for BCB
                                                            --------------------
                                                              Common Stock (1)
                                                            --------------------
                                   Bid           Ask           Bid         Ask
                                   ---           ---           ---         ---

Market Value August 15, 1995     $12-1/2          14          $21.25      $23.80


November 8, 1995                  16-1/2      19-1/4

(1) The BCB Common Stock is not traded on any established securities market. Therefore, BCB pro forma equivalent bid and ask information has been provided. The BCB pro forma equivalent prices have been determined solely by multiplying the GFB bid and ask by the Exchange Rate of 1.7.

                              GREAT FALLS BANCORP

            PRO FORMA FINANCIAL SUMMARY AND SELECTED PER SHARE DATA
            -------------------------------------------------------
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (Unaudited)

                                             Six  Months
                                             Ended June
                                             30                             Years Ended December 31
                                             -----------                    -----------------------
                                                1995                    1994               1993       1992
                                                ----                    ----               ----       ----
SELECTED STATEMENT OF INCOME DATA:

Total interest income                         $8,751                  $15,224              $9,335     $9,234

Total interest expense                         3,347                    5,319               3,002      3,294
                                              ------                  -------              ------     ------
Net interest income                            5,404                    9,905               6,333      5,940

Provision for possible
  loan losses                                    180                      261                 478        952
                                              ------                  -------              ------     ------

Net interest income after provision for
 possible loan losses                          5,224                    9,644               5,855      4,988

Other income                                     948                    1,102               1,338      1,024

Other expenses                                 4,651                    9,097               5,088      4,437
                                              ------                  -------              ------     ------

Income before income
   taxes                                       1,521                    1,649               2,105      1,575

Provision for income
  taxes                                          492                      547                 804        541
                                              ------                  -------              ------     ------

Net Income                                    $1,029                  $ 1,102              $1,301     $1,034
                                              ======                  =======              ======     ======

PER SHARE DATA:

Net Income                                    $ 0.61                   $  0.65             $ 0.87      $0.69

Book value                                     10.51                      9.80               8.34         n/a

                                         As of                             Year Ended
                                        June 30                            December 31
                                        -------                            -----------
                                         1995                     1994                 1993
                                         ----                     ----                 ----
SELECTED STATEMENT OF
CONDITION DATA:

Total assets                            $235,219               $168,303              $150,632

Securities                                80,523                 58,961                43,468

Federal funds sold                         6,650                  1,625                 6,125

Loans (net of unearned income)           129,958                 96,374                83,691

Allowance for possible loan losses         2,598                  1,824                 1,771

Deposits                                 206,920                144,289               129,852

Securities sold under
agreements to repurchase                   3,313                  2,700                   750

Shareholders' equity                      17,850                 14,961                14,156

                              PRINCIPAL BUSINESSES

GFB GFB is a bank holding company organized under the laws of the State of New Jersey and registered under the Bank Holding Company Act of 1956, as amended. GFB, which has offices in Passaic County, New Jersey, has one banking subsidiary, Great Falls Bank (the "Bank") which operates five offices located in Totowa (2 offices), Little Falls and Clifton (2 offices), New Jersey. Great Falls Investment Company, Inc., a wholly-owned subsidiary of Great Falls Bank, owns and manages the investment portfolio of Great Falls Bank. At June 30, 1995, GFB had consolidated assets of approximately $164.3 million. GFB's principal executive office is located at 55 Union Boulevard, P.O. Box 269, Totowa,

                              New Jersey 07511 and the telephone number is (201) 942-1111. See "AVAILABLE INFORMATION"; "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE".

BCB BCB is a commercial bank organized under the laws of the State of New Jersey which operates through three offices located in Paramus, Wood-Ridge and Hasbrouck Heights, New Jersey. At June 30, 1995, BCB had total assets of approximately $71.0 million. BCB's main branch and principal executive offices are located at Two Sears Drive, Paramus, New Jersey 07652 and its telephone number is (201) 599-9400.

                              RECENT DEVELOPMENTS

     Set forth below is certain financial and other information regarding recent developments affecting BCB and GFB, respectively.


RECENT DEVELOPMENTS CONCERNING BCB

     The selected consolidated financial and other data and financial ratios of BCB set forth below at and for the nine months ended September 30, 1995 and 1994 were derived from unaudited consolidated financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results of unaudited periods presented have been included.

                                      September 30,   December 31,
                                          1995            1994
                                      -------------  --------------
                                              (in thousands)
Selected Financial Condition Data:
Total Assets                                $74,304        $61,621
Federal funds sold                            7,450          1,625
Loans, net                                   43,996         41,774
Securities                                   15,383         13,261
Other real estate owned, net                    259            623
Total deposits                               66,607         54,670
Shareholders' equity                          6,822          6,518

                                             For the nine months ended
                                                   September 30,
                                                1995            1994
                                           --------------  --------------
                                                (in thousands, except
                                                   per share data)
Selected operating data:

Interest income                                   $4,159          $3,135
Interest expense                                   1,396             830
                                                  ------          ------
Net interest income                                2,763           2,305
Provision for loan losses                             55              35
                                                  ------          ------
Net interest income after provision
for loan losses                                    2,708           2,270
Other non-interest income                            436             340
Other non-interest expense                         2,515           2,019
                                                  ------          ------
Income before income taxes                           629             591
Income taxes                                         221             217
                                                  ------          ------
Net income                                        $  408          $  374
                                                  ======          ======
Net income per share                              $ 1.10          $ 1.01

                                               September 30,   December 31,
                                                    1995            1994
                                                  ------          ------
Regulatory Capital Ratios:
Leverage ratio                                      9.51%          10.19%
Tier 1 Risk-based capital ratio                    13.84%          15.34%
Total Risk-based capital ratio                     14.97%          16.59%

Asset Quality Ratios:
Non-performing loans to total net loans             1.61%           0.00%
Non-performing loans to total assets                0.96%           0.00%
Non-performing assets to total assets               2.20%           1.01%
Allowance for loan losses to non-
 performing loans                                  78.87%              /1/
Allowance for loan losses to
 total net loans                                    1.27%           1.40%

________________

/1/
 There were no non-performing loans at December 31, 1994.

Financial Condition at September 30, 1995 as Compared to December 31, 1994

     Total assets at September 30, 1995 were $74.3 million, as compared to $61.6 million at December 31, 1994, an increase of $12.7 million or 20.6%. Federal funds sold to other financial institutions increased from $1.6 million at December 31, 1994 to $7.4 million at September 30, 1995, an increase of $5.8 million, or 362.5%. Loans, net of allowance for loan loss and deferred income, grew to $44 million at September 30, 1995 from $41.8 million at December 31, 1994, an increase of $2.2 million or 5.3%. The securities portfolio grew from $13.3 million at December 31, 1994 to $15.4 million at September 30, 1995, a 15.8% increase.

     Loan growth in 1995 has not met management's expectations, principally due to the heavy competition for new loan originations experienced in BCB's market area. However BCB continues to seek profitable relationships, emphasizing commercial loan and commercial real estate loan originations, augmented by an increased emphasis on attracting new consumer loans. BCB maintained strong liquidity at September 30, 1995, allowing the flexibility to attract loan growth.

     Deposits grew to $66.6 million at September 30, 1995 from $54.7 million at December 31, 1994, an increase of $11.9 million, or 21.8%. The deposit growth related to the new branch locations in Wood-Ridge and Hasbrouck Heights, New Jersey opened during the fall of 1994, and the continued success of marketing and business development plans, originally implemented by senior management in past years. The principal source of demand deposits continues to be business customers. However, the offering of a no minimum balance and no fee individual checking account has attracted new core deposits to BCB.

     Shareholders' equity reached $6.8 million at September 30, 1995, an increase of $304 thousand, or 4.6%, from $6.5 million at December 31, 1994. Dividends paid through September 30, 1995 totalled $100 thousand, a payout rate of approximately 25% of net income year to date.

Results of Operations for the Nine Months Ended September 30, 1995 as Compared to the Nine Months Ended September 30, 1994

     Net income for the nine months ended September 30, 1995 was $408 thousand as compared to $374 thousand for the nine months ended September 30, 1994. Interest income increased from $3.1 million for the nine months ended September 30, 1994 to $4.2 million, an increase of $1.0 million, or 32.7%. Interest expense for the same periods were $830 thousand for 1994 and $1.4 million for 1995, respectively. BCB's net interest income for the nine month period grew to $2.8 million from $2.3 million, an increase of $458 thousand, or 19.9%. The loan loss provision for the nine months ended September 30 was $55 thousand for 1995 and $35 thousand for 1994. The majority of the increase in interest income was the result of growth in interest income on loans, due principally to an increase in the average rate earned and an increase in average loan volume. The increase in interest expense on deposits was due principally to an increase in market interest rates as well as an increase in average volume of time deposits.

     Other non-interest income for the nine-month period grew to $436 thousand in 1995 from $340 thousand in 1994, an increase of $96 thousand, or 28.2%. The growth in non-interest income was primarily due to the growth of the credit card merchant processing income and service charges on deposit accounts, offset by a decline in mortgage origination income. Other non-interest expense increased to $2.5 million for the nine months ended September 30, 1995 from $2.0 million for the nine months ended September 30, 1994, an increase of $496 thousand, or 24.6%. Other non-interest expense consists of salaries and benefits, net occupancy expense, and other operating expenses. Salaries and benefits increased from $943 thousand for the nine-month period in 1994 to $1.1 million for the same period in 1995. Net occupancy expense increased from $149 thousand for the nine-month period in 1994 to $233 thousand for the same period in 1995. The increases in salaries and benefits and net occupancy expense result principally from the addition of new branches and the growth of the credit card merchant processing areas. Other operating expenses grew for the nine-month periods ended September 30 from $927 thousand in 1994 to $1.1 million in 1995. The increases in operating expenses relate principally to the growth in processing charges from the merchant credit card area. Increases in expenses for the nine-month period from 1994 to 1995 also occurred in outside services, ATM access fees, consultant fees, and stationery and supplies. Expenses for advertising and marketing, loan and collection expenses, and FDIC insurance premiums all declined.

Asset Quality.

     The following tables set forth the allocation of BCB's allowance for possible loan losses (the "Allowance") by category of loans and the percentage of loans in each category to total loans and shows the activity in the Allowance at September 30, 1995 and December 31, 1994.

                                          September 30, 1995                                         December 31,  1994
                             -----------------------------------------------      -------------------------------------------------
                                                                        (in thousands)

                                                                  % of Loans                                         % of Loans
                             Amount of           % of             to Total        Amount of         % of             to Total
                             Allowance           Allowance        Loans           Allowance          Allowance       Loans
                             ---------           ---------        ----------      ---------         ----------       -----------
Commercial                      $198                34.63%          16.36%              $269           45.58%          13.63%

Real Estate                      320                56.12%          77.14%               278           47.01%          82.99%

Installment                       53                 9.26%           6.50%                44            7.42%          31.39%

  Total                         $571               100.00%         100.00%               591          100.00%         100.00%

     The determination of the appropriate level of the Allowance is based upon an analysis of the risks inherent in BCB's loan portfolio. This analysis is performed on a continuous basis by senior management. One tool used in establishing the appropriate level of the Allowance is a risk rating system under which each loan is assigned a risk rating using various factors, including
(a) the financial condition and past credit history of the borrower, (b) the collateral securing the loan and its valuation, (c) the status of the documentation of the loan, and (d) loan portfolio concentrations within industries and geographic locations.

     Based upon this analysis, management then determines the adequacy of the Allowance. Management then makes recommendations to the Board of Directors regarding the amount of the quarterly provision for possible loan losses needed to maintain the Allowance at an adequate level. The Allowance is increased by the amount of such provisions and the amount of loan recoveries, and is decreased by the amount of loan charge-offs.

                                          September 30, 1995   December 31, 1994
                                                 (Dollars in thousands)
Loans, Net of Unearned Income                  $44,556              $42,365

Average Loans Outstanding                      $43,725              $42,349

Allowance Balance (at Beginning of             $   591              $   499
 Period)

Loans Charged Off:

    Commercial                                      40                   41

    Real Estate                                      0                    0

    Installment and Credit Card                     33                    0
                                               -------              -------

    Total Loans Charged Off                         73                   41
                                               -------              -------

Recoveries of Loans:

    Commercial                                       1                   91

    Real Estate                                      0                    0

    Installment and Credit Card                      0                    0
                                               -------              -------

    Total Recoveries                                 1                   91
                                               -------              -------

Net Loans Charged Off                               72                  (50)
                                               -------              -------

Provision for the Period                            55                   42
                                               -------              -------

Allowance Balance (at Period End)              $   574              $   591
                                               =======              =======

Allowance for Possible Loan                       1.29%                1.40%
    Losses to Total Loans Outstanding

Net Loans Charged Off to                          0.16%               -0.12%
    Average Loans Outstanding

          The following table provides an analysis of nonaccrual, restructured, and past due (90 days or more) loans as of September 30, 1995 and December 31, 1994.

                                          September 30, 1995   December 31, 1994
(Dollars in thousands)

Non-Accrual Loans(1):

Commercial and Industrial                        $  325               $   0

Loans Secured by Real Estate                        385                   0

Consumer Loans                                        0                   0
                                                 ------               -----

Total Non-Accrual Loans                             710                   0


Loans Past Due 90 Days or More(2):

Commercial and Industrial                             0                   0

Loans Secured by Real Estate                        217                   0

Consumer Loans                                        3                  10
                                                 ------               -----

Total Past Due Loans                                220                  10

Renegotiated Loans (3):

Commercial and Industrial                           281                 285

Loans Secured by Real Estate                          0                   0

Consumer Loans                                        0                   0
                                                 ------               -----

Total Renegotiated Loans                            281                 285

Total Nonaccrual, Past Due, and
 Renegotiated Loans                              $1,211               $ 295
                                                 ======               =====


Other Real Estate Owned(4)                       $  259               $ 623

Other Assets Owned (5)                                0                   0

Troubled Loans as a Percentage of Loans            2.72%               0.70%

Troubled Assets as a Percentage of
 Loans and Other Real Estate Owned                 3.28%               2.14%

____________________

(1) Generally represents those loans on which management has determined that borrowers may be unable to meet contractual principal and/or interest payments. When BCB places a loan on nonaccrual status, all accrued but unpaid interest is reversed.

(2) Represents loans on which payments of interest and/or principal are contractually past due 90 days or more but are currently accruing interest at the previously negotiated rates, based on a determination that such loans are both well-secured and in the process of collection.

(3) Renegotiated loans involve transactions in which the terms or interest rates have been renegotiated because of a weakening in the financial position of the borrower.

     Interest on renegotiated loans is only recognized in current income at the renegotiated rate and then only to the extent such interest is deemed collectible.

(4) Consists of real estate acquired through foreclosure. In 1994, also includes real estate considered to be an in-substance foreclosure status. In-substance foreclosures result when the borrower has abandoned the property or has little or no equity in the underlying property and BCB can reasonably expect repayment to come only from the operation or sale of the underlying property.

(5) Consists of assets, other than real estate, acquired through repossession, forfeiture or abandonment.


     The increase in nonaccrual loans to $710 thousand at September 30, 1995 consists of a $24 thousand loan 50% guaranteed by municipal agency, a $325 thousand collateralized loan in the process of collection, and a $361 thousand collateralized loan in foreclosure. The loan in foreclosure was classified as an in-substance foreclosure and accounted for as other real estate owned at December 31, 1994, and then transferred to a non-accrual loan when the Bank adopted SFAS No. 114 on January 1, 1995.

     The balance of $217 thousand in loans past due 90 days and still accruing interest consists of two fully-collateralized loans, both of which are well-secured and in the process of collection. There was one renegotiated loan at September 30, 1995 and December 31, 1994. Principal payments of $4 thousand reduced the balance to $281 thousand at September 30, 1995. The reduction of other real estate owned from $623 thousand at December 31, 1994 to $259 thousand at September 30, 1995 relates to the transfer of an in-substance foreclosure to a non-accrual loan at January 1, 1995 per SFAS No. 114 as explained above. For a description of the adoption of SFAS No. 114, see Note 3 to BCB's unaudited June 30, 1995 Consolidated Financial Statements.


RECENT DEVELOPMENTS CONCERNING GFB

Unaudited Financial Data Concerning GFB.

     The following table sets forth selected condensed consolidated financial data concerning GFB at September 30, 1995 and December 31, 1994, and for the nine months ended September 30, 1995. Except for the condensed statement of condition data at December 31, 1994, such data was derived from unaudited consolidated financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results of unaudited periods presented have been included. The results of operations and ratios and other data presented for the nine months ended September 30, 1995 are not necessarily indicative of the results of operations for the year ending December 31, 1995.

                                            For the nine months
                                            ended September 30,
                                              1995       1994
                                           ---------   ---------
                                               (In thousands)
                                                (unaudited)

SELECTED STATEMENT OF INCOME DATA:

Total interest income                      $   8,379   $   5,069
Total interest expense                         3,223       1,767
                                           ---------   ---------
Net interest income                            5,156       3,302
Provision for possible loan losses               240         120
                                           ---------   ---------
Net interest income after provision
  for possible loan losses                     4,916       3,182
Other income                                     707         355
Other expenses                                 3,875       2,468
Income before income taxes                     1,748       1,069
Provision for income taxes                       613         377
                                           ---------   ---------
Net income                                 $   1,135   $     692

                                         At September At December
                                            30, 1995    31, 1994
                                           ---------   ---------
                                          (unaudited)
                                               (In thousands)
SELECTED STATEMENT OF CONDITION DATA:

Total assets                               $ 169,000   $ 106,682
Securities held to maturity,
  at amortized cost                           28,350      20,297
Securities available for sale,
  at fair market value                        39,779      25,403
Federal funds sold                             2,600           -
Loans (net of allowance)                      82,250      52,776
Allowance for possible loan losses             2,096       1,233
Deposits                                     146,620      89,619
Securities sold under
  agreements to repurchase                     3,050       2,700
Shareholders' equity                          11,439       8,443

     The following table sets forth selected regulatory capital ratios for GFB and the required regulatory ratios at September 30, 1995 and December 31, 1994.

                              September  December
                              30, 1995   31, 1994   Required
                              --------   --------   --------
REGULATORY CAPITAL RATIOS:

Tier I leverage ratio             7.63%      8.46%         3%
Tier I core
  capital ratio                   6.54%      8.19%         4%
Tier I risk-based
  capital ratio                  10.99%     14.78%         4%
Tier I and Tier II
  risk-based capital ratio       16.83%     22.94%         8%

Discussion of Selected Statement of Condition Data.

     The increases of $62.3 million in total assets, $29.5 million in loans (net of allowance), $57.0 million in total deposits, and $3.0 million in shareholders' equity during the nine months ended September 30, 1995, were attributable to a large extent to the April, 1995 merger of Family First Federal Savings Bank into Great Falls Bank (the "Family First Merger"). The primary components of the $3.0 million increase in shareholders' equity during such nine-month period were the approximately $2.0 million increase in shareholders' equity resulting from the Family First Merger, net income of $1.1 million, and a $212,000 decrease in the unrealized loss on securities available for sale.

     GFB's allowance for possible loan losses increased by $863,000, or 70.0%, during the nine months ending September 30, 1995, from $1,233,000 to $2,096,000. Net charge-offs of $416,000 were more than offset by the $1,039,000 addition related to the Family First Merger and provisions charged to operations in the amount of $240,000. During the nine months ended September 30, 1995, total nonperforming assets increased by 139%, from $2.3 million to $5.5 million. This $3.2 million increase was primarily due to the acquisition of approximately $5.1 million in nonperforming assets in connection with the Family First Merger in April, 1995; since the Merger approximately $1.5 million of the acquired nonperforming assets were restructured and are now performing, and approximately $400,000 were charged off. GFB also acquired approximately $1.0 million in ORE in the Family First Merger. See below, "--Analysis of the Allowance for Possible Loan Losses".

     As a result of the increase in total nonperforming loans during the first nine months of 1995, the amount of the allowance for possible loan losses at September 30, 1995 was 52.86% of nonperforming loans and 2.49% of total gross loans. On September 30, 1995, nonperforming loans were 4.70% of total gross loans, and nonperforming assets were 6.52% of total gross loans and 3.25% of total assets. In the opinion of management of GFB, the allowance for possible loan losses is adequate and the addition of the Family First loan portfolio will not have a material adverse impact on future operations. See below, "--Asset Quality of GFB".

Asset Quality of GFB

     GFB seeks to manage credit risk through diversification of its loan portfolio and the application of policies and procedures designed to foster sound underwriting and credit monitoring policies. Over the last several years management has devoted increased resources to its lending department to remediate problem assets and improve loan review procedures. The senior lending officer is charged with monitoring asset quality, establishing credit policies and procedures and seeking consistent applications of these procedures.

     GFB's lending is concentrated in its local market area. Its non-performing loans primarily were made to GFB's customers who operated in northeastern New Jersey. The degree of risk inherent in all of GFB's lending activities is influenced heavily by general economic conditions in the immediate market area. Among the factors which tend to increase or decrease portfolio risk are changes in local or regional real estate values, income levels and energy prices. These factors, coupled with levels of unemployment, tax rates, governmental actions and market conditions affecting the demand for credit among qualified borrowers, are also important determinants of the risk inherent in GFB's lending.

     General economic conditions in the State of New Jersey have improved over the past year. Interest rates have decreased, due in part to action by the Federal Reserve Board, and real estate values and employment levels are fairly stable and in some cases have shown an upward movement.

     The components of nonperforming assets are delinquent loans, nonperforming assets and renegotiated loans. Each component is discussed in greater detail below. Nonperforming assets consist of nonaccrual loans, accruing loans past due 90 days or more delinquent, and ORE. It is GFB's policy to place a loan on nonaccrual status when, in the opinion of management, the ultimate collectibility of the principal or interest on the loan becomes doubtful. As a general rule, a commercial loan or real estate loan more than 90 days past due with respect to principal or interest is classified as a nonaccrual loan. Installment loans generally are not placed on nonaccrual status but, instead, are charged off at 90 days past due, except where the loans are secured and foreclosure proceedings have commenced.

     Loans are considered renegotiated if, for economic or legal reasons, a concession has been granted to the borrower related to the borrower's financial difficulties that the creditor would not otherwise consider. GFB has renegotiated certain loans in instances where a determination was made that greater economic value will be realized under new terms than through foreclosure, liquidation, or other disposition. ORE includes both loan collateral that has been formally repossessed and collateral that is in GFB's possession and under its control without legal transfer of title.

     At the time of classification as ORE, loans are reduced to the fair value of the collateral (if less than the loan receivable) by charge-offs against the allowance for possible loan losses. ORE is carried on the books at the lower of cost or fair value, less estimated costs to sell. Subsequent valuation adjustments to the fair value of the collateral are charged or credited to current operations.

     The following table sets forth the composition of GFB's nonperforming assets and related asset quality ratios as of the dates indicated. All of such assets were domestic assets since GFB had no foreign loans.

                                         September 30,   December 31,
                                             1995           1994
                                         -------------   ------------
                                             (in thousands)
Composition of non-performing assets
  Loans past due 90 days and accruing          $1,724       $    -
  Non-accruing loans                            2,001        1,499
  Renegotiated loans                              240          241
                                               ------       ------
          Total non-performing loans            3,965        1,740
  Other real estate                             1,533          561
                                               ------       ------
          Total non-performing assets          $5,498       $2,301

Asset Quality Ratios
  Non-performing loans
    to total gross loans                         4.70%       3.21%
  Non-performing assets
    to total gross loans                         6.52%       4.24%
  Non-performing assets
    to total assets                              3.25%       2.16%
  Allowance for possible loan losses
    to non-performing loans                     52.86%      70.86%
  Allowance for possible loan losses
    to gross loans                               2.49%       2.28%

     During the nine months ended September 30, 1995, gross interest income of $260,000 would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current throughout the period. No interest was recognized on such loans during such period. GFB had no restructured loans during this period.

     All amounts in renegotiated loans predate the Family First Merger and such loans were essentially unchanged during the nine-month period from December 31, 1994 to September 30, 1995. The $1,724,000 increase in loans past due 90 days and accruing, the $502,000 increase in non-accruing loans, and the increase in ORE during this period from $561,000 to $1,533,000, were all primarily attributable to the Family First Merger.

Impaired Loans

     GFB adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, as of January 1, 1995. SFAS No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loans' original effective interest rate. As a practical expedient, impairment may be measured based on the loans' observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. This statement is not applicable to large groups of smaller homogeneous loans, such as residential mortgage loans, credit card loans and consumer loans, which are collectively evaluated for impairment.

     GFB had previously measured the allowance for credit losses using methods similar to those prescribed in SFAS No. 114. As a result of adopting SFAS No. 114 and SFAS No. 118, no additional allowance for possible loan losses was required as of January 1, 1995.

     A loan is considered impaired when it is probable that the bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. These loans consist primarily of non-accrual loans but may include performing loans to the extent that situations arise which would reduce the probability of collection in accordance with contractual terms. As of September 30, 1995 GFB's recorded investment in impaired loans and the related valuation allowance calculated under SFAS No. 114 are as follows:


                                     Recorded   Valuation
                                    Investment  Allowance
                                    ----------  ---------
                                         (in thousands)
Impaired loans -
 Valuation allowance required           $2,100       $516
 No valuation allowance required           429          -
                                        ------       ----
 Total impaired loans                   $2,529       $516

     This valuation allowance is included in the allowance for possible loan losses on GFB's statement of condition.

     The average recorded investment in impaired loans for the nine-month period ended September 30, 1995 was $2.5 million.

     Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful in which event payments received are recorded as reductions of principal. GFB recognized interest income on impaired loans of $31,000 for the period ended September 30, 1995.


Analysis of the Allowance For Possible Loan Losses

     The allowance for possible loan losses is determined by management based upon its evaluation of the known, as well as the inherent, risks within GFB's loan portfolio, and is maintained at a level considered adequate to provide for potential loan losses. The allowance for possible loan losses is increased by provisions charged to expense and recoveries of prior charge-offs, and is reduced by charge-offs. In establishing the allowance for possible loan losses, management considers, among other factors, previous loss experience, the performance of individual loans in relation to contract terms, the size of particular loans, the risk characteristics of the loan portfolio generally, the current status and credit standing of borrowers, management's judgment as to prevailing and anticipated real estate values, other economic conditions in GFB's market, and other factors affecting credit quality. Management believes the allowance for possible loan losses at September 30, 1995 of $2,096,000, or 52.86% of nonperforming loans, was adequate.

     GFB's management continues to actively monitor GFB's asset quality and to charge off loans against the allowance for possible loan losses as it deems appropriate. Although management believes it uses the best information available to make determinations with respect to the allowance for possible loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used in making the initial determinations.

     At September 30, 1995, the allowance for possible loan losses was $2,096,000 as compared to $1,233,000 at December 31, 1994. The following table represents transactions affecting the allowance for possible loan losses during the nine-month period ended September 30, 1995.


                                                     (in thousands)
Balance at beginning of period, December 31, 1994        $1,233
Charge-offs:
     Commercial, financial and agricultural                 297
     Real estate--mortgage                                  174
     Installment loans to individuals                        19
                                                         ------
           Total loans charged off                          490
                                                         ------
Recoveries:
     Commercial, financial and agricultural                  72
     Real estate--mortgage                                    0
     Installment loans to individuals                         2
                                                         ------
           Total recoveries                                  74
                                                         ------

Net charge-offs                                             416
                                                         ------

Increase in the allowance (1)                             1,039
Provision charged to operations
   during the nine-month period                             240
                                                         ------

Balance at end of period, September 30, 1995             $2,096
                                                         ======

Ratio of net charge-offs during the
nine-month period to average loans
outstanding during that period                            0.57%

-------------------

(1) The $1,039,000 increase in the allowance for possible loan losses is directly related to the Family First Merger. This amount was the amount of the allowance of possible loan losses on Family First's books which was transferred to GFB's books upon consummation of the Family First Merger.


Allocation of the Allowance for Possible Loan Losses

     The following table sets forth the allocation of the allowance for possible loan losses by loan category amounts (dollars in thousands), the percent of loans in each category to total loans in the allowance, and the percent of loans in each category to total loans, at September 30, 1995.

Balance at September 30, 1995
applicable to:                                              Percent of
                                                           loans in each
                                              Percent of    category to
                                   Amount     Allowance     total loans
                                  -------     ----------   --------------
Commercial, financial
 and agricultural                  $  894         43%            35%
Real estate--mortgage                 398         19%            48%
Installment loans
 to individuals                       143          7%            17%
Unallocated                           661         31%            n.a.
                                   ------        ----           ----
 Total                             $2,096        100%           100%
                                   ======        ====           ====

     Management has determined from continued evaluation of the various elements of the loan portfolio, previous charge-off experience, collateral evaluation and borrower's credit histories, that different risks are associated with each loan category. Accordingly, management has assigned general reserve percentages within each loan category, in addition to specific reserves allocated to individual loans within each category.


Discussion of Selected Statement of Income Data.

     GFB's net income was $1,135,000 for the nine months ended September 30, 1995, an increase of $443,000 or 64.0% over the first nine months of 1994.

     The $3.3 million increase in total interest income during the nine months ended September 30, 1995 relative to the comparable period in 1994 was attributable primarily to the increase in income-yielding assets resulting from the Family First Merger. The $352,000 increase in other income, from $355,000 in the first three quarters of 1994 to $707,000 for the comparable period in 1995, also contributed to the increase in net income. This increase in other income was attributable primarily to the Family First Merger, coupled with gain on the sale of securities, including primarily a one-time capital gain of approximately $140,000 realized from a sale of equity securities available for sale during the second quarter.

     The $1.5 million increase in total interest expense during the first nine months of 1995 relative to the first nine months of 1994 resulted primarily from the increase in deposits resulting from the Family First Merger. The $1.4 million increase in other expenses during the first nine months of 1995 compared to the comparable period in 1994 was mainly attributable to increases of $687,000 in other operating expenses, $464,000 in salaries and employee benefits, and $203,000 in occupancy and equipment expense, which were mainly attributable to the Family First Merger, as well as increases generally resulting from GFB's continued growth.

     The provision for possible loan losses for the nine months ended September 30, 1995 was $240,000 compared to $120,000 during the first nine months of the prior year. Management increased the provision primarily as a result of the increase in its loan portfolio resulting from the Family First Merger.

     GFB's net income for the three months ended September 30, 1995 was $378,000 compared to $264,000 for the third quarter of 1994. Net interest income for the third quarter of 1995 was $1,992,000 compared to $1,219,000 during the third quarter of the prior year. This increase was due to the Family First Merger, which resulted in an increase in earning assets, coupled with an increase in rate-related liabilities. Total other expenses increased during the third quarter of 1995 compared to the third quarter of 1994 by $669,000, from $837,000 to $1,506,000. This increase is primarily due to the Family First Merger which resulted in increased personnel expenses, occupancy and equipment expenses and other operating expenses. Other income increased from $100,000 to $215,000 during the third quarter of 1995 compared to the three months ended September 30, 1994. The provision for possible loan losses for the third quarter of 1995 increased by $30,000, to $90,000, compared to the $60,000 provision for the third quarter of 1994.

     Management is aware of certain specific factors which should have a favorable impact on GFB's results of operations during the coming year. Most importantly, amortization of intangible assets related to the original acquisition of Great Falls Bank's main office in 1986 (which includes core deposits and goodwill) will be substantially completed by the end of 1995. Such amortization is being expensed at the rate of approximately $110,000 per year for a 10-year period. In addition, certain post-acquisition payroll expenses related to the Family First Merger, which contributed approximately $60,000 to employee expense during the second and third quarters of 1995, will not be incurred after October, 1995. On the other hand, as noted above, GFB realized a one-time capital gain of $140,000 from the sale of securities during the second quarter of 1995. Also, GFB is now amortizing goodwill related to the Family First Merger at the rate of $108,000 annually.

     Although future movement of interest rates cannot be predicted with certainty, the interest rate sensitivity of GFB's assets and liabilities are such that a decline in interest rates during the next few months would have a favorable impact on GFB's results of operations. However, because overall future performance is dependent on many other factors, past performance is not necessarily an indication of future results and there can be no guarantee regarding future overall results of operations.

                             INTRODUCTORY STATEMENT


     All information contained in this Joint Proxy Statement/Prospectus with respect to BCB was supplied by BCB for inclusion herein. All information contained herein with respect to GFB and Great Falls Bank was supplied by GFB. As used in this Joint Proxy Statement/Prospectus, the term "GFB" means GFB and its subsidiaries, unless the context otherwise requires. The common stock of GFB and the common stock of BCB, respectively, are referred to herein as the "GFB Common Stock" and the "BCB Common Stock."

     This Joint Proxy Statement/Prospectus does not cover any resales of shares of GFB Common Stock to be received by shareholders of BCB upon consummation of the transactions described herein. No person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resales, although such shares may be traded freely and without use of this Joint Proxy Statement/Prospectus by those shareholders of BCB who are not deemed to be affiliates of BCB or GFB.

PURPOSE OF THE MEETINGS

     At the Meetings, the shareholders of BCB and GFB will consider and vote upon a proposal to approve an Acquisition Agreement and a Plan of Acquisition (collectively, the "Agreement"), each dated August 16, 1995, between BCB and GFB pursuant to which GFB will acquire all of the outstanding BCB Common Stock (the "Acquisition") on the terms and subject to the conditions set forth in the Agreement. A copy of the Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The Agreement provides for the exchange of 1.7 shares of GFB Common Stock for each share of BCB Common Stock outstanding at the Effective Time, other than fractional shares and shares as to which appraisal rights have been validly perfected. See "THE PROPOSED ACQUISITION".

     THE RESPECTIVE BOARDS OF DIRECTORS OF BCB AND GFB BOTH UNANIMOUSLY RECOMMEND TO THE SHAREHOLDERS OF BCB AND GFB, RESPECTIVELY, THAT THEY VOTE IN FAVOR OF THE ACQUISITION.

VOTES REQUIRED; SHARES ENTITLED TO VOTE

BCB. Only holders of record of BCB Common Stock at the close of business on November 7, 1995 (the "BCB Record Date") are entitled to notice of and to vote at the BCB Meeting. The number of shares of BCB Common Stock issued, outstanding and entitled to vote at the close of business on the BCB Record Date was 369,733. Each share of BCB Common Stock is entitled to one vote on each matter to come before the BCB Meeting. The Acquisition must be approved by the affirmative vote at the BCB Meeting, either in person or by proxy, of the holders of at least 2/3 of the issued and outstanding shares of BCB Common Stock.

GFB. Only holders of record of GFB Common Stock at the close of business on November 8, 1995 (the "GFB Record Date") are entitled to notice of and to vote at the GFB Meeting. The number of shares of GFB Common Stock issued, outstanding and entitled to vote at the close of business on the GFB Record Date was 1,069,750. Each share of GFB Common Stock is entitled to one vote on each matter to come before the GFB Meeting. The Acquisition must be approved by the affirmative vote at the GFB Meeting, either in person or by proxy, of the holders of a majority of the votes cast by holders of GFB Common Stock present at the GFB meeting in person or by proxy.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

     The enclosed proxy is designed to permit each shareholder of record of BCB and GFB to vote on all matters to come before their respective Meetings. This proxy is solicited by the Board of Directors of BCB with respect to the BCB Meeting and by the Board of Directors of GFB with respect to the GFB Meeting. Any proxy may be revoked at any time before its exercise by giving written notice of revocation to C. Mark Campbell, President, at the main office of the BCB at Two Sears Drive, Paramus, New Jersey 07652 with respect to the BCB Meeting, and George E. Irwin at the offices of GFB, 55 Union Boulevard, P.O. Box 269, Totowa, New Jersey 07511 with respect to the GFB Meeting. A subsequently dated and duly executed proxy will, if properly presented, revoke a prior proxy. Any shareholder entitled to vote who has previously executed a proxy may attend his respective Meeting and vote in person, provided he has filed a written notice of revocation of such proxy with the Secretary of the Meeting prior to the voting of such proxy. Where a shareholder specifies a choice on the form of proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made, the shares will be voted in favor of the Acquisition.

     Broker non-votes and abstentions at both the GFB Meeting and the BCB Meeting will be treated as present for purposes of determining whether a quorum exists at the respective Meetings. Because the Acquisition must be approved by 2/3 of the issued and outstanding shares of BCB Common Stock, broker non-votes and abstentions at the BCB Meeting will have the same effect as votes against the Acquisition. Broker non-votes and abstentions at the GFB Meeting will not be counted in either the numerator or the denominator to determine whether a majority of the votes cast at the GFB Meeting are in favor of or in opposition to approval of the Acquisition.

     The costs of soliciting proxies for the Meetings will be borne by BCB with respect to the BCB Meeting and by GFB with respect to the GFB Meeting, except that filing, registration and printing fees in connection with this Joint Proxy Statement/ Prospectus will be paid by GFB. In addition to the use of the mails, proxies may be solicited personally, by telephone and telegram, and by directors, officers and employees acting without additional compensation. Arrangements may also be made with brokers, dealers, nominees and other custodians for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and such persons may be reimbursed for reasonable out-of-pocket expenses.



                            THE PROPOSED ACQUISITION

GENERAL DESCRIPTION

     The Agreement is attached as Appendix A to this Joint Proxy
Statement/Prospectus. This Joint Proxy Statement/ Prospectus contains a description of the material features of the Agreement. Descriptions of the Acquisition and the Agreement are qualified in their entirety by reference to the Agreement.

     The Acquisition is to become effective at 11:59 P.M. on the last day of the calendar month during which the Agreement, as approved by the shareholders of BCB and GFB, respectively, is filed with the Department of Banking of the State of New Jersey. The parties anticipate that the Effective Time will occur on December 31, 1995.

     In connection with the Acquisition, BCB has retained Capital Consultants to provide an opinion to the effect that the consideration to be received by shareholders of BCB is fair to them, from a financial point of view. Capital Consultants has rendered such an opinion, which is attached as Exhibit B to this Joint Proxy Statement/Prospectus. See "-- Opinion of BCB's Financial Advisor". Pursuant to the terms of the Agreement, it is a condition of the obligations of BCB and GFB to consummate the Acquisition that Capital Consultants confirm its opinion as of the Closing Date.

CONSIDERATION

     The Agreement provides that, on the Effective Time, GFB will acquire all of the outstanding shares of BCB Common Stock and the shareholders of BCB will have each of their shares of BCB Common Stock (other than fractional shares and shares as to which appraisal rights have been validly perfected) converted into
1.7 shares (the "Exchange Rate") of newly issued GFB Common Stock. In addition, GFB will assume all outstanding stock options granted to employees of BCB and such options shall be converted into the right to purchase shares of GFB Common Stock. Each option will entitle the holder thereof to purchase a number of shares of GFB Common Stock equal to the number of shares of BCB Common Stock covered by such option times the Exchange Rate. As of September 1, 1995, one officer of BCB held options to purchase 1,464 shares of BCB Common Stock.

     No holder of BCB Common Stock will be entitled to receive any fractional shares of GFB Common Stock, but instead will be entitled to receive (without interest) a cash payment in the amount of the value of such fractional share interest, based on the average of the final bid prices for shares of GFB Common Stock on each of the ten business days preceding the Effective Time. All shares of GFB Common Stock that individual shareholders of BCB are entitled to receive in the exchange for shares of BCB Common Stock held will be aggregated to constitute as many whole shares of GFB Common Stock as possible before determining the amount of a cash payment for fractional shares.

     Following the Effective Time, the Board of Directors of GFB is to be expanded from seven to ten members, and Anthony M. Bruno, Jr., C. Mark Campbell and Charles J. Volpe are to be elected to fill the vacancies. Messrs. Bruno, Campbell and Volpe are members of the Board of Directors of BCB. It is anticipated that Mr. Bruno will also be elected Vice Chairman of GFB.

BACKGROUND OF THE ACQUISITION; MATERIAL CONTACTS BETWEEN GFB AND BCB

     Beginning in early 1991, BCB and GFB engaged in discussions regarding a possible business combination. During September 1991, BCB and GFB entered into an Acquisition Agreement (the "1991 Acquisition Agreement") which provided for GFB to acquire all of the outstanding stock of BCB in exchange for shares of GFB Common Stock based upon the relative book values per share of GFB and BCB, respectively, subject in each case to certain adjustments. The 1991 Acquisition Agreement was terminated by joint agreement of the parties, and an Agreement of Merger (the "1992 Merger Agreement") was entered into among BCB, GFB and Great Falls Bank in January 1992. The 1992 Merger Agreement provided for BCB to be merged into Great Falls Bank, and for BCB shares to be converted into GFB shares based upon the same exchange formula as was specified in the 1991 Acquisition Agreement. The structure of the 1991 Acquisition Agreement was changed to reflect the parties' view of what the various bank regulatory agencies having jurisdiction over the transaction would find more acceptable at the time. The 1992 Merger Agreement was terminated during July, 1992 by joint agreement of the parties.

     GFB and BCB again began discussions in early 1995 regarding a business combination. Those talks resulted in the execution of the Agreement and the proposal for the Acquisition. The consideration to be received by the shareholders of BCB in the Acquisition was determined in negotiations between members of management of BCB and GFB.

     The following relationships exist among affiliates of GFB and BCB: John Soldoveri, the Chairman and Chief Executive Officer of GFB and a principal shareholder of both GFB and BCB, is the uncle of Anthony M. Bruno, Jr., the Chairman of BCB. C. Mark Campbell, President of BCB, is Mr. Bruno's brother-in-law. Mr. Bruno and David M. Corry, a director of Great Falls Bank, are both partners in the certified public accounting firm Bruno, DiBello & Co., LLC.


REASONS FOR THE ACQUISITION

BCB

     The Board of Directors of BCB has approved the Acquisition, believes it to be in the best interests of the shareholders of BCB and unanimously recommends that BCB shareholders vote "FOR" the Acquisition.

     In making this recommendation to BCB shareholders, the Board of Directors of BCB considered remaining independent as the primary alternative to the Acquisition. In reaching its decision, the Board primarily considered information concerning the financial structures, results of operations and prospects of BCB and GFB, the long-term outlook for both organizations in a rapidly changing banking and financial services industry and the financial terms of certain other recent business combinations in the New Jersey banking industry. The Board considered the trend of consolidation of financial institutions in the New Jersey marketplace, as well as the cost savings which will be available to BCB after the Acquisition through the consolidation of certain back office functions of BCB and Great Falls Bank. The Board also believed that maintaining BCB as a stand-alone institution would ensure that BCB's customers and the communities served by BCB would continue to receive the high quality service they had come to expect. The Board determined that although BCB could remain as a viable independent institution, joining with GFB through the Acquisition will provide a greater long-term return to BCB shareholders than would remaining as an independent institution, while ensuring that BCB's customers continue to be served in the manner they had come to expect.

GFB

     In making its recommendation to GFB shareholders, the Board of Directors of GFB primarily considered information concerning the financial condition, results of operations and prospects of GFB and BCB and the financial terms of certain other recent business combinations involving New Jersey banks. The GFB Board of
Directors determined that GFB shareholders are likely to benefit from anticipated savings as a result of combining certain administrative, office and computer operations of BCB, GFB and Great Falls Bank. The GFB Board also determined that the Acquisition may benefit GFB shareholders by increasing the public float for shares of GFB stock and thereby increasing the liquidity of GFB Common Stock.

INTERESTS OF MANAGEMENT IN THE ACQUISITION

     The Agreement provides that, within ten days after the effective date of the Acquisition, the Board of Directors of GFB, consistent with their fiduciary duties, will appoint the following three members of BCB's Board of Directors to the GFB Board of Directors: Anthony M. Bruno, C. Mark Campbell and Charles J. Volpe. If any of Messrs. Bruno, Campbell or Volpe is unable to take office, the Board of Directors of BCB will designate a substitute acceptable to GFB. Following such appointments, the GFB Board shall consist of ten Directors. It is anticipated that Mr. Bruno will also be elected Vice Chairman of GFB following the effective date of the Acquisition.

     As of September 1, 1995, members of the Board of Directors of BCB beneficially owned in the aggregate 98,434 shares of BCB Common Stock, or
approximately 26.62% of the issued and outstanding BCB Common Stock.   As of
August 31, 1995, members of the Board of Directors of GFB beneficially owned in the aggregate 331,257 shares of GFB Common Stock, or 30.97% of the issued and outstanding shares of GFB Common Stock. In addition, four members of the Board of Directors of GFB and/or its subsidiary, Great Falls Bank, beneficially own approximately 6.15% of the outstanding Stock of BCB and four members of the Board of Directors of BCB beneficially own approximately 1.53% of the outstanding stock of GFB. The members of the Board of Directors of BCB who own GFB Common Stock, as well as the members of the Board of Directors of GFB who own BCB Common Stock, have indicated their intention to vote in favor of the Acquisition.

     As of September 1, 1995, C. Mark Campbell, President of BCB, held options to purchase 1,464 shares of BCB Common Stock. The Agreement provides that GFB will assume the rights and obligations of BCB under these stock options and convert such options into the right to purchase a number of shares of GFB Common Stock determined by multiplying the number of shares covered by such options by the Exchange Rate and rounded to the nearest whole share of GFB Common Stock.

OPINION OF BCB'S FINANCIAL ADVISOR

     On August 10, 1995, the BCB Board retained Capital Consultants to act as BCB's financial advisor and to render its opinion with respect to the fairness, from a financial point of view, to the shareholders of BCB of the consideration to be received in a potential merger or other acquisition.

     Capital Consultants is regularly engaged in the valuation of banks, bank holding companies, thrifts, and thrift holding companies in connection with mergers, acquisitions and other securities transactions. Capital Consultants has knowledge of, and experience with, the New Jersey banking and thrift market and financial organizations operating in that market and was selected by BCB because of its knowledge of, experience with, and reputation in the financial services industry. Capital Consultants is not a market maker in either GFB Common Stock or BCB Common Stock.

     As of the date of this Joint Proxy Statement/Prospectus, Capital Consultants delivered to the BCB Board of Directors its opinion that, based on and subject to various items set forth in its written opinion, the consideration to be received by BCB's shareholders pursuant to the Agreement is fair from a financial point of view to BCB's shareholders. In requesting Capital Consultants' advice and opinion, BCB's Board did not impose any limitations upon Capital Consultants with respect to the investigations made or procedures followed by it in rendering its opinion.

     The full text of the written opinion of Capital Consultants, which sets forth assumptions made and matters considered, is attached as Appendix B to this Joint Proxy Statement/Prospectus. BCB shareholders are urged to read this opinion in its entirety. Capital Consultants' opinion is directed only to the financial terms of the Acquisition and does not constitute a recommendation to any BCB shareholder as to how such shareholder should vote at the BCB Meeting. The summary information regarding Capital Consultants' opinion and the procedures followed in rendering such opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, Capital Consultants reviewed and analyzed, among other things: (i) the Agreement; (ii) the GFB Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus is a part; (iii) publicly available information relating to GFB and BCB including, for GFB, annual reports to shareholders and Annual Reports on Form 10-K or 10-KSB filed with the SEC for the years ended December 31, 1992 through 1994, the Consolidated Statements of Financial Condition as of December 31, 1994, 1993 and 1992, and the related Consolidated Statements of Income, Changes in Shareholders Equity and Cash Flows for the three-year period ended December 31, 1994 included therein, and the quarterly reports to shareholders and Quarterly Reports on Form 10-QSB filed with the SEC for the periods ended March 31 and June 30, 1995, and for BCB, annual reports to shareholders for the years ended December 31, 1992 through 1994, Consolidated Statements of Financial Condition as of December 31, 1994, 1993, and 1992 and related Consolidated Statements of Income, Changes in Stockholders Equity and Cash Flows for the three-year period ended December 31, 1994, together with the Reports of Independent Public Accountants and quarterly Consolidated Reports of Condition and Income as filed with the Federal Deposit Insurance Corporation ("FDIC") for the periods ended March 31 and June 30, 1995;
(iv) certain historical operating and financial information provided to Capital Consultants by the managements of BCB and GFB; (v) historical and current market data for the BCB Common Stock and the GFB Common Stock; (vi) the publicly available financial data and stock market performance data of publicly traded banking and thrift institutions which Capital Consultants deemed generally comparable to BCB and GFB; (vii) the nature and terms of recent acquisitions and merger transactions involving banking institutions and bank and thrift holding companies that Capital Consultants considered reasonably similar to BCB and GFB in financial character, operating character, historical performance, geographic market and economy; and (viii) such other studies, analyses, inquiries and reports as Capital Consultants deemed appropriate. In addition, Capital Consultants conducted meetings with members of senior managements of BCB and GFB for purposes of reviewing the future prospects of BCB and GFB. Capital Consultants evaluated the pro forma ownership of GFB Common Stock by BCB's shareholders, relative to the pro forma contribution of BCB's assets, deposits, equity and earnings to the pro forma resulting company in the Acquisition. Capital Consultants also took into account its experience in other transactions, as well as its knowledge of the banking and thrift industries and its experience in securities valuations.

     In rendering its opinion, Capital Consultants assumed, without independent verification, the accuracy, completeness and fairness of the financial and other information and representations provided to it by BCB and GFB or publicly available. Capital Consultants did not conduct a physical inspection of any of the properties or assets of BCB or GFB and has not made any independent evaluations or appraisal of any properties, assets or liabilities of BCB or GFB. Capital Consultants has assumed and relied upon the accuracy and completeness of the publicly available financial and other information provided to it, has relied upon the representations and warranties of BCB and GFB made pursuant to the Agreement, and has not independently attempted to verify any of such information.

     In rendering its opinion, Capital Consultants assumed that in the course of obtaining the necessary regulatory approvals for the Acquisition, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Acquisition on a pro forma basis to BCB.

     In arriving at its opinion, Capital Consultants performed a variety of financial analyses. Capital Consultants believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Capital Consultants' opinion. The preparation of an opinion with respect to fairness, from a financial point of view, of the consideration to be received by shareholders is a complex process involving complex considerations and judgments and is not necessarily susceptible to partial analyses and summary description.

     In its analyses, Capital Consultants made numerous assumptions with respect to BCB's and GFB's industry performance, business and economic conditions and other matters, many of which are beyond the control of BCB and/or GFB. Any estimates reflected in Capital Consultants' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

ESTIMATES OF VALUES OF COMPANIES DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE PRICES AT WHICH COMPANIES OR THEIR SECURITIES MAY ACTUALLY BE SOLD.

     In connection with its opinion, Capital Consultants performed various analyses with respect to BCB and GFB. The following is a brief summary of such analyses, certain of which were presented to the BCB Board by Capital Consultants.

Valuation Analysis

     Using a valuation analysis, Capital Consultants estimated the present value of theoretical values of BCB based on a range of price-to-earnings ("P/E") multiples between 14.0x and 15.0x and a range of discount rates between 6% and 8%. The range of values was based on a range of estimated earnings for the next three years assuming annual earnings growth rates between 5% and 8%. The results of this analysis indicated a range of theoretical values for BCB between $18.56 per share (5% earnings growth rate; P/E of 14.0x; 8% discount rate) and $22.81 per share (8% earnings growth rate; P/E of 15.0x; 6% discount rate). Capital Consultants prepared a net present value analysis that indicated theoretical values for BCB based on range of terminal book value multiples between 1.5x and 1.75x and a range of discount rates between 6% and 8%. Capital Consultants determined the range of terminal multiples of selected comparable companies. Such comparable companies are referred to in the Comparable Company Analysis and Transaction Analysis set forth below. The terminal values were discounted to present value using discount rates which reflect assumptions regarding the required rates of return of the current and prospective shareholders of BCB Common Stock in present economic times. The range of present values per share of BCB resulting from the above-referenced assumptions was $26.62 to $33.10.

Comparable Company Analysis

     Capital Consultants compared the operating performance of BCB to publicly traded commercial banks that Capital Consultants deemed to be similar to BCB. The group consists of twenty-two publicly traded New Jersey based commercial banks with total assets of between $65 million and $330 million. Capital Consultants compared BCB with these institutions based on selected operating fundamentals, including capital adequacy, profitability and asset quality.
Using pricing data as of September 1, 1995, the median price to stated book value was 119% for the comparable commercial banks. The median equity to assets ratio was 8.95% for the group of comparable commercial banks and 10.58% for BCB. The median return on average assets for the twelve months ending December 31, 1994 was 0.98% for the comparable group of commercial banks and 0.88% for BCB. The median return on average equity for the twelve months ending December 31, 1994 was 11.45% for the comparable group of commercial banks and 8.25% for BCB.

     Finally, Capital Consultants compared the market price, market-to-book value and price-to-earnings multiples of GFB Common Stock with individual market multiples and medians of nineteen publicly traded New Jersey based banks and bank holding companies having total assets between $62 million and $15.5 billion. The analysis also compared returns on average assets and average equity of GFB to those of selected financial institutions and the medians of the comparable group. The analysis indicated that the GFB common stock traded in August 1995 at a price-to-earnings multiple of 11.3 times trailing twelve months earnings for the period ended June 30, 1995 as compared to a comparative group median of 12.4 times trailing twelve months earnings for the period ending June 30, 1995. While the GFB Common Stock traded at a price-to-book value of 161%, the comparative group median was 164%. GFB's financial performance, as measured by returns on average assets and average equity, was 1.14% and 16.43%, respectively, as compared to the median of the selected comparable financial institutions which was 0.94% and 13.96%, respectively. The Capital Consultants analyses also include summary income statement and balance sheet data and selected ratio analyses for GFB and various other potential acquirers of BCB.

Contribution Analysis

     Capital Consultants prepared a contribution analysis showing the percentage of assets, deposits, net common equity and 1995 net income BCB would contribute to the combined company on a pro forma basis, and compared these percentages to the pro forma ownership after the Acquisition. This analysis showed that BCB would contribute 30.2% of pro forma consolidated total assets, 30.8% of pro forma consolidated deposits, 37.7% of pro forma consolidated shareholders equity and 25.9% of pro forma consolidated net income for 1995, while BCB shareholders would hold 34.8% of the pro forma ownership of GFB.

Impact Analysis

     Capital Consultants analyzed the financial implications of the Acquisition on GFB's earnings per common share and book value per common share. This analysis was based on June 30, 1995 financial data for GFB and BCB and indicated that the acquisition of BCB by GFB would be (on a pro forma basis for the six months ended June 30, 1995, assuming the acquisition was effective as of January 1, 1995) approximately 14.3% dilutive to the earnings per share of GFB Common Stock and approximately 8.41% accretive to tangible book value per share of GFB Common Stock on a fully diluted basis.

Comparable Transaction Analysis

     Capital Consultants performed an analysis of prices and premiums offered in recently announced commercial bank and bank holding company transactions in the region. Multiples of earnings and fully diluted book value implied by the consideration to be received by BCB's shareholders in the Acquisition were compared with multiples offered in such regional transactions, which included pending and completed acquisitions announced between January 1, 1994 and August 15, 1995. The median offer price to book value for this regional group of comparable transactions was 165%. The equivalent offer price to book value for BCB was 147% based on the assumed GFB offer price of $26.78 for each outstanding share of BCB Common Stock and BCB's book value as of June 30, 1995. Capital Consultants also reviewed the core capital ratio to total assets of the comparative group and non-performing assets as a percentage of total assets and in both analyses, BCB was equal to the median of the comparative group.

     It is important to note that while Capital Consultants took into account the values shown in the comparables used in connection with the rendering of its opinion, no company or transaction used in these analyses was identical to BCB or the Acquisition. Accordingly, an analysis of the results in the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, the timing of the transactions and prospective buyer interest, the earnings trends and prospects for the future, as well as other factors that could affect the public trading values of the companies included in the comparisons.

     For Capital Consultants' services in connection with the Acquisition, BCB has agreed to pay Capital Consultants a fee of approximately $17,500 plus reimbursement for reasonable out-of-pocket expenses. BCB has also agreed to indemnify Capital Consultants against certain liabilities, including liabilities under the federal securities laws. BCB paid Capital Consultants $7,500 at the time the Agreement was signed and paid an additional $10,000 on the mailing of this Joint Proxy Statement/Prospectus. The amount of Capital Consultants' fee was determined by negotiation between BCB and Capital Consultants.

RESALE CONSIDERATIONS WITH RESPECT TO GFB COMMON STOCK

     The shares of GFB Common Stock that will be issued if the Acquisition is completed have been registered under the Securities Act and will be freely transferable, except for shares received by persons, including directors and executive officers of BCB, who may be deemed to be "affiliates" of BCB under Rule 145 promulgated under the Securities Act or who may be deemed to be "affiliates" of GFB. An "affiliate" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10% stockholders are presumed by the Commission to control the issuer. Other persons, such as executive officers of significant subsidiaries of an issuer, may also be "affiliates" of the issuer. Affiliates of BCB or GFB may not sell their shares of GFB Common Stock acquired pursuant to the Acquisition, except pursuant to an effective registration statement under the Securities Act covering GFB Common Stock or in compliance with Rule 145, Rule 144 or another applicable exemption from the registration requirements of the Securities Act.

CONDITIONS TO THE ACQUISITION

     Consummation of the Acquisition is conditioned on, among other things, satisfaction or waiver by both BCB and GFB of the following conditions: (i) approval by the affirmative vote of at least 2/3 of the issued and outstanding shares of BCB Common Stock and a majority of the GFB Common Stock present in person or by proxy at the GFB Meeting; (ii) the receipt of all consents, approvals and authorizations of any federal or state governmental authority and expiration of all required waiting periods necessary for the completion of the Acquisition; and (iii) receipt of an opinion of Arthur Andersen LLP that the Acquisition will qualify for pooling of interests accounting treatment. In addition, Williams Caliri Miller & Otley, counsel to GFB, must as of the Closing Date reaffirm its opinion to the effect that the exchange of shares contemplated by the Agreement will be a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code (the "Code"). See "THE PROPOSED ACQUISITION-- Federal Income Tax Consequences".

     Completion of the Acquisition is further conditioned on (i) the continued accuracy in all material respects of the representations and warranties of BCB and GFB, respectively, contained in the Agreement; (ii) the performance by BCB or GFB, as the case may be, in all material respects, of all obligations under the Agreement; (iii) the absence of any order, proceeding, inquiry or litigation that would restrain or prohibit the completion of the Acquisition or which challenges the validity thereof; and (iv) confirmation as of the Effective Time by Capital Consultants of its Fairness Opinion. See "THE PROPOSED ACQUISITION-- Opinion of BCB's Financial Advisor".

FAILURE TO COMPLY WITH ACCOUNTING RULES RELATING TO POOLING OF INTERESTS

     The rules governing the qualification for pooling of interest transactions ("Accounting Rules") require, among other things, that "substantially all" of the voting common stock of an acquired company be exchanged for voting stock of the acquiring company. "Substantially all" means 90% or more of such voting stock. This requirement would not be met if the holders of more than 10% of BCB Common Stock properly exercise and perfect their appraisal rights. See "-- Appraisal Rights--BCB Shareholders". This requirement would also not be met if a combination of holders of BCB Common Stock and GFB Common Stock, or holders of GFB Common Stock alone (see "--Appraisal Rights--GFB Shareholders)", having a value which exceeds 10% of the value of BCB Common Stock exercise their respective appraisal rights.

OPERATIONS AFTER THE ACQUISITION

     On the Effective Time, as a result of the Acquisition, BCB will become a wholly-owned subsidiary of GFB. Upon the consummation of the Acquisition, the current directors and officers of BCB will continue to serve in their current capacities, subject to GFB's right as the sole shareholder of BCB to remove and/or replace any or all of the directors and officers of BCB thereafter. Within ten days after the Effective Time of the Acquisition, the Board of Directors of GFB, consistent with its fiduciary duty, will appoint the following three members of the Board of Directors of BCB to the Board of Directors of GFB:
Anthony M. Bruno, Jr., C. Mark Campbell and Charles J. Volpe. Following such appointments, the GFB Board will consist of ten directors. The seven remaining members of the Board will be M.A. Bramante, Robert J. Conklin, William T. Ferguson, George E. Irwin, Joseph A. Lobosco, John L. Soldoveri and Alfred R. Urbano, the current members of the GFB Board of Directors. It is anticipated that Mr. Bruno will also be elected Vice Chairman of GFB after the Effective Time. See "MANAGEMENT OF GFB".

REGULATORY MATTERS

     The Department approved the Agreement on November 8, 1995.   On October
4, 1995, GFB filed an application with the FRB for approval of the Acquisition. The approval of the FRB is required in order for the Acquisition to be consummated. While both GFB and BCB anticipate receiving the required approval, there can be no assurance that the approval will be granted, or that it will be granted on a timely basis and without conditions that GFB or BCB find unacceptable.

APPRAISAL RIGHTS

                                BCB Shareholders

     Under the New Jersey Banking Act of 1948, as amended (the "Banking Act"), shareholders of BCB may dissent from the Acquisition and be paid the fair value of their shares if they comply with the applicable provisions of the Banking Act. A shareholder may not dissent as to less than all of the shares owned beneficially by him. Shareholders contemplating the exercise of their appraisal rights should review the procedures set forth in Sections 360 through 369 of the Banking Act, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix C. The following is a summary of the steps which must be taken for the exercise of BCB dissenters' rights and is qualified in its entirety by reference to the attached sections of the Banking Act.

Notice of Dissent

     To be eligible to exercise his right of dissent, a shareholder must file with BCB a written notice of dissent, stating that he intends to demand payment for his shares if the Acquisition becomes effective. The notice of dissent must be filed before the vote of the BCB shareholders on the Acquisition is taken. A
         ------
shareholder who votes in favor of the Acquisition waives his right to dissent. The notice of dissent should be delivered to Bergen Commercial Bank, Two Sears Drive, Paramus, New Jersey 07653-1129, Attn: C. Mark Campbell, President.

Written Demand

     If the Acquisition is approved by the necessary vote of BCB shareholders, BCB within 10 days of the approval will notify by certified mail BCB shareholders who have filed a notice of dissent, except for any such shareholder who voted for or consented in writing to the Acquisition, that the Acquisition was approved. Within 20 days after BCB's notice is mailed, a shareholder who wishes to dissent must file with BCB a written demand for the payment of the fair value of his shares. Such written demand should be delivered to Bergen Commercial Bank, Two Sears Drive,

Paramus, New Jersey 07653-1129, Attn: C. Mark Campbell, President.

Delivery of Shares for Notation

     Within 20 days after making his written demand for payment, the BCB shareholder must submit his share certificates for BCB Common Stock to BCB. BCB will make a notation thereon that the shareholder has made a demand to be paid the fair value of his shares and thereafter the certificate will merely represent the rights of a dissenting shareholder, and will not represent shares of either BCB Common Stock or GFB Common Stock.

Demand that BCB Institute Lawsuit

     Within 10 days of the later of (i) the expiration of the period within which BCB shareholders may make a written demand or (ii) the Effective Time of the Acquisition, BCB will mail to each dissenting BCB shareholder the latest available 12-month profit and loss statement and a balance sheet and surplus statement as of the close of the 12-month period. The close of the profit and loss statement and the balance sheet will be as of a date within 12 months prior to the mailing. BCB may accompany these financial statements with a written offer to pay a specified price for such dissenting shareholder's shares deemed by BCB to be the fair value thereof, but BCB is not obligated to do so. Each dissenting BCB shareholder will have a 30-day period following BCB's mailing of the financial statements to agree upon a price with BCB. If the BCB shareholder and BCB are unable to agree upon a price within the 30-day period, the shareholder may serve a written demand on BCB to commence an action in the Superior Court of New Jersey for the determination of the fair value of his BCB shares. The BCB shareholder's demand to commence an action must be served not later than 30 days after the expiration of the 30-day period BCB shareholders have in which to agree upon a price with BCB.

Commencement of Lawsuit by BCB Shareholder

     BCB has 30 days after receipt of the BCB shareholder's demand to commence a proceeding in the Superior Court. If BCB fails to institute the proceeding, the shareholder may institute the proceeding in the name of BCB within 60 days after expiration of BCB's 30-day period.

Determination and Payment of Fair Value

     In the New Jersey Superior Court proceeding, the court has jurisdiction over all BCB dissenting shareholders who have not agreed upon a price with BCB and may proceed in a summary fashion to determine the fair value of the shares of BCB Common Stock. The court's judgment must include interest from the date of the BCB

Meeting to the date of payment unless the court finds the refusal of any dissenting shareholder to accept BCB's offered price was arbitrary, vexatious or otherwise not in good faith. The costs of the action (excluding the fees and expenses of each party's attorneys and experts) and of any court-appointed appraiser will be apportioned equitably by the court. The court may in its discretion award a dissenting shareholder the reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder if the court finds that the price offered by BCB was not offered in good faith or if no such offer was made.

                                GFB Shareholders

     Under the New Jersey Business Corporation Act, as amended (the "Business Corporation Act"), shareholders of GFB may dissent from the Acquisition and be paid the fair value of their shares if they comply with the applicable provisions of the Business Corporation Act. Shareholders contemplating the exercise of their appraisal rights should review the procedures set forth in Chapter 11 of the Business Corporation Act, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix D. The following is a summary of the steps which must be taken for the exercise of GFB dissenters' rights and is qualified in its entirety by reference to the attached sections of the Business Corporation Act.

Notice of Dissent

     To be eligible to exercise his right of dissent, a GFB shareholder must file with GFB a written notice of dissent, stating that he intends to demand payment for his shares if the Acquisition becomes effective. The notice of dissent must be filed before the vote of the GFB shareholders on the Acquisition
                      ------
is taken. A shareholder who votes in favor of the Acquisition waives his right to dissent. The notice of dissent should be delivered to Mr. George E. Irwin, Vice President of Great Falls Bancorp, 55 Union Boulevard, Totowa, New Jersey 07512.

Written Demand

     Within 10 days after the date the Acquisition becomes effective, GFB shareholders who have filed a notice of dissent will be notified by GFB by certified mail of the effective date of the Acquisition, except that such notice need not be sent to any such GFB shareholder who voted for or consented in writing to the Acquisition. Within 20 days after GFB's notice is mailed, a shareholder entitled to receive such notice who wishes to dissent must file with GFB a written demand for the payment of the fair value of his shares. Such written demand should be delivered to Mr. George E. Irwin, Vice President of Great Falls Bancorp, 55 Union Boulevard, Totowa, New Jersey 07512.

Delivery of Shares for Notation

     Within 20 days after making his written demand for payment, the GFB shareholder must submit his share certificates for GFB Common Stock to GFB. GFB will make a notation thereon that the shareholder has made a demand to be paid the fair value of his shares and thereafter the certificate will merely represent the rights of a dissenting shareholder, and will not represent shares of GFB Common Stock.

Demand that GFB Institute Lawsuit

     Within 10 days after the expiration of the period within which GFB shareholders may make a written demand to be paid the fair value of their shares, GFB will mail to each dissenting GFB shareholder the latest available 12-month profit and loss statement and a balance sheet and surplus statement as of the close of the 12-month period. The close of the profit and loss statement and the balance sheet will be as of a date within 12 months prior to the mailing. GFB may accompany these financial statements with a written offer to pay a specified price for such dissenting shareholder's shares deemed by GFB to be the fair value thereof, but GFB is not obligated to do so. Each dissenting GFB shareholder will have a 30-day period following GFB's mailing of the financial statements to agree upon a price with GFB. If the GFB shareholder and GFB are unable to agree upon a price within the 30-day period, the shareholder may serve a written demand on GFB to commence an action in the Superior Court of New Jersey for the determination of the fair value of his GFB shares. The GFB shareholder's demand to commence an action must be served not later than 30 days after the expiration of the 30-day period GFB shareholders have in which to agree upon a price with GFB.

Commencement of Lawsuit by GFB Shareholder

     GFB has 30 days after receipt of the GFB shareholder's demand to commence a proceeding in the Superior Court. If GFB fails to institute the proceeding, the shareholder may institute the proceeding in the name of GFB within 60 days after expiration of GFB's 30-day period.

Determination and Payment of Fair Value

     In the New Jersey Superior Court proceeding, the court has jurisdiction over all GFB dissenting shareholders who have not agreed upon a price with GFB and may proceed in a summary fashion to determine the fair value of the shares of GFB Common Stock. The court's judgment must include interest from the date of the dissenting shareholder's demand for payment to the date of payment unless the court finds the refusal of any dissenting shareholder to accept GFB's offered price was arbitrary, vexatious or otherwise not in good faith. The costs of the action (excluding the fees and expenses of each party's attorneys and experts) and of any court-appointed appraiser will be apportioned equitably by the court.

The court may in its discretion award a dissenting shareholder the reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder if the court finds that the price offered by GFB was not offered in good faith or if no such offer was made.

EXCHANGE OF CERTIFICATES

     On the Effective Time, holders of certificates formerly representing shares of BCB Common Stock (other than BCB shareholders who exercise appraisal rights as described above) will cease to have any rights as BCB shareholders and their certificates automatically will represent the shares of GFB Common Stock into which their shares of BCB Common Stock have been converted by the Acquisition. As soon as practicable after the Effective Time, GFB will send written notice to each record holder of certificates formerly representing shares of BCB Common Stock, indicating the number of shares of GFB Common Stock for which such holder's shares of BCB Common Stock have been exchanged.

     Holders of outstanding certificates for BCB Common Stock, upon proper surrender of such certificates to GFB, will receive, promptly after the Effective Time, a certificate representing the full number of shares of GFB Common Stock into which the shares of BCB Common Stock previously represented by the surrendered certificates have been converted. At the time of issuance of the new stock certificate each shareholder so entitled will receive a check for the amount of the fractional share interest, if any, to which he may be entitled.

     Each share of GFB Common Stock for which shares of BCB Common Stock are exchanged will be deemed to have been issued at the Effective Time.
Accordingly, BCB shareholders who receive GFB Common Stock in the Acquisition will be entitled to receive any dividend or other distribution which may be payable to holders of record of GFB Common Stock as of dates on or after the Effective Time. However, no dividend or other distribution will actually be paid with respect to any shares of GFB Common Stock until the certificate or certificates formerly representing shares of BCB Common Stock have been surrendered, at which time any accrued dividends and other distributions on such shares of GFB Common Stock will be paid without interest.

     Holders of BCB Common Stock should not send in their BCB stock certificates until they receive instructions from GFB.

EFFECTIVE TIME; AMENDMENTS; TERMINATION

     The Effective Time of the Acquisition will be 11:59 P.M. on the last day of the calendar month during which all necessary approvals are received or waived and all necessary waiting periods have expired and the Agreement, as approved by the shareholders of

BCB and GFB, respectively, has been filed with the Department. A closing (the "Closing") will occur as soon as all the conditions precedent to the Acquisition have been satisfied or waived. At the Closing, documents required to satisfy the conditions to closing of the respective parties will be exchanged. It is expected that the Closing will take place in December, 1995 and that the Acquisition will be effective on the last day of that month. However, no assurances can be given that the conditions precedent will be met or waived by such date.

     The Agreement may be amended, modified or supplemented with respect to any of its terms by the mutual consent of GFB and BCB at any time prior to the Effective Time.

     The Agreement may be terminated at any time prior to the Closing by GFB if:
(a) any representation or warranty of BCB in the Agreement is not true and correct in all material respects; (b) BCB breaches any covenant or agreement made by it in the Agreement; or (c) any condition to GFB's obligation to consummate the Acquisition is not satisfied by December 31, 1995 other than due to a breach by GFB.

     The Agreement may be terminated at any time prior to the Closing by BCB if:
(a) any representation or warranty of GFB in the Agreement is not true and correct in all material respects; (b) GFB breaches any covenant or agreement made by it in the Agreement; or (c) any condition to BCB's obligation to consummate the Acquisition is not satisfied by December 31, 1995, other than due to a breach by BCB.

     In addition, BCB may terminate the Agreement in the event that, without breaching the Agreement, BCB shall have received an unsolicited offer to enter into an Acquisition Transaction and BCB's Board of Directors determines in the exercise of its fiduciary duty that it must pursue the potential Acquisition Transaction. In such event, BCB will be required to pay GFB a termination fee of $500,000.

     Upon a termination of the Agreement, the transactions contemplated thereby will be abandoned without further action by either party and, except as discussed above, each party will bear its own expenses, unless such termination is due to a breach of the Agreement by a party. In that event, the breaching party is required to pay the other party $500,000 as liquidated damages.

ACCOUNTING TREATMENT

     The Acquisition is expected to be accounted for by GFB under the pooling of interests method of accounting in accordance with generally accepted accounting principles. See "PRO FORMA FINANCIAL INFORMATION" and "--Conditions to the Acquisition".

FEDERAL INCOME TAX CONSEQUENCES

     Williams, Caliri, Miller & Otley, A Professional Corporation, counsel to GFB, has delivered to GFB and BCB its opinion (the "Tax Opinion") that, with respect to the acquisition of BCB Common Stock by GFB upon the terms and conditions set forth in the Agreement and subject to the discussion below, for federal income tax purposes (i) the Acquisition will be a tax-free reorganization within the meaning of the Code, and (ii) GFB and BCB will each be a party to a reorganization within the meaning of the Code. The Tax Opinion also provides that neither GFB nor BCB will recognize gain or loss as a result of the Acquisition.

     The Tax Opinion also provides that a shareholder of BCB who receives only shares of GFB Common Stock will not recognize gain or loss as a result of the Acquisition. A shareholder of BCB who receives cash in lieu of fractional shares of GFB Common Stock, and a shareholder of BCB who exercises dissenter's rights and receives cash equal to the appraised value of such shareholder's BCB Common Stock, will be treated as having received a distribution pursuant to the Code in redemption of the recipient shareholder's BCB Common Stock, to the extent cash has been received in exchange for shares of BCB Common Stock, giving rise to the recognition of capital gain or loss measured by the difference between the amount realized on the distribution and the recipient shareholder's adjusted basis in his fractional share interest or the dissenting shareholder's BCB Common Stock, as the case may be; provided, however, in the event that any such cash payment is deemed as to any particular recipient shareholder to be substantially equivalent to a dividend, such payment shall be treated as a dividend, a return of capital and/or gain from the sale of property as provided by the Code.

     Each BCB shareholder's basis for shares of GFB Common Stock received in the exchange will be the same as such shareholder's basis for the shares of BCB Common Stock exchanged therefor, decreased by the amount of money received, and increased by the amount treated as a dividend and by the amount of gain recognized on the exchange. Each BCB shareholder's holding period for the GFB Common Stock received will include the holding period for the BCB Common Stock exchanged therefor, provided that the shares of BCB Common Stock were held as a capital asset on the Effective Time.

     The Tax Opinion further provides that a shareholder of GFB who exercises dissenter's rights and receives cash equal to the appraised value of such shareholder's GFB Common Stock, will be treated as having received a distribution pursuant to the Code in redemption of the recipient shareholder's GFB Common Stock, giving rise to the recognition of capital gain or loss measured by the difference between the amount realized on the distribution and the adjusted basis in his GFB Common Stock; provided, however, in the event that any such cash payment is deemed as to any particular recipient GFB shareholder to be substantially equivalent to a dividend, such payment shall be treated as a dividend, a return of capital and/or gain from the sale of property as provided by the Code.

     The income tax consequences for any particular shareholder of BCB or GFB may be affected by matters not discussed herein. Shareholders of BCB and GFB should therefore consider consulting their own personal tax advisors as to the tax consequences of the Acquisition to them, including any state and local consequences.

     This description of the tax consequences is based upon the facts existing at the time of this Joint Proxy Statement/Prospectus and upon federal income tax laws currently in effect.

     It is a condition of closing that the tax opinion be reaffirmed as of the Closing Date.


DESCRIPTION OF GFB CAPITAL STOCK

     Authorized Stock; Outstanding GFB Common Stock. GFB is authorized to issue 5,000,000 shares of capital stock, consisting of 4,000,000 shares of common stock having a par value of $1.00 per share ("GFB Common Stock") and 1,000,000 shares of preferred stock without par value and otherwise with presently unspecified rights ("GFB Preferred Stock"). As of August 31, 1995, 1,069,750 shares of GFB Common Stock were issued and outstanding (after giving effect to a 10% stock dividend paid during July, 1995). In addition to the shares reserved for issuance upon consummation of the Acquisition, 154,308 shares (adjusted for such stock dividend) are reserved for issuance under GFB's stock option plans and 800,000 shares are reserved for issuance pursuant to GFB's outstanding Cancelable Mandatory Stock Purchase Contracts ("Equity Contracts"), which presently require the purchase not later than November 1, 1997 of approximately 465,549 shares of GFB Common Stock at a total price of $5,000,000 ($10.74/share as adjusted for the 1995 stock dividend).

     No shares of GFB Preferred Stock have been issued. Under the terms of GFB's Certificate of Incorporation, as amended (the "GFB Certificate"), GFB's Board of Directors may determine, without further shareholder approval, the relative rights, preferences and limitations of GFB Preferred Stock including, without limitation, stated value, dividend rights, rights to convert such shares into shares of another class or series (such as GFB Common Stock or another class or series of GFB Preferred Stock), voting rights, liquidation preferences, redemption rights, division into classes and into series within any class or classes, sinking fund provisions and similar matters, and generally to determine all the characteristics of such GFB Preferred Stock other than the total number of such shares which the Board has authority to issue. The availability of authorized but unissued GFB Preferred Stock with unspecified voting rights and possibly other rights, such as a required approval of mergers or other extraordinary corporate transactions, could be used by GFB's Board of Directors to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of GFB (for another provision which could also have an "anti-takeover" effect, see also "--Classification of Directors" below).

     Dividend Rights. Subject to the rights of holders of shares, if any, having preferences with respect to dividends, holders of GFB Common Stock are entitled to dividends when, as and if declared by GFB's Board of Directors out of funds legally available for the payment of dividends. Under New Jersey law, dividends may not be paid if, after giving effect thereto, either GFB would be unable to pay its debts as they become due in the usual course of its business, or GFB's total assets would be less than its liabilities. GFB's ability to pay dividends is also subject to regulation by the FRB (see below "--Comparison of Rights of Shareholders of GFB and BCB--Dividends and Capital Adequacy"). At June 30, 1995, in addition to its investment in the stock of Great Falls Bank and other investments, including securities held for sale, GFB (on an unconsolidated basis) had cash equivalent assets in the amount of $485,000, substantially all of which would be available for the payment of dividends to stockholders of GFB. To the extent that funds for the payment of dividends to the holders of GFB Common Stock must come from the earnings of GFB's bank subsidiaries, which will include BCB and Great Falls Bank if the Acquisition becomes effective, GFB's ability to pay dividends to its stockholders will be restricted by the ability of BCB and Great Falls Bank to pay dividends under various Federal and state laws and regulations governing the payment of dividends by insured financial institutions.

     Voting Rights and Provisions Regarding Certain Business Combinations. At meetings of GFB shareholders, holders of GFB Common Stock are entitled to one vote per share. The quorum for GFB shareholders' meetings is a majority of the outstanding shares entitled to vote represented in person or by proxy.

     Classification of Directors. The GFB Certificate provides for a classified Board of Directors, with approximately 1/3 of the entire Board being elected each year and with directors serving for terms of 3 years. Directors are elected by a plurality of votes cast. Holders of GFB Common Stock do not have cumulative voting rights. Possible effects of this provision, coupled with the GFB Board's authority to issue GFB Preferred Stock, may be to deter hostile takeovers, to enhance the ability of GFB's current management to remain in control of GFB, and generally to make more difficult the acquisition of a controlling interest in GFB.

     Approval of Major Transactions. GFB is able to effect amendments to the GFB Certificate, to merge or consolidate with other corporations, to make a bulk sale of its assets not in the regular course of business, and to dissolve, if the majority of the votes cast at a GFB shareholders meeting (at which a quorum is present) called for the purpose of considering any such action are cast in favor of the proposal.

     Liquidation Rights. In the event of liquidation, dissolution or winding up of GFB, holders of GFB Common Stock are entitled to receive, on a pro rata per share basis, any assets distributable to GFB shareholders, after the payment of debts and liabilities and after the distribution to holders of any outstanding GFB Preferred Stock or any other outstanding shares hereafter issued which have prior rights upon liquidation.

     Assessment and Redemption. All shares of GFB Common Stock, including those to be issued pursuant to the Acquisition, are or will be when issued and delivered, fully paid and non-assessable. Such shares are not redeemable at the option of either GFB or the holders thereof.

     Other Matters. Holders of GFB Common Stock do not have preemptive rights or conversion rights with respect to any securities of GFB. Except in connection with certain business combinations, GFB can issue new shares of authorized but unissued GFB Common Stock and/or GFB Preferred Stock without shareholder approval.

     Transfer Agent. Midlantic Bank, N.A. serves as the transfer agent of the issued and outstanding GFB Common Stock.

     The foregoing description covers the material provisions of GFB's capital stock. Such description is a summary of such provisions, and is qualified in its entirety by reference to the GFB Certificate, as amended. Copies of the GFB Certificate and amendments thereto are on file with the Commission as exhibits to the registration statement of which this Joint Proxy Statement/Prospectus is a part or incorporated therein by reference to other filings with the Commission.


COMPARISON OF RIGHTS OF SHAREHOLDERS OF GFB AND BCB

     The following discussion of the rights of securities holders under the respective charters of GFB and BCB and the laws governing each does not purport to be complete and is qualified in its entirety by reference to the GFB Certificate and GFB's By-Laws, as amended, and BCB's Certificate of Incorporation, as amended (the "BCB Certificate") and BCB's By-laws, all of which have been filed as exhibits to the registration statement of which this Joint Proxy Statement/Prospectus is a part. See "AVAILABLE INFORMATION".

General

     As a result of the Acquisition, shareholders of BCB, whose rights are presently governed by the Banking Act and whose primary bank regulators are the Department and the FDIC, will become shareholders of GFB, whose rights are governed by the Business Corporation Act and whose primary federal regulator is the FRB. (Like BCB, Great Falls Bank's primary bank regulators are the Department and the FDIC.) The laws with respect to the rights of shareholders of New Jersey state banks and general business corporations present several points of material difference which are briefly described below. The following descriptions are merely summaries, however, and are qualified in their entirety by reference to applicable banking and business corporation laws of New Jersey, and related banking regulations, which laws and regulations may change from time to time, and the GFB Certificate, as may hereafter be amended.

Voting Required for Certain Transactions

     Under the Banking Act, acquisitions and mergers by a bank, amendments of a bank's certificate of incorporation, certain exchanges of shares with bank holding companies, and the voluntary dissolution of a bank, all require the favorable vote of the holders of at least 2/3 of the capital stock of the bank entitled to vote.

     Under the Business Corporation Act, unless a greater vote is specified in the certificate of incorporation, most amendments to a corporation's certificate of incorporation, the voluntary dissolution of a corporation, the sale or other disposition of all or substantially all of a corporation's assets otherwise than in the ordinary course of business, or the merger or consolidation of a corporation with another corporation, all require the affirmative vote of a majority of the votes cast by stockholders of the corporation entitled to vote thereon. The approval of the stockholders is not required to authorize certain mergers in which the corporation is the surviving corporation. The foregoing provisions describe voting requirements for corporations such as GFB which were organized on or after January 1, 1969 and which have only one outstanding class or series of stock. The GFB Certificate presently does not contain provisions specifying any greater vote.

Dividends and Capital Adequacy

     The payment of dividends by BCB is subject to various federal and state laws and regulations governing the payment of dividends by banks. A discussion of the applicable laws and regulations appears below under the caption "BUSINESS OF BCB--Regulation--Dividends".

     As a New Jersey general business corporation, GFB is not subject to the same laws and regulations as BCB. However, as noted above, an important source of funds for the payment of dividends to GFB stockholders is the earnings of its bank subsidiaries which, if the Acquisition becomes effective, will include Great Falls Bank and BCB. The ability of Great Falls Bank to pay dividends is subject to the same regulatory limitations as are applicable to BCB, and will continue to be subject to such restrictions following the Acquisition. In that regard, the FDIC has issued regulations imposing capital adequacy requirements, discussed below, which apply to both BCB and Great Falls Bank.

     The Business Corporation Act permits general business corporations such as GFB to pay dividends or make other distributions to stockholders unless, after giving effect thereto, either (a) the corporation would be unable to pay its debts as they become due in the usual course of business, or (b) the corporation's total assets would be less than its total liabilities. Moreover, the FRB has issued a policy statement to the effect that a bank holding company should not pay cash dividends in excess of net income for the past year less any amounts which should be retained in view of the company's capital needs, asset quality, and overall financial condition.

     In addition to its general policy statement, the FRB has established guidelines with respect to the maintenance of appropriate levels of capital by larger registered bank holding companies. These guidelines measure a bank holding company's capital adequacy by a number of different standards. Following GFB's completion, in April, 1995, of the Family First Merger, GFB's consolidated assets exceed $150 million, as a result of which the FRB capital guidelines became applicable to GFB. Compliance with the standards set forth in these guidelines could limit the amount of dividends which GFB may pay in the future, although GFB's management does not expect any such limitation in the foreseeable future because GFB's measures of regulatory capital presently exceed those guidelines.

     Both the FRB guidelines and the FDIC regulations referred to above impose two sets of capital adequacy requirements (together called the "Capital Regulations"): minimum leverage rules, which require bank holding companies and banks to maintain a specified minimum ratio of capital to total assets, and risk-based capital rules, which require the maintenance of specified minimum ratios of capital based upon a weighing of their assets and off-balance sheet obligations according to risk.

     Pursuant to the minimum leverage Capital Regulations as applied to both GFB and Great Falls Bank, they are required to maintain a minimum leverage ratio of "Tier 1 capital" to total assets of not less than 3%, for the highest rated bank holding companies. The minimum leverage ratio will be increased for banks and bank holding companies with higher levels of risk or that are experiencing or anticipating significant growth.

     The risk-based Capital Regulations have two basic components: a Tier 1 or core capital requirement and a Tier 2 or supplementary capital requirement.
Tier 1 capital as applied to GFB and Great Falls Bank consists primarily of common stockholders' equity less most intangible assets such as goodwill. Tier 2 capital elements, as applied to GFB and Great Falls Bank, consist primarily of the allowance for losses on loans and leases, so-called "hybrid capital instruments" and certain subordinated debt. Both GFB and Great Falls Bank were in compliance with applicable capital adequacy requirements of the FRB and the FDIC, respectively, at June 30, 1995 and December 31, 1994. For specific ratios, see GFB's 1994 Annual Report and its Form 10-QSB for June 30, 1995, the terms of which are incorporated herein by reference and copies of which are being furnished with this Joint Proxy Statement/Prospectus.

Dissenters' Rights

     The Banking Act provides that dissenting shareholders of a bank have appraisal rights with respect to mergers and certain exchanges of shares with acquiring bank holding companies. (For a discussion of appraisal rights of BCB stockholders in connection with the proposed Acquisition, see "THE PROPOSED ACQUISITION--Appraisal Rights".)

     The Business Corporation Act confers appraisal rights on dissenting shareholders of a general business corporation such as GFB with respect to a merger, consolidation, or sale or other disposition of substantially all the assets of a corporation not in the usual course of business. However, unless the corporation's certificate of incorporation provides otherwise, no statutory right of appraisal exists where the stock of the corporation is (i) listed on a national securities exchange, (ii) held of record by not less than 1,000 holders, or (iii) where the consideration to be received pursuant to the merger, consolidation or sale consists of cash and/or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders. At this time, GFB Common Stock is not listed on a national stock exchange. Upon completion of the Acquisition, it is anticipated that there will be approximately 920 record holders of GFB Common Stock. The GFB Certificate presently does not contain provisions specifying appraisal rights beyond those provided in the Business Corporation Act.

Preemptive Rights

     A New Jersey state bank such as BCB may issue shares of its authorized and unissued stock without providing its current shareholders preemptive rights unless its certificate of incorporation provides otherwise; the BCB Certificate does not provide for such rights. Shareholders of a general business corporation organized after January 1, 1969 such as GFB do not have any such preemptive rights unless its certificate of incorporation otherwise provides; the GFB Certificate does not provide for such rights.

                COMPARATIVE INFORMATION CONCERNING MARKET FOR
                     BCB COMMON STOCK AND GFB COMMON STOCK

     On August 31, 1995, there were 369,733 shares of BCB Common Stock issued and outstanding. Such shares were held by approximately 183 shareholders of record. BCB Common Stock is not traded on any exchange or in the over-the-counter market. There is no established public trading market for BCB Common Stock. Except for certain options held by the President of BCB (see "THE PROPOSED ACQUISITION--Interests of Management in the Acquisition"), there are no outstanding convertible securities, warrants, options, rights, calls or other commitments of any nature to issue or sell BCB Common Stock.

     BCB commenced paying cash dividends in the second half of 1992, and has paid regular cash dividends thereafter. In 1993 and 1994 BCB paid a cash dividend of $0.30 per annum.

     On August 31, 1995, there were 1,069,750 shares of GFB Common Stock issued and outstanding. Such shares were held by approximately 742 shareholders of record. GFB Common Stock is thinly traded on the over-the-counter market.
Ryan, Beck & Co., Inc. ("Ryan, Beck"), located at 80 Main Street, West Orange, New Jersey 07052, and FIA Capital Group, Inc., 119 Littleton Road, Parsippany, New Jersey 07054, are the principal market makers for GFB Common Stock. Ryan, Beck periodically issues information about stocks of commercial banks, thrifts and bank holding companies in New Jersey and acts as a market maker of securities of such financial institutions. The following quotations represent the high and low closing bid prices for GFB Common Stock for each of the periods indicated, as provided by Ryan, Beck. Such quotations reflect interdealer quotations without adjustment for retail markup, markdown or commission, and may not necessarily represent actual transactions. The stock prices and cash dividends have been adjusted to take into account the effect of stock dividends paid in 1993, 1994 and 1995.

                                              BID PRICE         CASH
                                              ---------       DIVIDENDS
                                                             DECLARED(1)
                                                             ------------
                                            HIGH      LOW
                                          ---------  ------
YEAR ENDED DECEMBER 31, 1993:
  First Quarter .......................      $ 7.98  $ 7.14      $.023
  Second Quarter ......................        8.26    7.89       .025
  Third Quarter .......................        9.09    8.68       .025
  Fourth Quarter ......................        9.30    8.88       .033
YEAR ENDED DECEMBER 31, 1994:
  First Quarter .......................        9.50    9.09       .033
  Second Quarter ......................        9.71    9.30       .036
  Third Quarter .......................       10.68   10.23       .036
  Fourth Quarter ......................       12.50   11.14       .045
YEAR ENDED DECEMBER 31, 1995:
  First Quarter .......................       10.91   10.68       .045
  Second Quarter ......................       12.73   11.36       .050
  Third Quarter .......................       12.50   12.50       .050
  Fourth Quarter (through
  October 31, 1995)                           17.00   12.50

---------------------

(1) GFB paid its first cash dividend, an annual dividend, during 1992. Commencing in 1993 GFB declared and paid dividends on a quarterly basis.

   On November 8, 1995, the bid and asked prices for GFB Common Stock as quoted by Ryan, Beck were $16-1/2 and $19-1/4, respectively. On August 15, 1995, the day prior to public announcement of the proposed exchange of BCB Common Stock for GFB Common Stock, the bid and asked prices for GFB Common Stock quoted by Ryan, Beck were $12-1/2 and $14, respectively.

                               GFB AND SUBSIDIARY

                        PRO FORMA FINANCIAL INFORMATION

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma financial information takes into account GFB's recently completed acquisition of Family First Federal Savings Bank (the "Family First Merger") and GFB's pending acquisition of BCB. The Family First Merger, consummated on April 7, 1995, has been accounted for as a purchase; accordingly, GFB's historical financial statements reflect the consolidated results of operations of Family First Federal Savings Bank ("Family First") solely for periods on and after April 8, 1995. In contrast, the Acquisition is intended to be accounted for as a pooling of interests. Under the pooling of interests method of accounting, GFB's consolidated financial statements will be retroactively adjusted after the Acquisition to combine the results of operations of GFB and BCB for periods prior to the Effective Date.

     The following unaudited Pro Forma Combined Condensed Balance Sheet of GFB and BCB at June 30, 1995 gives effect to the Acquisition as if it had been consummated on that date, based on adjustments described in the accompanying Notes to the Pro Forma Combined Condensed Unaudited Financial Statements (the "Notes"). Inasmuch as the Family First Merger was consummated prior to June 30, 1995, GFB's historical balance sheet at June 30, 1995 includes the assets and liabilities of Family First at June 30, 1995.

     Four separate unaudited Pro Forma Combined Condensed Statements of Income are presented, covering (i) the six months ended June 30, 1995 (the "Interim Pro Forma Statement"), (ii) the year ended December 31, 1994 (the "1994 Pro Forma Statement"), (iii) the year ended December 31, 1993 (the "1993 Pro Forma Statement") and (iv) the year ended December 31, 1992 (the "1992 Pro Forma Statement"). These unaudited Pro Forma Combined Condensed Statements of Income reflect the following:

 .    The Interim Pro Forma Statement gives effect to the Family First Merger and the Acquisition as if such transactions had occurred on January 1, 1995. The interim Pro Forma Statement combines the results of operations of (i) GFB for the six months ended June 30, 1995 (including the results of operations of Family First from April 8, 1995 to June 30, 1995), (ii) Family First for the period from January 1, 1995 through April 7, 1995 and
     (iii) BCB for the six months ended June 30, 1995, subject to the adjustments set forth in the Notes.

 .    The 1994 Pro Forma Statement gives effect to the Family First Merger and the Acquisition as if such transactions had occurred on January 1, 1994 and combines the results of operations of GFB, Family First and BCB for the year ended December 31, 1994, subject to the adjustments set forth in the Notes.

 .    Due to differences in the disclosures applicable to the purchase and pooling of interests methods of accounting, the 1993 and 1992 Pro Forma Statements give effect to the Acquisition as if it had occurred on January 1, 1993 and 1992, but do not give effect to the Family First Merger. Thus, the 1993 and 1992 Pro Forma Statements combine the results of operations of GFB and BCB for the periods presented, but do not include any information regarding Family First. Any comparison of the 1993 and 1992 Pro Forma Statements with pro forma data for other periods presented herein should take into account that the 1993 and 1992 Pro Forma Statements do not reflect Family First's results of operations, while such other pro forma data reflects Family First's results of operations either in Family First's historical financial statements (through April 7, 1995) or in GFB's historical financial statements (from April 8, 1995 to June 30, 1995).

The unaudited pro forma information presented herein has been prepared by GFB management based upon the historical financial statements and related notes thereto of GFB, Family First and BCB included herein or incorporated herein by reference. The unaudited pro forma information should be read in conjunction with such historical financial statements and notes. The Pro Forma Combined Condensed Statements of Income are not necessarily indicative of the results of operations which would have been achieved had the Acquisition and/or the Family First Merger been consummated as of the beginning of such periods for which such data are presented and should not be construed as being representative of future periods.

                                  GFB AND BCB
              PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                                  (UNAUDITED)
                              DOLLARS IN THOUSANDS
                              AS OF JUNE 30, 1995

                                                                                                 GFB AND
                                                                             PRO FORMA           BCB
                                           HISTORICAL GFB   HISTORICAL BCB   ADJUSTMENTS /(1)/   COMBINED
                                           --------------   --------------   -----------------   --------
ASSETS

Cash and Due From Banks:

   Non-interest bearing .................        $  5,901          $ 4,463                        $ 10,364

   Interest bearing .....................           1,038              105                           1,143

Total cash and due from banks ...........           6,939            4,568                          11,507

Federal funds sold ......................           1,400            5,250                           6,650

Securities

   Available for sale, at fair value ....          38,770            1,491                          40,261

   Held to maturity, at amortized cost ..          27,737           12,525                          40,262

Loans ...................................          84,315           45,643                         129,958

Allowance for possible loan losses ......          (2,056)            (542)                         (2,598)

Total loans .............................          82,259           45,101                         127,360

Premises and equipment, net .............           1,234              872                           2,106

Other real estate .......................           1,576              258                           1,834

Accrued interest receivable .............           1,430              462                           1,892

Intangible assets .......................             764                                              764

Other assets ............................           2,141              442                           2,583
                                                 --------          -------                        --------
Total Assets ............................        $164,250          $70,969                        $235,219
                                                 ========          =======                        ========

                                                                                                 GFB AND
                                                                             PRO FORMA           BCB
                                           HISTORICAL GFB   HISTORICAL BCB   ADJUSTMENTS /(1)/   COMBINED
                                           --------------   --------------   -----------------   --------
LIABILITIES AND
SHAREHOLDERS' EQUITY

Deposits:

Demand ................................     $   57,393          $ 38,266                         $   95,659

Savings ...............................         23,681             3,078                             26,759

Time ..................................         62,193            22,309                             84,502
                                            ----------          --------                         ----------
                                               143,267            63,653                            206,920

Securities sold under agreements to
 repurchase ...........................          3,313                --                              3,313

Accrued expenses and other
 liabilities ..........................          1,569               597                              2,166

Subordinated debentures ...............          4,970                                                4,970
                                            ----------          --------                         ----------

Total Liabilities .....................        153,119            64,250                            217,369
                                            ----------          --------                         ----------

Shareholders' equity
--------------------

Common stock ..........................          1,070               924          (297)               1,697

 Additional paid-in capital ...........         10,255             4,598           297               15,150

Retained earnings .....................            114             1,188                              1,302

Net unrealized holding (losses) gains
 on securities available for sale .....           (308)                9                               (299)
                                            ----------          --------                         ----------

Total Shareholders' Equity ............         11,131             6,719                             17,850
                                            ----------          --------                         ----------

Total Liabilities and Shareholders'
 Equity ...............................     $  164,250          $ 70,969                         $  235,219
                                            ==========          ========                         ==========
Shares outstanding at the end of the
 period ...............................      1,069,750           369,733                          1,698,296

Book value per share ..................     $    10.41          $  18.17                         $    10.51

                                                                                                 GFB AND
                                                                             PRO FORMA           BCB
                                           HISTORICAL GFB   HISTORICAL BCB   ADJUSTMENTS /(1)/   COMBINED
                                           --------------   --------------   -----------------   --------
Capital Ratios:

Tier I leverage ratio                           7.97%            10.53%                            8.76%

Tier I risk-based capital ratio                11.24             13.07                            11.88

Tier I and Tier II risk-based capital          17.34             14.13                            16.63
 ratio

_______________

(1) The pro forma adjustment represents the difference between the par value of GFB Common Stock and BCB Common Stock multiplied by the number of GFB common shares to be issued in the transaction.

                                  GFB AND BCB
              PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                                  (UNAUDITED)
                              DOLLARS IN THOUSANDS
                            AS OF DECEMBER 31, 1994

                                                                                                      GFB AND
                                                                                  PRO FORMA           BCB
                                                HISTORICAL GFB   HISTORICAL BCB   ADJUSTMENTS /(1)/   COMBINED
                                                --------------   --------------   -----------------   --------
ASSETS

Cash and due from banks:

   Non-interest bearing .................            $  4,289         $  2,138                         $    6,427

   Interest bearing .....................                 424              595                              1,019
                                                     --------         --------                         ----------

Total cash and due from banks ...........               4,713            2,733                              7,446

Federal funds sold ......................                   -            1,625                              1,625

Securities

   Available for sale, at fair value ....              25,403                -                             25,403

   Held to maturity, at amortized cost ..              20,297           13,261                             33,558

Loans ...................................              54,147           42,517                             96,664

Allowance for possible loan losses ......               1,233              591                              1,824

Unearned income .........................                 138              152                                290
                                                     --------         --------                         ----------

Total loans .............................              52,776           41,774                             94,550

Premises and equipment, net .............                 664              860                              1,524

Other real estate .......................                 561              623                              1,184

Accrued interest receivable .............               1,031              465                              1,496

Intangible assets .......................                 336                -                                336

Other assets ............................                 901              280                              1,181
                                                     --------         --------                         ----------

Total Assets ............................            $106,682         $ 61,621                         $  168,303
                                                     ========         ========                         ==========

                                                                                                      GFB AND
                                                                                  PRO FORMA           BCB
                                                HISTORICAL GFB   HISTORICAL BCB   ADJUSTMENTS /(1)/   COMBINED
                                                --------------   --------------   -----------------   --------
LIABILITIES AND
SHAREHOLDERS' EQUITY

Deposits:

Demand ..................................       $ 40,489         $ 35,695                              $   76,184

Savings .................................         18,649            1,802                                  20,451

Time ....................................         30,481           17,173                                  47,654
                                                --------         --------                              ----------
                                                  89,619           54,670                                 144,289
Securities sold under
agreements to repurchase ................          2,700                                                    2,700

Accrued expenses and other liabilities ..            957              433                                   1,390


Subordinated debentures .................          4,963                                                    4,963
                                                --------         --------                              ----------

Total Liabilities .......................         98,239           55,103                                 153,342
                                                --------         --------                              ----------

Commitments and contingencies

Shareholders' equity
--------------------

Common stock ............................            816              924                   (297)           1,443

Additional paid-in capital ..............          7,314            4,598                    297           12,209

Retained earnings (deficit) .............            847              996                                   1,843

Net unrealized holding losses
 securities available for sale ..........           (534)                                                    (534)
                                                --------         --------                              ----------

Total Shareholders' Equity ..............          8,443            6,518                                  14,961
                                                --------         --------                              ----------

Total Liabilities and Shareholders'
 Equity .................................       $106,682         $ 61,621                              $  168,303
                                                ========         ========                              ==========

Shares outstanding at the end of the
 period .................................        897,809          369,733                               1,526,355

                                                                                                      GFB AND
                                                                                  PRO FORMA           BCB
                                                HISTORICAL GFB   HISTORICAL BCB   ADJUSTMENTS /(1)/   COMBINED
                                                --------------   --------------   -----------------   --------
Book value per share                               $9.40           $17.63                               $9.80

_________________

(1) The pro forma adjustment represents the difference between the par value of GFB and BCB multiplied by the number of GFB common shares to be issued in the transaction.

                                  GFB AND BCB
              PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                                  (UNAUDITED)
                              DOLLARS IN THOUSANDS
                            AS OF DECEMBER 31, 1993

                                                                                                     GFB AND
                                                                          PRO FORMA                  BCB
                                          HISTORICAL GFB  HISTORICAL BCB  ADJUSTMENTS(1)             COMBINED
                                          --------------  --------------  --------------             --------
ASSETS

Cash and due from banks:

   Non-interest bearing ...............         $  3,415        $  1,476                             $    4,891

   Interest bearing ...................            3,641           3,088                                  6,729
                                                --------        --------                             ----------

Total cash and due from banks .........            7,056           4,564                                 11,620

Federal funds sold ....................            2,375           3,750                                  6,125

Securities ............................           33,717           9,751                                 43,468

Loans .................................           46,643          37,289                                 83,932

Allowance for possible loan losses ....            1,272             499                                  1,771

Unearned income .......................              122             119                                    241
                                                --------        --------                             ----------

Total loans ...........................           45,249          36,671                                 81,920

Loans held for sale ...................            2,926                                                  2,926

Premises and equipment, net ...........              712             370                                  1,082

Other real estate .....................              820             631                                  1,451

Accrued interest receivable ...........              662             301                                    963

Intangible assets .....................              223                                                    223

Other assets ..........................              614             240                                    854
                                                --------        --------                             ----------
Total Assets ..........................         $ 94,354        $ 56,278                             $  150,632
                                                ========        ========                             ==========

                                                                                                       GFB AND
                                                                            PRO FORMA                  BCB
                                            HISTORICAL GFB  HISTORICAL BCB  ADJUSTMENTS(1)             COMBINED
                                            --------------  --------------  --------------             --------
LIABILITIES AND
SHAREHOLDERS' EQUITY

Deposits:

Demand ...................................        $ 35,745        $ 33,096                             $   68,841

Savings ..................................          17,023           2,019                                 19,042

Time .....................................          27,908          14,061                                 41,969
                                                  --------        --------                             ----------

                                                    80,676          49,176                                129,852

Securities sold under
agreements to repurchase .................                             750                                    750

Accrued expenses and other liabilities ...             667             257                                    924

Subordinated debentures ..................           4,950                                                  4,950
                                                  --------        --------                             ----------

Total Liabilities ........................          86,293          50,183                                136,476
                                                  --------        --------                             ----------

Commitments and contingencies

SHAREHOLDERS' EQUITY
--------------------

Common stock .............................             732             922              (295)               1,359

Additional paid-in capital ...............           6,473           4,586               295               11,354

Retained earnings (deficit) ..............             856             587                                  1,443

Total Shareholders' Equity ...............           8,061           6,095                                 14,156
                                                  --------        --------                             ----------

Total Liabilities and Shareholders'
 Equity ..................................        $ 94,354        $ 56,278                             $  150,632
                                                  ========        ========                             ==========

Shares outstanding at the end of the
 period ..................................         804,581         368,757                              1,431,468

                                                                                                       GFB AND
                                                                            PRO FORMA                  BCB
                                            HISTORICAL GFB  HISTORICAL BCB  ADJUSTMENTS(1)             COMBINED
                                            --------------  --------------  --------------             --------
Book value per share .....................      $10.02           $16.53                                  $8.34

(1) The pro forma adjustment represents the difference between the par value of GFB and BCB Common Stock multiplied by the number of GFB common shares to be issued in the transaction.

                                  GFB AND BCB
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)
                              DOLLARS IN THOUSANDS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995

                                           Family First
                                            Historical                     Pro Forma                                  Pro Forma
                                         January 1, 1995     Pro Forma      Combined                 Pro Forma        Combined
                                GFB          Through        Adjustments     GFB and        BCB      Adjustments      GFB, Family
                             Historical   April 7, 1995    Family First   Family First  Historical      BCB         First and BCB
                             ----------  ----------------  -------------  ------------  ----------  -----------  -------------------
INTEREST INCOME

Interest on loans                $3,345           $  566    $  (12)(a)          $3,899      $2,163                      $6,062

Interest on investments           1,822              328        70 (b)           2,220         469                       2,689
                                 ------           ------                        ------      ------                      ------
     Total interest income        5,167              894                         6,119       2,632                       8,751

INTEREST EXPENSE

Interest on deposits              1,688              424        39 (c)           2,151         881                       3,032

Interest on borrowings              315                                            315                                     315
                                 ------           ------                        ------      ------                      ------
     Total interest expense       2,003              424                         2,466         881                       3,347

NET INTEREST INCOME               3,164              470                         3,653       1,751                       5,404

Provision for possible
 loan losses                        150               19                           169          11                         180
                                 ------           ------                        ------      ------                      ------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES        3,014              451                         3,484       1,740                       5,224

Other Income                        492               69                           561         387                         948
                                 ------           ------                        ------      ------                      ------

OTHER EXPENSES

Salaries and employee
 benefits                           959              215                         1,174         702                       1,876

Occupancy and equipment
 expense                            337               81                           418         243                         661

Amortization of intangible
 assets                              82                -          26 (d)           108                                     108

Other operating expenses            991              235                         1,226         780                       2,006
                                 ------           ------                        ------      ------                      ------
     Total other expenses         2,369              531                         2,926       1,725                       4,651

INCOME BEFORE INCOME TAXES        1,137              (11)                        1,119         402                       1,521

Provision For Income Taxes          380                          (25)(e)           355         137                         492
                                 ------           ------                        ------      ------
NET INCOME                       $  757           $  (11)                       $  764      $  265                      $1,029
                                 ======           ======                        ======      ======                      ======

Weighted Average Shares             978              969                         1,070         369                       1,697

 Outstanding
Net Income Per Share              $0.77           $(0.01)                        $0.71       $0.72                      $ 0.61

     See accompanying notes to pro forma Condensed Financial Statements.

                                  GFB AND BCB
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)
                              DOLLARS IN THOUSANDS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                           Family First
                                            Historical                        Pro Forma                                Pro Forma
                                            Year Ended         Pro Forma       Combined                 Pro Forma       Combined
                                GFB        December 31,       Adjustments      GFB and        BCB      Adjustments    GFB, Family
                             Historical        1994          Family First    Family First  Historical      BCB       First and BCB
                             ----------   -------------     ---------------  ------------  ----------  -----------  ----------------
INTEREST INCOME

Interest on loans              $4,811         $2,154           $  (49) (a)       $ 6,916       $3,597                    10,513

Interest on investments         2,191          1,447              270  (b)         3,908          803                     4,711
                               ------         ------                             -------       ------                    ------
     Total interest income      7,002          3,601                              10,824        4,400                    15,224

INTEREST EXPENSE

Interest on deposits            1,970          1,610               75  (c)         3,655        1,186                     4,841

Interest on borrowings            478              -                                 478                                    478
                               ------         ------                             -------                                 ------
     Total interest expense     2,448          1,610                               4,133        1,186                     5,319

NET INTEREST INCOME             4,554          1,991                               6,691        3,214                     9,905

Provision for possible            130             89                                 219           42                       261
 loan losses                   ------         ------                             -------       ------                    ------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES      4,424          1,902                               6,472        3,172                     9,644

Other Income                      398            247                                 645          457                     1,102
                               ------         ------                             -------       ------                    ------
                                4,822          2,149                               7,117        3,629                    10,746

OTHER EXPENSES

Salaries and employee
 benefits                       1,456            774                               2,230        1,289                     3,519

Occupancy and equipment
 expense                            527               345                             872         224                      1,096

Amortization of intangible
 assets                             110                 -         105 (d)             215                                    215

Other operating expenses          1,227             1,748                           2,975       1,292                      4,267
                                 ------            ------                         -------      ------                    -------

     Total other expenses         3,320             2,867                           6,292       2,805                      9,097

INCOME BEFORE INCOME TAXES        1,502              (718)                            825         824                      1,649

Provision For Income Taxes          536                 -        (293 (e)             243         304                 0      547
                                 ------            ------                         -------      ------                 ----------
NET INCOME                       $  966            $ (718)                        $   582      $  520                    $ 1,102
                                 ======            ======                         =======      ======                    =======

Weighted Average Shares
 Outstanding                        886               969                           1,058         369                      1,685

Net Income Per Share             $ 1.09            $(0.74)                        $  0.55      $ 1.41                    $  0.65

 See accompanying notes to pro forma Condensed Unaudited Financial Statements.

                                  GFB AND BCB
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)
                              DOLLARS IN THOUSANDS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                       Historical  Historical   Pro Forma   GFB and BCB
                                          GFB         BCB      Adjustments   Combined
                                       ----------  ----------  -----------  -----------
INTEREST INCOME

Interest on loans .................        $4,301      $2,786                    $7,087

Interest on investments ...........         1,586         662                     2,248
                                           ------      ------                    ------
Total interest income .............         5,887       3,448                     9,335

INTEREST EXPENSE

Interest on deposits ..............         1,880       1,118                     2,998

Interest on borrowings ............             4                                     4
                                           ------      ------                    ------
Total interest expense ............         1,884       1,118                     3,002

NET INTEREST INCOME                         4,003       2,330                     6,333

Provision for possible
loan losses .......................           392          86                       478
                                           ------      ------                    ------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                   3,611       2,244                     5,855

Other income ......................           659         679                     1,338
                                           ------      ------                    ------
                                            4,270       2,923                     7,193

OTHER EXPENSES

Salaries and employee benefits ....         1,283       1,054                     2,337

Occupancy and equipment expense ...           438         161                       599

Amortization of intangible assets .           111                                   111

Other operating expenses ..........         1,087         954                     2,041
                                           ------      ------                    ------
Total other expenses ..............         2,919       2,169                     5,088

INCOME BEFORE INCOME TAXES                  1,351         754                     2,105

Provision for income taxes .........          516         288                       804
                                           ------      ------                    ------
NET INCOME                                 $  835      $  466                    $1,301

Weighted average shares
 outstanding .......................          873         369                     1,501

Net income per share ...............       $ 0.96      $ 1.26                    $ 0.87

                                  GFB AND BCB
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)
                              DOLLARS IN THOUSANDS
                     FOR THE YEAR ENDED DECEMBER 31, 1992

                                       Historical  Historical   Pro Forma   GFB and BCB
                                          GFB         BCB      Adjustments   Combined
                                       ----------  ----------  -----------  -----------
INTEREST INCOME

Interest on loans                          $4,725      $2,712                    $7,437

Interest on investments                     1,239         558                     1,797
                                           ------      ------                    ------
Total interest income                       5,964       3,270                     9,234

INTEREST EXPENSE

Interest on deposits                        2,121       1,171                     3,292

Interest on borrowings                          2                                     2
                                           ------      ------                    ------
Total interest expense                      2,123       1,171                     3,294

NET INTEREST INCOME                         3,841       2,099                     5,940

Provision for possible
loan losses                                   870          82                       952
                                           ------      ------                    ------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                   2,971       2,017                     4,988

Other income                                  638         386                     1,024
                                           ------      ------                    ------
                                            3,609       2,403                     6,012

OTHER EXPENSES

Salaries and employee benefits              1,052         770                     1,822

Occupancy and equipment expense               411         132                       543

Amortization of intangible assets             111                                   111

Other operating expenses                    1,018         943                     1,961
                                           ------      ------                    ------
Total other expenses                        2,592       1,845                     4,437

INCOME BEFORE INCOME TAXES                  1,017         558                     1,575

Provision for income taxes                    333         208                       541
                                           ------      ------                    ------
NET INCOME                                 $  684      $  350                    $1,034

Weighted average shares outstanding           868         369                     1,495

Net income per share                       $ 0.79      $ 0.95                    $ 0.69

                     NOTES TO PRO FORMA COMBINED CONDENSED
                         UNAUDITED FINANCIAL STATEMENTS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Note 1

     The following is a summary of the adjustments required to the pro forma combined condensed statements of income of GFB and Family First assuming the adjustments were made at the beginning of the periods presented:

  (a) To record amortization on a straight line basis (which is not materially different than the level yield basis) of the premiums and discounts on the loan portfolio over periods ranging from three to 13 years.

  (b) To record amortization on the level yield basis of the discounts on the investment portfolio over its estimated life of five years.

  (c)     To record amortization of the premium on deposits.

  (d) To record amortization on a straight line basis of the excess of cost over fair value of net assets acquired over seven years.

  (e) To eliminate prior provisions and reflect anticipated tax provisions on a pro forma basis utilizing the established asset related to the net operating loss carryforward not previously recognized by Family First on a separate entity basis.


Note 2

  Common Stock:

  Retirement of BCB's outstanding common stock                             $924

  Issuance of 627,000 shares of GFB common stock with par value of
  $1.00 per share                                                           627
                                                                           ----

                                                                           $297
                                                                           ----

                 INDEMNIFICATION FOR SECURITIES ACT VIOLATIONS

     The Bylaws of GFB state that GFB shall indemnify any present or former director or officer, or the legal representative of any such person, in connection with any proceeding involving such director or officer by reason of his being, or having been, a director or officer, other than a proceeding by or in the right of GFB, if (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of GFB and (ii) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made by GFB unless a determination that indemnification is proper is made by the Board of Directors acting by a quorum of directors who are not parties to the proceeding, independent legal counsel or the shareholders of GFB. The Bylaws of GFB also state that GFB shall indemnify any present or former officer or director of GFB against his reasonable costs, disbursements and counsel fees in connection with any proceeding by or in the right of GFB involving such officer or director by reason of his being or having been an officer or director, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of GFB; however, in no such proceeding shall indemnification be provided in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court determines that despite the adjudication of liability, such director or officer is fairly and reasonably entitled to indemnification. No indemnification pertaining to a proceeding by or in the right of GFB shall be made unless ordered by a court or unless a determination that indemnification is proper is made by the Board of Directors acting by a quorum of directors who are not parties to the proceeding, independent legal counsel or the shareholders of GFB. The Bylaws further provide that, notwithstanding the requirement of a determination that indemnification is proper in a specific case, GFB shall indemnify any present or former director or officer against reasonable costs, disbursements and counsel fees in any proceeding described above to the extent that such director or officer has been successful on the merits or otherwise in any such proceeding or in defense of any claim, issue or matter therein. Payment of expenses by GFB in advance of the final disposition of the proceeding is authorized upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified. Finally, the GFB Certificate provides that no director or officer of GFB shall be personally liable to GFB or its stockholders for damages for breach of any duty owed to GFB or its stockholders, except that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission
(i) in breach of the duty of loyalty, (ii) not in good faith or involving a known violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling GFB pursuant to the foregoing provisions, GFB has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore not enforceable.


                                BUSINESS OF BCB

GENERAL

     BCB was incorporated as a New Jersey state chartered commercial bank in August of 1987 and opened its doors for business in February 1988. BCB has one business segment, banking. Until September of 1994, BCB's primary purpose was to serve the commercial and personal loan, transaction and investments needs of entrepreneurs, executives and professionals who own or work for small to medium size enterprises which are located in BCB's market area of Bergen County in northern New Jersey and BCB operated out of one office located in Paramus, New Jersey.

     In the fall of 1994, BCB made a strategic decision to expand its services by the means of offering retail products and in conjunction with this decision opened up two branches located in Wood-Ridge and Hasbrouck Heights, New Jersey.

     BCB seeks to attract a select client base by offering products and services, such as checking, savings, certificates of deposit, safe deposit boxes, and secured and unsecured loans that are personalized for the needs of the respective clients on both a business and individual basis.

     It is BCB's intent to staff its branch offices whenever possible with employees who are citizens of the town where the branches are located. In this way BCB hopes to promote a comfortable home-town environment to the members of the community.

     In an effort to further determine and recognize the needs of professionals and individuals in BCB's market area, BCB maintains a Medical Advisory Board and has recently started a Regional Advisory Board in southern Bergen County. These Boards help address the needs of the professionals and individuals in BCB's market areas, provide introductions of potential new clients to BCB and generally assist BCB in generating new business contacts.

     Over the course of the years, BCB has developed a number of specialized deposit and loan products. BCB has introduced a High Yield Commercial Investment Account designed exclusively for its commercial checking account clients. The account pays a premium interest rate on balances over $50,000. In addition, BCB offers a financing program for physicians malpractice insurance premiums, has instituted an Affinity Card for the Bergen County Medical Society, provides both secured and unsecured credit cards to the general public, and is in the process of developing jointly with the Borough of Paramus a Visa Affinity Card for the Borough of Paramus.

     As of June 30, 1995, BCB had deposits of $63.7 million, total loans of $45.8 million and total assets of $71.0 million.

COMPETITION

     BCB faces significant competition in attracting depositors and credit-worthy borrowers from commercial banks, thrifts and other financial and investment institutions in its market area, many of which are substantially larger than BCB. Although BCB is limited in making loans because of its size, it has, on occasion, arranged for participation by other banks in larger credit facilities.

     BCB competes for depositors by offering custom deposit products and services tailored to customers individual needs. BCB competes for credit-worthy borrowers by targeting certain specific markets, such as the medical profession, and by offering competitive rates and personal service.

EMPLOYEES

     At June 30, 1995, BCB had 39 full-time employees. BCB believes its relationship with its employees is good.

LEGAL PROCEEDINGS

     BCB is not involved in any material litigation, other than legal proceedings from time to time which are incident to the ordinary course of its business and which are not, singly or in the aggregate, material to BCB's financial condition, results of operations or prospects.

PROPERTY

     BCB operates its administrative offices and a retail branch from an office located at Two Sears Drive, Paramus, New Jersey. BCB leases this space. In addition, BCB maintains two branches in leased property located in Wood-Ridge and Hasbrouck Heights, New Jersey.

REGULATION

     BCB is subject to a variety of Federal and New Jersey statutes and regulations applicable to commercial banks, all of which impact the operations of BCB.

GENERAL - RECENT REGULATORY ENACTMENTS

     On September 29, 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act (the "Interstate Act") was enacted. The Interstate Act generally enhances the ability of bank holding companies to conduct their banking business across state borders. The Interstate Act has two main provisions. The first provision generally provides that commencing on September 29, 1995, bank holding companies may acquire banks located in any state regardless of the provisions of state law. These acquisitions are subject to certain restrictions, including caps on the total percentage of deposits that a bank holding company may control both nationally and in any single state. New Jersey law currently allows interstate acquisitions by bank holding companies whose home state has "reciprocal" legislation which would allow acquisitions by New Jersey based bank holding companies.

     The second major provision of the Interstate Act permits, beginning on June 1, 1997, banks located in different states to merge and continue to operate as a single institution in more than one state. States may, by legislation passed before June 1, 1997, opt out of the interstate bank merger provisions of the Interstate Act. In addition, states may elect to opt in and allow interstate bank mergers prior to June 1, 1997.

     A final provision of the Interstate Act permits banks located in one state to establish new branches in another state without obtaining a separate bank charter in that state, but only if the state in which the branch is located has adopted legislation specifically allowing interstate de novo branching.
                                                     -- ----

     It is unclear at this time whether New Jersey will opt out of the interstate bank merger provisions of the Interstate Act or opt in at a date earlier than June 1, 1997, or whether New Jersey will permit interstate de novo
                                                                        -- ----
branching. Although it is impossible to predict the impact of the Interstate Act at this time, it will most likely enhance competition in the New Jersey marketplace as bank holding companies located outside of New Jersey become freer to acquire institutions located in New Jersey. The ability to operate acquired New Jersey banks as part of an existing bank charter rather than as a separately chartered institution may make interstate banking more cost-efficient, and may lead to additional acquisitions in New Jersey by out-of-state institutions.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted in December 1991. FDICIA was primarily designed to provide additional financing for the FDIC by increasing its borrowing ability. The FDIC was given the authority to increase deposit insurance premiums to repay any such borrowing. In addition, FDICIA identifies capital standard categories for financial institutions: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions depending on the category in which an institution is classified. Pursuant to FDICIA, undercapitalized institutions must submit recapitalization plans, and a holding company controlling a failing institution must guarantee such institution's compliance with its plan. As of December 31, 1994, BCB was deemed "well capitalized" under the regulations of the FDIC implementing FDICIA.

     FDICIA also requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards. The federal bank regulatory agencies have proposed regulations implementing these provisions, but have not yet formally adopted these standards.

     The deposits of BCB are insured up to applicable limits by the FDIC. Accordingly, BCB is subject to deposit insurance assessments to maintain the Bank Insurance Fund ("BIF") of the FDIC. Pursuant to FDICIA, the FDIC was required to establish a risk-based insurance assessment system by 1994. This approach was designed to ensure that a banking institution's insurance assessment is based on three factors: the probability that the applicable insurance fund will incur a loss from the institution; the likely amount of the loss; and the revenue needs of the insurance fund.

     On October 1, 1992, the FDIC adopted final regulations implementing a transitional risk-based assessment system and increasing the deposit insurance rate for certain members of BIF. Under the risk-based assessment system, each institution is assigned to one of nine assessment risk classifications based on its capital ratios and supervisory evaluations. Under a proposal adopted by the FDIC in August, 1995, the lowest risk institutions will pay deposit insurance at a rate of .04% of domestic deposits while the highest risk institutions will be assessed at the rate of .31% of domestic deposits. Each institution's classification under the system is re-examined semiannually. In addition, the FDIC is authorized to increase or decrease such rates on a semiannual basis.

CAPITAL ADEQUACY GUIDELINES

     BCB is subject to capital adequacy guidelines promulgated by the FDIC. The FDIC has issued regulations to define the adequacy of capital based upon the sensitivity of assets and off-balance sheet exposures to risk factors. Four categories of risk weights (0%, 20%, 50% and 100%) were established to be applied to different types of balance sheet assets and off-balance sheet exposures. The aggregate of the risk weighted items (risk-based assets) is the denominator of the ratio, the numerator of which is a newly defined risk-based capital. Under the regulations, risk-based capital has been classified into two categories. Tier 1 capital includes common and qualifying perpetual preferred stockholders' equity, less goodwill. Tier 2 capital includes mandatory convertible debt, allowance for loan losses, subject to certain limitations, and certain subordinated and term debt securities. Total qualifying capital consists of Tier 1 capital and Tier 2 capital; however, the amount of Tier 2 capital may not exceed the amount of Tier 1 capital in the computation of total qualifying capital. The minimum capital ratio required under the above formula was 4% for Tier 1 capital and 8% for total qualifying capital. BCB at December 31, 1994 maintained a ratio of Tier 1 capital as a percentage of risk-adjusted assets of 10.30% and a ratio of total qualifying capital as a percentage of risk-adjusted assets of 11.21%. At June 30, 1995, BCB's capital ratio as a percentage of risk-adjusted assets was 9.29% and its ratio of total qualifying capital as a percentage of risk-adjusted assets was 10.04%.

     The FDIC has also issued leverage capital adequacy standards. Under these standards, in addition to the risk-based capital ratios, a bank must also maintain a ratio of Tier 1 capital (using the risk-based capital definition) to total assets of at least 3%. Institutions which are not "top-rated" will be expected to maintain a ratio 100 to 200 basis points above this ratio. BCB's leverage ratio at December 31, 1994 was 10.06% and at June 30, 1995 was 9.43%.

DIVIDENDS

     As a New Jersey State commercial bank, BCB's ability to pay dividends is regulated and limited under the Banking Act. The Banking Act provides that a bank may not pay a dividend unless, following the payment of such dividend, the capital stock of the bank will be unimpaired and the bank will have a surplus of not less than 50% of its capital stock or the payment of the dividend will not reduce the surplus of the bank.

                             BERGEN COMMERCIAL BANK

              FINANCIAL SUMMARY AND SELECTED PER SHARE DATA OF BCB
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                     -------------------------------------

                                            Six Months              Years Ended
                                           Ended June 30            December 31
                                         ------------------    -------------------------
                                          1995        1994      1994       1993    1992
                                         ------      ------    ------     ------  ------
SELECTED STATEMENT OF INCOME DATA:

Total interest income                    $2,632       $1,977    $4,400     $3,448  $3,270

Total interest expense                      881          530     1,186      1,118   1,171

Provision for possible loan losses           11           20        42         86      82
                                         ------       ------    ------     ------  ------
Net interest income after
 provision for possible loan
   losses                                 1,740        1,427     3,172      2,244   2,017

Other income                                387          253       457        679     386

Other expenses                            1,725        1,269     2,805      2,169   1,845
                                         ------       ------    ------     ------  ------
Income before income taxes                  402          411       824        754     558

Provision for income taxes                  137          152       304        288     208
                                         ------       ------    ------     ------  ------
Net income                               $  265       $  259    $  520     $  466  $  350
                                         ======       ======    ======     ======  ======
PER SHARE DATA:

Net income                               $  .72       $  .70    $ 1.41     $ 1.26  $  .95
Book value                                18.17        17.23     17.63      16.53   15.55

                                                              Year Ended December 31
                                              As of June 30   ----------------------
                                                  1995         1994      1993      1992
                                              -------------  --------  --------  --------
SELECTED STATEMENT OF CONDITION DATA:

   Total assets                                   $70,969     $61,621  $56,278   $49,171

   Securities                                      14,016      13,261    9,751     3,530

   Federal funds sold                               5,250       1,625    3,750     6,350

   Loans (net of unearned income)                  45,643      42,365   37,170    33,331

   Allowance for possible loan losses                 542         591      499       582

   Deposits                                        63,653      54,670   49,176    42,383

   Securities sold under agreements to
   repurchase                                           0           0      750       703
   Shareholders' equity                             6,719       6,518    6,095     5,733

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS OF BCB


     Management's Discussion and Analysis is intended to assist in understanding BCB by describing BCB's financial condition and results of operations. It should be read in conjunction with the audited and unaudited financial statements and the accompanying notes appearing elsewhere in this Proxy Statement/Prospectus.

                         SIX MONTHS ENDED JUNE 30, 1995

PERFORMANCE SUMMARY AND MANAGEMENT STRATEGY
-------------------------------------------

     BCB's main market focus is the provision of loans and other services to professionals such as physicians, attorneys and accountants and other small to medium size businesses. BCB has continued its focus on providing individualized service to health care and other professionals. However, BCB has begun to diversify its operations by offering full services to all customers, including the introduction of a retail product line for consumers. A proliferation of alternative "deposit" vehicles, advances in technology and a blurring distinction between banks, thrifts and brokerage houses have altered BCB's pricing philosophy. Great emphasis is placed on individual customer and product profitability, and the recovery of costs incurred exclusive of the net interest margin. BCB expects all relationships to be profitable via either balances or fees.

     At June 30, 1995, BCB had assets of $71.0 million, an increase of $9.4 million, or 15.3%, from assets at December 31, 1994. Loans outstanding grew to $45.8 million at June 30, 1995, an increase of $3.3 million, or 7.8%, from December 31, 1994, and deposits increased by $9.0 million, or 16.4%, to $63.7 million. The current trend of deposit growth exceeding loan growth is unusual; in prior years the growth rates have been relatively parallel. The growth in deposits was primarily the result of new deposit relationships in the targeted markets BCB has traditionally served, and the opening of two new branch offices in late 1994 in Wood-Ridge and Hasbrouck Heights, New Jersey, both of which generated new deposits faster than they generated new loan originations. Shareholders' equity grew to $6.7 million, as a result of continued profitable operations. BCB commenced paying cash dividends in 1992 and has consistently paid dividends since.

     Net income for the six months ended June 30, 1995 was $265 thousand, or 72 cents per share, up 3.3% from the comparable period of 1994. Earnings for the first half of 1995 were net of an $11 thousand provision for loan losses, which resulted in a total allowance for loan losses of $542 thousand, or 1.18% of total loans at quarter end, compared to $591 thousand, or 1.39% of total loans, at December 31, 1994. The decline was a result of net charge-offs of $60 thousand during the first half of 1995.

     Other real estate ("ORE") stood at $258 thousand at June 30, 1995, a decrease of $365 thousand from December 31, 1994. ORE is carried at the lower of fair market value of the property less estimated disposal and carrying costs or the recorded investment in the related loan. BCB's non-performing loans at June 30, 1995 increased to $794 thousand as a result of the reclassification of an in-substance foreclosure of $359 thousand from ORE to impaired loans in accordance with Financial Accounting Standards Board Statement No. 114 and the transfer to non-accrual status of two loans in the process of collection.

RESULTS OF OPERATIONS
---------------------

     For the six months ended June 1995, BCB reported earnings of $265 thousand, an increase of $6 thousand, or 3.3%, over the comparable period of 1994. The increase in earnings in 1995 is primarily attributable to greater net interest income and non-interest income, partially offset by greater operating expenses.

     Total interest income increased by $655 thousand, or 33.1%, during the first six months of 1995 compared to the comparable period of 1994. The increase resulted from an increase in the volume of interest earning assets combined with an increase in rates. BCB continued to experience loan growth in the first half of 1995. The interest on newly originated loans exceeded the yield on the assets they replaced, federal funds, resulting in an increase in average rate.

     The same rate/volume factors - increases in both volume and rate - accounted for an increase in interest expenses of $351 thousand, or 66.2%, in the first half of 1995 as compared to the first half of 1994. BCB's total deposits increased by 16.5% to $63.7 million at June 30, 1995, from $54.7 at December 31, 1994. In addition, BCB's average interest paid on deposits increased to 3.11% at June 30, 1995 from 2.21% at December 31, 1994, reflecting higher interest rates and promotional rates offered on time and savings deposits to entice retail customers in the new branch locations. The combined impact on net interest earnings was an increase of approximately 21.0%, or $304 thousand, in the first half of 1995 over the comparable period of 1994.

     Average non-interest bearing liabilities decreased by $1.5 million, or 11.4%, in the first half of 1995 compared to the first half of 1994. Average interest bearing demand deposits grew by $7.5 million or 20.2% in the first half of 1995 compared to the first half of 1994.

     In addition to increases in net interest income, BCB's earnings were positively affected by increases in non-interest income. BCB's primary sources of non-interest income are service charges on deposit accounts, letter of credit fees, sales of money orders and travelers checks, safe deposit box rentals, mortgage sales and servicing, and merchant credit card fees. During the first half of 1995, income from these sources increased by $134 thousand, or 53.0%, over the comparable period of 1994. The increase is attributable to increased emphasis on generating additional service income along with a modest increase in BCB's fee structure. Merchant credit card service fees represent a significant part of BCB's non-interest income for the first half of 1995. BCB has begun a program to increase merchant credit card servicing fee income by servicing merchant credit card portfolios for other financial institutions. As of June 30, BCB serviced credit card portfolios for 3 institutions. This area has contributed greatly to increases in both non-interest income and non-interest expense for the periods ended June 30, 1995 and 1994, respectively.

     Non-interest expense rose by $456 thousand, or 35.9%, during the first half of 1995 compared to the first half of 1994. Salary and employee benefit expense constituted over 40% of total operating expenses during the first half of 1995. Salary and employee benefit expense increased by $88 thousand, or 14.3% during the first half of 1995 compared to the first half of 1994. The increase was the result of greater staffing levels to service BCB's growing customer base, the addition of branch offices in Wood-Ridge and Hasbrouck Heights, New Jersey, and the growth of BCB's credit card servicing department. In addition, the increase reflects increased benefit costs.

     Occupancy expense increased by $50 thousand, or 52.1%, in the first half of 1995 compared to the comparable period of 1994 due to the opening of BCB's two new branch offices. Other operating expenses increased by $318 thousand, or 56.9%, in the first half of 1995. This category includes equipment, marketing, computer services, insurance premiums, FDIC premiums, communication, legal and professional fees, and other expenses, including credit card servicing expenses. The increase during 1995 in other expenses is primarily the result of the increase in credit card servicing costs of $216 thousand and increases in equipment, FDIC and other insurance premiums, legal and professional fees, unreimbursed loan related expenses, data processing costs, correspondent bank fees, supplies and ATM operations, partially offset by decreases in marketing, director fees, and other miscellaneous expenses.

     A provision for loan losses of $11 thousand was recorded during the first half of 1995 compared with a provision of $20 thousand in the first half of 1994. This reduced provision is based upon management's view of the risk inherent in BCB's loan portfolio at June 30, 1995, as well as current economic conditions.

     The provision for income taxes was $137,000 in the first half of 1995 versus $152,000 in the first half of 1994. The lower provision was due to lower state income tax on BCB's investment subsidiary, which holds a substantial portion of BCB's investments.

FINANCIAL CONDITION
-------------------

     BCB's assets increased $9.4 million, or 15.3%, at June 30, 1995 compared to December 31, 1994. An increase of $3.0 million in the average balance of BCB's loan portfolio, to $43.3 million from $40.3 at December 31, 1994 was primarily responsible for this increase in assets. In addition, BCB's securities portfolio, including federal funds sold, increased by $4.4 million to $19.3 million at June 30, 1995 from $14.9 at December 31, 1994. The increase in total assets was primarily caused by an increase in deposits from the Bank's recently opened branches, as well as by the generation of new business relationships from BCB's main office. Since deposits increased more rapidly than loan originations, the excess funds were used to purchase additional securities.

     At June 30, 1995, BCB maintained a total allowance for possible loan losses, net of amounts charged against the allowance, and recoveries on loans previously charged off, of $542 thousand, compared to $591 thousand at December 31, 1994. The allowance at June 30, 1995 represented 1.18% of total loans outstanding, 68.3% of non-performing loans, and 51.5% of non-performing assets. Management considers the allowance to be adequate at the present time. However, future loan loss provisions will depend upon management's ongoing analysis of the risks inherent in BCB's loan portfolio, economic conditions in BCB's marketing areas and the credit quality of individual borrowers.

     At June 30, 1995, BCB had ORE of $258 thousand. ORE includes properties that have been acquired by BCB through foreclosure. Prior to January 1, 1995, ORE included items classified as in-substance foreclosures. BCB is currently actively seeking to dispose of ORE as marketing opportunities arise.

                          YEAR ENDED DECEMBER 31, 1994
                          ----------------------------

PERFORMANCE SUMMARY
-------------------

     BCB entered its eighth year of operations having achieved record levels of assets, loans, deposits, equity and income. At December 31, 1994, total assets were $61.6 million, up more than 9.4% from assets at December 31, 1993. Loans grew to $42.5 million during the same period, an increase of 13.9%, and deposits increased by 11.2% to $49.2 million. Shareholders' equity grew to $6.5 million, an increase of 6.6% during 1994.

     Net income for the twelve months ended December 31, 1994 was $520 thousand, or $1.41 per share, compared to $466 thousand, or $1.26 per share, in 1993.

     ORE totaled $623 thousand and $631 thousand as of December 31, 1994 and December 31, 1993, respectively. BCB's loan portfolio did not include any non-accrual loans at December 31, 1994 and December 31, 1993. At December 31, 1994, BCB maintained an allowance for loan losses of $591 thousand, or 1.39% of total loans and 94.9% of non-performing assets. The assets held in ORE are carried at the lower of fair market value or book value.

     The growth in assets, loans and deposits in 1994 was primarily the result of new client relationships in the targeted markets served by BCB, combined with new customer relationships in branch offices opened in Wood-Ridge and Hasbrouck Heights during the fall of 1994.

RESULTS OF OPERATIONS
---------------------

     For the year ended December 31, 1994, BCB had earnings of $520 thousand, an increase of $54 thousand, or 11.6%, over earnings for the year ended December 31, 1993. The increase in earnings for 1994 is primarily attributable to greater net interest income and a lower provision for possible loan losses, partially offset by lower non-interest income and higher operating expenses.

     BCB's principal source of revenue is its net interest income, which is the difference between the interest earned on assets and interest paid on the funds acquired to support those assets. The principal interest earning assets are loans made to businesses and individuals, securities, interest bearing deposits at banks and federal funds sold in the inter-bank market. Interest bearing liabilities include business, consumer and governmental deposits as well as federal funds purchased and repurchase agreements. Interest income and interest expense are impacted by changes in the volume of assets and liabilities and changes in interest rates.

     Net interest income increased by 37.9%, or $884 thousand, during the year ended December 31, 1994 from the comparable period of 1993. This increase was caused by increases in interest income, partially offset by increases in interest expense.

     Interest income increased by $952 thousand, or 27.6%, for the year ended December 31, 1994 compared to the comparable period of 1993. The increase is attributable to an increase in volume of interest earning assets and increase in interest rates.

     Interest expense on deposits rose from $1.1 million in 1993 to $1.2 million in 1994, an increase of 9.1%. This was a result of increased volume, partially offset by a decease in rates. The decline in rates reflects both a decline in market rates and a change in BCB's deposit mix toward lower priced core and demand deposits and away from large denomination certificates of deposit.

     Interest on securities sold under agreement to repurchase and other borrowings decreased to $13 thousand in 1994 from $36 thousand in 1993. The decrease was principally due to reductions in volume.

     During 1994, non-interest income decreased by $222 thousand, or 32.7%, compared to the year ended December 31, 1993 principally due to a reduction in mortgage sales and servicing income.

     Non-interest expense rose by $636 thousand, or 29.3%, during the year ended December 31, 1994 compared to the year ended December 31, 1993. Salary and employee benefit expense constitute approximately 46% of total operating expenses. Salary and employee benefit expense increased by $235 thousand, or 22.3%, for the year ended December 31, 1994 compared to the prior year. This increase is related to BCB's offering of new banking services, including the opening of two branch offices, and increased benefit costs.

     Occupancy expense increased by $63 thousand, or 39.1%, in 1994 due to the opening of the branch offices in Wood-Ridge and Hasbrouck Heights. Other operating expenses increased by $335 thousand, or 35.3%, in 1994 compared to the prior year. This category includes equipment, marketing, computer services, insurance premiums, FDIC premiums, communication and office expenses, legal and professional fees and other expenses. The increase in other expenses is primarily the result of increases in FDIC insurance premiums, legal and professional fees, computer services, marketing, equipment and offices expenses, in part related to BCB's two new branches.

     During the year ended December 31, 1994, BCB recorded a provision for loan losses of $42 thousand, a decrease of $44 thousand from the comparable period of 1993. The provision was based upon management's view of the risk inherent in BCB's loan portfolio. In addition, BCB incurred ORE expense of $9 thousand during the year ended December 31, 1994.

     The provision for income taxes was $304 thousand for the year ended December 31, 1994, an increase of $16 thousand compared to the year ended December 31, 1993. The higher provision was due to higher net operating income before tax. However, BCB's effective tax rate decreased from 38.2% in 1993 to 36.9% in 1994. This was the result of a decrease in state income tax on BCB's investment subsidiary.

                              FINANCIAL CONDITION
                              -------------------

     Total assets at December 31, 1994 increased to $61.6 million from $56.3 million, an increase of $5.3 million, or 9.4%. BCB's total loans increased to $42.5 million at December 31, 1994, an increase of $5.2 million, or 13.9%, over total loans of $37.3 million at December 31, 1993. The largest component of this increase was an increase of $4.2 million in non-residential real estate loans. BCB's securities portfolio, excluding federal funds sold, increased by $3.5 million, or 35.7%, during 1994 to $13.3 million at December 31, 1994 from $9.8 million at December 31, 1993. This increase primarily reflects an increase in BCB's treasury and government agency obligations of $5.0 million partially offset by decrease in BCB's state and political subdivision obligations of $1.5 million. The increase in deposits exceeded loan originations during the period; the increase in the investment portfolio relates to the investment of available liquid funds into higher-earning assets.

     During the year ended December 31, 1994, average interest bearing liabilities increased by $5 million, or 14.7%, compared to the average balance for the year ended December 31, 1993. Average non-interest bearing demand deposits also grew during this period by $1.6 million, or 12.9%, during the year ended December 31, 1994.

     BCB maintains an allowance for loan losses based upon management's estimate of possible future loan losses. Despite stringent credit standards, there is a risk of loss in every loan portfolio. Management analyzes the portfolio periodically to assess the risk factors based upon an evaluation of specific credit risks, diversity of the loan portfolio, and economic conditions in BCB's market areas. At December 31, 1994, after deducting amounts charged against the allowance, net of recoveries on loans previously charged off, the allowance was $591 or $92 thousand more than the allowance at December 31, 1993. The allowance at December 31, 1994 totalled 1.39% of total loans outstanding, and 94.9% of total non-performing assets. Management considers the allowance adequate at the present time. Future loan loss provisions will be dependent upon management's ongoing analysis. Management will continue to aggressively address the collection of charged-off, delinquent and non-performing loans.

     At December 31, 1994, ORE included properties that either have been acquired by BCB through foreclosure or which qualify as in-substance foreclosures. BCB adopted Financial Accounting Standards Board S.F.A.S. No. 114 as of January 1, 1995. Under S.F.A.S. No. 114, an in-substance foreclosure will not be transferred to ORE until foreclosure of the property has been completed. At December 31, 1994, BCB considered collateral for a loan to be in-substance foreclosed if (1) the borrower had little or no equity in the collateral, (2) proceeds for repayment of the loan could be expected to come only from the collateral, and (3) the borrower had effectively abandoned control of the collateral to BCB or it was doubtful that the borrower would be able to rebuild equity in the collateral or otherwise repay the loan in the foreseeable future. ORE is carried at the lower of the fair market value of the property or the recorded investment in the related loan. Periodic net cash payments related to ORE are charged to income while net cash receipts are applied to reduce the carrying amount of the related property. BCB is actively seeking to dispose of these properties as the opportunity arises. ORE values are reviewed at least annually.

INTEREST RATE SENSITIVITY MANAGEMENT
------------------------------------

     BCB's primary source of revenue is net interest income which is the difference between interest earned on interest earning assets and interest paid on interest bearing liabilities. The following tables show the effect of interest rate changes on BCB's net interest income (based on the distribution of assets and liabilities) for the periods indicated.


June 30, 1995                           Due Within           Due Between            Due After        Non-Interest
(In Thousands)                           3 Months           4 & 12 Months           One Year            Bearing           Total
                                        ----------          -------------           --------         ------------        ---------
ASSETS:

Short-term investments                   $ 5,250               $     99              $     0           $       0         $   5,349

Securities                                 2,855                  7,405                3,756                   0            14,016
                                         -------               --------              -------                             ---------
Total loans                               28,241                  3,687               13,859                   0            45,787

Non interest-earning assets                    0                      0                    0               5,817             5,817
                                         -------               --------              -------           ---------         ---------
Total assets                             $36,346               $ 11,191              $17,615           $   5,817         $  70,969

Percent of total assets                    51.21%                 15.77%               24.82%               8.20%           100.00%

SOURCES OF FUNDS:

Interest-bearing deposits                $38,207               $  7,040              $ 5,070           $       0         $  50,317

Short-term borrowings                          0                      0                    0                   0                 0

Demand deposits and other
 liabilities                                   0                      0                    0              13,933            13,933

Stockholders' equity                           0                      0                    0               6,719             6,719
                                         -------               --------              -------           ---------         ---------
Total sources of funds                   $38,207               $  7,040             $  5,070           $  20,652         $  70,969

Percent of total sources
 of funds                                  53.84%                  9.92%                7.14%              29.10%           100.00%

Interest rate sensitivity
 Gap                                     $(1,861)              $  4,151             $ 12,545          ($  14,835)

Cumulative interest rate
 sensitivity gap                         $(1,861)              $  2,290             $ 14,835           $       0

December 31, 1994 (In                   Due Within          Due Between 4           Due After        Non-Interest
 Thousands)                             3 Months            and 12 Months           One Year         Bearing               Total
                                        ----------          -------------           --------         ------------        ---------
ASSETS:

Short-term investments                   $ 1,923               $    297              $     0              $       0      $   2,220

Securities                                 6,342                  1,690                5,229                      0         13,261

Total loans                               31,846                  1,962                8,709                      0         42,517

Non interest-earning assets                    0                      0                    0                  3,623          3,623
                                         -------               --------              -------              ---------      ---------
Total assets                              40,111               $  3,949              $13,938              $   3,623      $  61,621
                                         =======               ========              =======              =========      =========

Percent of total assets                    65.09%                  6.41%               22.62%                  5.88%        100.00%

SOURCES OF FUNDS:

Interest-bearing deposits                $34,278               $  6,304              $ 2,744              $       0      $  43,326

Short-term borrowings                          0                      0                    0                      0              0

Demand deposits and other
 liabilities                                   0                      0                    0                 11,777         11,777

Stockholders' equity                           0                      0                    0                  6,518          6,518
                                         -------               --------              -------              ---------      ---------
Total sources of funds                   $34,278               $  6,304              $ 2,744              $  18,295      $  61,621
                                         =======               ========              =======              =========      =========

Percent of total sources                   55.63%                 10.23%                4.45%                 26.69%        100.00%
 of funds

Interest rate sensitivity
 gap                                     $ 5,833                ($2,355)             $11,194               ($14,672)

Cumulative interest rate
 sensitivity gap                         $ 5,833               $  3,478              $14,672              $       0

     Interest rate sensitivity is the relationship between market interest rates and net interest income arising from the repricing frequency of assets and liabilities. Interest earning assets, principally investments and loans, earn fixed or variable rates of interest until maturity of the underlying instrument. Variable rate instruments may reprice several times during the life cycle of the instrument, for example, loans whose rates are determined by a published index such as the prime rate or U.S. Treasury rate. Similarly, interest bearing customer deposits, which are BCB's principal source of funds, are subject to the same analysis. Certain of these deposits earn fixed rates of interest which do not fluctuate with general market rates, while others are variable and change as market conditions change. Other deposits, such as certificates of deposit, reprice at each maturity. Therefore, both interest income and expenses are subject to the volatility of market interest rates. Depending upon the amount of interest sensitive assets and liabilities and their frequency of repricing, market rate changes will have a positive or negative effect on net interest margins and net interest income. If more liabilities than assets reprice in a given period (a liability sensitive position), market interest rate changes will have a greater impact on interest rates paid on liabilities. If rates are declining, interest expense will decrease and net interest income and net interest yield should increase. The opposite result will occur if market rates increase. Conversely, when assets reprice more frequently than liabilities (an asset sensitive position), a decline in market interest rates will have an adverse effect on net interest income.

     The difference between the volume of assets and liabilities that reprice in a given period is the interest sensitivity gap. The smaller the gap, the smaller the effect of market volatility on net interest income. Asset/liability management is the utilization of this information to develop strategies to allocate funds to certain types of assets and offer different liability products to achieve a certain asset-liability sensitivity and to produce the desired profit margins.

     In certain instances where a trend in market interest rates is established, it may be advantageous to selectively mismatch asset and liability repricing to take advantage of short-term interest rate movements and the shape of the yield curve. At June 30, 1995, BCB had a one-year interest rate sensitivity gap of $13.4 million. BCB's assets are primarily adjustable rate loans and investments. Although some of BCB's core deposits are interest rate sensitive, most of BCB's time deposit liabilities are fixed rate. BCB's interest rate sensitive assets therefore reprice faster than BCB's interest rate sensitive liabilities.

LIQUIDITY/FUNDS MANAGEMENT
--------------------------

     Liquidity is the ability to ensure the availability of funds to meet commitments at a reasonable price at all times. Liquidity is primarily derived from assets which may be liquidated to produce cash at short notice. Liabilities may also provide liquidity, depending on the volatility of the funds. Liquidity management has three parts. The first is daily liquidity management which assures that funds are available for asset growth and that excess funds are properly invested. The second, tactical liquidity management, is the management of the liquidity position of BCB under normal operating circumstances. Important aspects of this include the availability and cost of purchased funds or volatile liabilities. The final aspect of liquidity is strategic liquidity management which is the management of BCB's ability to meet its financial obligations upon sustaining an exceptional shock. Market confidence in BCB is the key to strategic liquidity. The basic factors in this confidence are asset quality, earnings, capital ratios and reputation.

     BCB has enacted strategies to ensure its liquidity needs are met. These strategies include its position as a net seller of federal funds and its maintenance of a significant portion of its investment portfolio in assets that are short-term in maturity and available for sale. This means that liquidity needs may be met by decreasing the amount of federal funds sold and/or the disposition of liquid assets that are near maturity or available for sale. BCB also maintains lines of credit with its upstream correspondent banks which may be drawn upon if the need arises.

     On the liability side, BCB has the ability to grow its core deposits by its service-oriented customer approach. The success of this approach has enabled BCB to attract and maintain a stable commercial deposit base. The addition of a retail division, including the new Wood-Ridge and Hasbrouck Heights branches, has given BCB an additional deposit base to attract and maintain core deposit customers.

CAPITAL REQUIREMENTS
--------------------

     The FDIC, BCB's primary federal regulator, has classified and defined bank capital into the following components: (1) Tier I capital which includes tangible shareholders' equity for common stock and certain perpetual preferred stock, less goodwill, and (2) Tier II capital which includes a portion of the allowance for possible loan losses, certain qualifying long-term debt and preferred stock which does not qualify for Tier I capital.

     The FDIC has implemented risk-based capital guidelines which require a bank to maintain certain minimum capital as a percent of such bank's assets and certain off-balance sheet items adjusted for defined credit risk factors (risk- adjusted assets). As of December 31 1994, a bank is required to maintain, at a minimum, Tier I capital as a percent of risk-adjusted assets of 4.0% and combined Tier I and Tier II capital as a percent of risk-adjusted assets of 8.0%. At June 30, 1995, BCB's Tier I and combined Tier I and II capital ratios were 13.1% and 14.1%, respectively.

     In addition to the risk-based guidelines discussed above, BCB's regulators require that a bank which meets the regulators' highest performance and operating standards, maintain a minimum leverage ratio (Tier I capital as a percent of total average quarterly assets less intangibles) of 3%. For those banks with higher levels of risk or that are experiencing or anticipating significant growth, the minimum leverage ratio is 4-5% of total assets. Minimum leverage ratios for each bank will be established and updated through the ongoing regulatory examination process. At June 30, 1995, BCB had a leverage ratio of 10.5%.

                               MANAGEMENT OF BCB

     The BCB Certificate and the Bylaws of BCB authorize a minimum of five and a maximum twenty-five directors, but leave the exact number to be fixed by resolution of the Board of Directors. The Board has fixed the number of directors at eight. Mr. Daniel S. Duva, a director of BCB since 1994 resigned in 1995 for personal reasons. The Board of Directors and executive officers of BCB immediately prior to the Effective Time shall continue to be the Board of Directors of BCB immediately after the Effective Time. After the Effective Time, GFB shall have the right as the sole shareholder of BCB to remove and/or replace any or all of the Directors and executive officers of BCB. If the Acquisition becomes effective Messrs. C. Mark Campbell, Anthony M. Bruno, Jr., and Charles J. Volpe, will become directors of GFB. In the event that one or more of said persons is unable to take office, the Board of Directors of BCB will designate a substitute acceptable to GFB. It is also anticipated that Mr. Bruno will be elected Vice Chairman of GFB if the Acquisition becomes effective. The following chart sets forth certain information concerning each director of
BCB:

Name, Age and Any Position
with BCB in addition to         Principal Occupation    Director
Director                        During Past 5 Years      Since
----------------------------  ------------------------  --------

Anthony M. Bruno, Jr.         Senior Partner, Bruno,        1987
41, Chairman of the           DiBello & Co., LLC,
Board                         Certified Public
                              Accountants

C. Mark Campbell              President and Chief           1987
45, President and             Executive Officer of
Chief Executive               BCB
Officer

Frank A. Cosimano             Owner of Several              1987
57                            Insurance Brokerages

Stefano A. Masi               Partner, Masi Boyle           1987
60                            Associates (Commercial
                              Real Estate)

Barry G. Novin                President,                    1987
54                            Montville Agency, Inc.
                              (Insurance and
                              Securities Brokers)

Michael R. Petriella, M.D.    Partner, OB-GYN               1994
48

Ralph W. Sifford              President, Sifford            1987
57                            Pontiac/GMC, Inc.
                              (Auto Dealer)

Charles J. Volpe, 58          Chief Executive Officer       1987
                              and Principal, J.P.
                              Patti Company (Roofing)

     No director of BCB is also a director of any company registered pursuant to
Section 12 of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF BCB

     The following table sets forth information concerning the beneficial ownership of BCB Common Stock, as of September 1, 1995, by each director, by all directors and executive officers as a group, and by other principal shareholders. BCB knows of no person or group which beneficially owns 5% or more of BCB Common Stock, except as set forth below.

Name of                      Number of Shares       Percent
Beneficial Owner          Beneficially Owned/(1)/  of Class
------------------------  -----------------------  ---------

Directors:

Anthony M. Bruno, Jr.          20,250/(2)/          5.48%
C. Mark Campbell               16,507/(3)/          4.46%
Frank A. Cosimano               3,804               1.03%
Stefano A. Masi                16,609/(4)/          4.49%
Barry G. Novin                  8,022/(5)/          2.17%
Michael R. Petriella              237/(6)/          0.06%
Ralph W. Sifford               17,150/(7)/          4.64%
Charles J. Volpe               15,123/(8)/          4.09%

All Executive Officers
and Directors as a
Group (9 individuals)          97,816              26.45%

Shareholders:

John L. Soldoveri              19,625               5.31%
3 Battle Ridge Trail
Totowa, New Jersey 07512

Keith Patti                    29,210               7.90%
18 Charlden Drive
Saddle River, New Jersey
               07458

(1) Beneficially owned shares include shares over which the named person exercises sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2) Includes 747 shares held by a trust of which Mr. Bruno is a trustee, 5,570 shares held in a self-directed IRA and 9,213 shares held by Mr. Bruno's wife.

(3) Includes 760 shares held by Mr. Campbell as custodian for his minor children, 1,038 shares held jointly by Mr. Campbell and a family member, 1,464 shares purchasable upon exercise of options held by Mr. Campbell, 3,801 shares held in a 401(k) Plan, 1,030 shares held in a self-directed IRA, and 638 shares held by a trust of which Mr. Campbell is a trustee.

(4) Includes 1,797 shares held by a trust of which Mr. Masi is a trustee, 2,592 shares held by another trust of which Mr. Masi is a trustee, and 807 shares held by Mr. Masi's wife.

(5) Includes 7,435 shares held by a profit sharing plan of which Mr. Novin and his wife are trustees.

(6) Includes 36 shares held by Dr. Petriella's son in his own name.

(7) Includes 950 shares held by Mr. Sifford's wife and 4,598 shares held by a trust of which Mr. Sifford is a trustee.

(8) Includes 1,159 shares held jointly in the name of Mr. Volpe and his wife, and 978 shares held by Mr. Volpe's wife.

EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid or accrued in each of the three years ended December 31, 1994 for services performed in all capacities for BCB with respect to the president and each executive officer whose compensation exceeded $60,000 and with respect to all executive officers as a group.

                           SUMMARY COMPENSATION TABLE


                                                               Long Term
                                                              Compensation
                                                                 Awards
                                                              ------------
                                     Annual Compensation      Securities
         Name and                   Salary         Bonus      Underlying    All Other
    Principal Position       Year  ($)           ($)          Options/SARS  Compensation
---------------------------  ----  ---------     --------     ------------  ------------
C. Mark Campbell             1994    124,635      12,500          ---           ---
President and Chief          1993    110,115      10,000          ---           ---
Executive Officer            1992     98,941        --            ---           ---

Bradley P. Bloss,            1994     76,475       3,000          ---           ---
Senior Vice President        1993     72,945       3,000          ---           ---
                             1992     64,808        --            ---           ---

All Executive Officers       1994    267,000        --            ---           ---
 as a Group (1994, 4         1993    263,549        --            ---           ---
 individuals; 1993, 5        1992    163,749        --            ---           ---
 individuals; 1992, 2
 individuals)

     BCB maintains various medical, life and disability benefit plans covering all its full-time employees. BCB provides automobiles for and/or pays automobile expense allowances to certain of its officers. Such officers may have derived some personal benefit from the use of the automobiles or the expense allowances. BCB is unable to determine with reasonable effort and expense the extent or value of the benefits, if any, which the officers may have derived from the personal use of such automobiles. In any event, BCB believes after reasonable inquiry that the value of the personal use of such automobiles does not exceed the lesser of $25,000 or 10% of the amount shown in the cash compensation table for any officer.

DIRECTOR COMPENSATION ARRANGEMENTS

     Directors of BCB received compensation for service on the Board of Directors of $300 per Board of Directors meeting attended, provided that such Director attended at least seventy-five (75%) percent of such regular meetings. Directors of BCB also receive compensation of $50 per committee meeting actually attended.

BENEFIT PLANS

     BCB maintains a 401(k) plan for all employees who complete one year of service and who are at least 21 years of age. Under the plan, BCB matches 50% of the employee's contribution up to a maximum of 6% of the employee's annual compensation. BCB contributions vest over a five-year period, with no amounts vesting the first year and 25% vesting each year thereafter. In 1994, BCB contributed approximately $10,526 to the plan. Of this total, $3,750 was attributable to Mr. Campbell, and $1,133 was attributable to Mr. Bloss.


STOCK OPTIONS

     An Officer Stock Option Plan (the "Plan") is maintained by BCB and was adopted by the Board of Directors and shareholders in 1989. No stock options were granted by BCB during the year ended December 31, 1994. The following table sets forth information with respect to officers of BCB concerning the exercise of options during 1994 and unexercised options held on December 31, 1994. Mr. Campbell is the only officer of BCB currently covered by the Plan.

                      AGGREGATED OPTION EXERCISES IN 1994
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                     Dollar Value of
                                                                       Number of Shares              Unexercised In-
                                                                       Underlying                    the-Money
                                                                       Unexercised                   Options at
                                                                       Options at                    Fiscal Year
                                                                       Fiscal Year End               End(1)
                                                                       ----------------------        ------------------------
                                 # of Shares         Value
                                 Acquired on           Realized             Exercisable(E)/               Exercisable(E)/
Name                              Exercise                ($)              Unexercisable(U)              Unexercisable(U)
----                          ---------------        -----------       -------------------------     -------------------------
C. Mark Campbell                     976               $1,400                   1464/0 E                       $0/0

CERTAIN TRANSACTIONS WITH MANAGEMENT

     BCB has made and, assuming continued compliance with generally applicable credit standards, expects to continue to make, loans to its directors and executive officers and their associates. All of such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

     BCB has purchased automobiles for business use from Sifford Pontiac/GMC Inc. Ralph W. Sifford, a Director of BCB, is the President of Sifford Pontiac/GMC Inc. The total amount paid to Sifford Pontiac/GMC Inc. for such purchases, as well as the maintenance of BCB-owned automobiles, during the year ended December 31, 1994 was $15,751.

     BCB has utilized Montville Agency, Inc., in its capacity as agent for Guardian Life Insurance Company, to implement employee health benefits and insurance policies. Barry G. Novin, a director of BCB is President of Montville Agency, Inc.. The total remittance by BCB to Guardian Life Insurance Company during the year ended December 31, 1994, totaled $82,907, from which Montville Agency, Inc. may derive a fee.

                               MANAGEMENT OF GFB

     The directors of GFB are elected on a staggered term basis, with each class of directors consisting, as nearly as may be, of 1/3 of the number of directors then constituting the whole Board. The term of one of the classes expires each year, and each class is elected for a 3-year term.

     The Bylaws of GFB provide for a minimum of 5 directors and a maximum of 15 directors. Following completion of the Acquisition, the number of directors in the Board will be increased from 7 to 10 and Messrs. Bruno, Campbell and Volpe will be elected to fill the 3 new positions. The Bylaws permit the Board of Directors to increase the number of directors by not more than 2 members, and to fill the vacancies created by such increase, between Annual Meetings of Stockholders. In the event of any such increase in the number of directors by the Board, the terms of the directors filling such vacancies shall be fixed by the Board in such manner as to result in each class consisting, as nearly as possible, of 1/3 of the number of directors then constituting the whole Board as so increased. A Director elected by the Board to fill a vacancy created in such manner will serve only until the next Annual Meeting of Stockholders, at which time the stockholders will elect such director's successor for the succeeding term, or if applicable, for the remaining portion of the full term previously fixed by the Board.

Directors of GFB

     Information regarding the current and past 5 years' business experience, age and directorships of GFB's directors and senior executive officers, as well as certain information regarding directors and executive officers of Great Falls Bank, is set forth below:

     Marino A. Bramante, age 63, an orthodontist, has been the President of M.A. Bramante, D.D.S., P.A. since 1960. Dr. Bramante has served as a Director of GFB since 1985 and his present term will expire in 1997.

     Robert J. Conklin, age 59, has been the President of The Conklin Corporation, which is engaged in construction and engineering, since 1960. He is also President of an electronics firm, Crystal Accel. Mr. Conklin has been a Director of GFB since 1985 and his present term will expire in 1997.

     William T. Ferguson, age 53, has been the Vice President of TedCar, Inc., an auto wholesaler, since 1977. He is the Vice President of Riverview Auto Parts. Mr. Ferguson has served as a Director of GFB since 1985 and his present term will expire in 1997.

     George E. Irwin, age 51, has served since 1987 as GFB's Vice President and as President and Chief Executive Officer of Great Falls Bank. During 1986 Mr. Irwin was an Executive Vice President, Treasurer, and Senior Loan Officer of Great Falls Bank. He has been a Director of GFB since 1987 and his present term will expire in 1998.

     Joseph A. Lobosco, age 60, recently retired as the Senior Partner of Joseph Lobosco & Sons, an insurance agency, of which he had been a partner since 1961. He has served as a Director of GFB since 1990 and his present term will expire in 1996.

     John L. Soldoveri, age 71, is the Chairman of the Board of Directors and President of GFB. He was President of Soldoveri Agency and Rhodes Agency Inc., real estate brokerage and insurance agency firms for many years until 1991. He has served as Vice President of both companies since 1991. Mr. Soldoveri has also been a controlling partner in Anjo Realty since 1980 and is an active investor in real estate, directly and through various entities. Mr. Soldoveri has been a Director of GFB since 1984, and his present term will expire in 1996.

     Alfred R. Urbano, age 49, has been the President of Rubicon Realty Corp., a real estate investment firm, since 1980, and is active in the real estate business as an investor and a manager, directly and through various entities. Mr. Urbano has served as a Director of GFB since 1986, and his present term will expire in 1998.

Directors of Great Falls Bank who are not Directors of GFB

     Great Falls Bank's board of directors is comprised of the 7 directors of GFB named above plus the 4 other individuals named below. Those 4 directors of Great Falls Bank have frequently attended meetings of GFB's Board of Directors. Information regarding the current and past 5 years' business experience, age and directorships of such directors, and the executive officers of Great Falls Bank in addition to Mr. Irwin, is set forth below:

     Annemarie Appleton, age 37, has been Vice President of Manufacturing of Knickerbocker Machine Shop, Inc. (manufacturing) since February, 1991, where she was quality control manager prior thereto. Mrs. Appleton has served as a director of Great Falls Bank since May, 1993.

     David M. Corry, age 37, has been a partner of the certified public accounting firm Bruno, DiBello & Co., LLC, of Totowa, New Jersey, since 1987. Mr. Corry has served as a director of Great Falls Bank since 1988.

     Robert B. Coyle, age 65, was previously a Director of Product Development for New Jersey Bell (communications utility), a position from which he retired in 1989. Mr. Coyle has served as a director of Great Falls Bank since January, 1993.

     Richard Steuerwald, age 62, is President of ABD, Inc. (textile bleaching). Mr. Steuerwald became a director of Great Falls Bank in April, 1995. He previously served as a director of Family First Federal Savings Bank, Clifton, New Jersey.

     Naqi A. Naqvi, age 39, has been GFB's Treasurer since 1988, and he has also served as Vice President and Treasurer of Great Falls Bank since 1987.

     In addition to Mr. Irwin and Mr. Naqvi, Great Falls Bank's other current senior officers are James W. DeBow, Senior Vice President, Donald W. Walsh, Vice President, and Toby W. Giardiello, Vice President.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF GFB

     The following table sets forth information concerning the beneficial ownership of GFB Stock, as of August 31, 1995, by each director of GFB and Great Falls Bank, each executive officer of GFB, all Directors of GFB and Great Falls Bank and GFB executive officers as a group, and other principal shareholders. Although Mrs. Appleton and Messrs. Corry, Coyle and Steuerwald are directors of Great Falls Bank they are not directors of GFB, and the inclusion of information below concerning their beneficial ownership of GFB Stock shall not constitute an admission that they are subject to the reporting or other provisions of Section 16 of the Exchange Act. GFB knows of no person or group which beneficially owns more than 5% of GFB Stock, except as set forth below. All directors and executive officers have an address c/o Great Falls Bancorp, 55 Union Boulevard, Totowa, New Jersey 07512.

NAME OF                                       AMOUNT AND NATURE OF       PERCENT OF
BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP/(*)/    CLASS /(**)/
----------------------------------------  ----------------------------  -------------
DIRECTORS AND EXECUTIVE OFFICERS

  Annemarie Appleton                      49,813  (a)                           4.65%

  Marino A. Bramante                      61,042  (b)                           5.58%

  Robert J. Conklin                       57,187  (c)                           5.22%

  David M. Corry                           4,276  (d)                           0.40%

  Robert B. Coyle                          6,658  (e)                           0.62%

  William T. Ferguson                     17,884  (f)                           1.67%

  George E. Irwin                         35,800  (g)                           3.34%

  Joseph A. Lobosco                       21,224  (h)                           1.96%

  John L. Soldoveri                      144,237  (i)                          13.06%

  Richard Steuerwald                       2,225                                0.21%

  Alfred R. Urbano                       104,514  (j)                           9.66%

  Naqi A. Naqvi                            2,332  (k)                           0.22%

  All directors and executive officers
  as a group (13 in number including
  individuals named above)                508,704  (a)-(l)                     42.67%

OTHER PRINCIPAL BENEFICIAL OWNERS

 Eleanor Bramante                         57,341  (m)                           5.25%
  875 Huron Road
  Franklin Lakes, NJ 07417

 Yolanda Simonelli                        60,013  (n)                           5.61%
  439 Parish Drive
  Wayne, NJ 07470

-----------------
/(*)/ Unless otherwise noted, all shares are owned of record and beneficially by the named person. Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares (i) owned by a spouse, minor children or by relatives sharing the same home, (ii) owned by entities owned or controlled by the named person and (iii) with respect to which the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Such options include the right to purchase shares pursuant to Cancellable Mandatory Stock Purchase Contracts due 11/1/97 ("Equity Contracts"). In accordance with the Commission's rules relating to the computation of beneficial ownership, the percentage of common stock beneficially owned by a person or group assumes the exercise of options held by such person or group but the nonexercise of options held by all other persons. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

/(**)/  Based upon 1,069,750 shares outstanding on August 31, 1995.

(a) Consists primarily of 46,268 shares owned by a trust established under the Will of Michael A. Simonelli (the "Simonelli Trust") of which Mrs. Appleton acts as a co-trustee and in which she has a remainder interest. Mrs. Appleton also has the right to acquire 1,117 shares pursuant to the exercise of Equity Contracts and 1,100 shares pursuant to stock options. Mrs. Appleton is a director of Great Falls Bank.

(b) Includes 10,474 shares held by Dr. Bramante's wife, Eleanor Bramante, and 24,335 shares held by Dr. Bramante's employer's retirement trust (the "Bramante Trust"), of which Dr. Bramante is a beneficiary and a co-trustee, with his wife. Also includes 24,963 shares which Dr. Bramante has the right to acquire pursuant to Equity Contracts owned by the Bramante Trust (22,532 shares) and stock options held by Dr. Bramante (2,431 shares).

(c) Includes 20,210 shares held by a corporation owned by Mr. Conklin and his wife and 460 shares owned by his wife. Also includes 24,776 shares which Mr. Conklin has the right to acquire pursuant to stock options (2,431 shares) and Equity Contracts (22,345 shares, of which 3,724 shares are held by his wife alone).

(d) Includes 2,431 shares subject to stock options held by Mr. Corry, and 465 shares held subject to Equity Contracts which Mr. Corry owns as custodian for his children.

(e) Includes 2,431 shares subject to stock options held by Mr. Coyle, and 1,862 shares held subject to Equity Contracts which Mr. Coyle owns jointly with his wife.

(f) Includes 2,431 shares subject to stock options, 1,857 shares owned by Mr. Ferguson's children, and 1,857 shares owned by a corporation of which Mr. Ferguson is a shareholder. Mr. Ferguson disclaims beneficial ownership of the shares held by such corporation except his pro rata interest therein, consisting of 929 shares.

(g) Includes 1,298 shares owned by a corporation controlled by Mr. Irwin, 182 shares owned by his children, and the right to acquire 990 shares pursuant to stock options.

(h) Includes 665 shares owned by Mr. Lobosco's wife. Also includes Mr. Lobosco's right to acquire beneficial ownership of a total of 10,530 shares, pursuant to Equity Contracts (8,099 shares) and stock options (2,431 shares).

(i) Includes 27,013 shares owned by Mr. Soldoveri's wife. Also includes 34,553 shares which Mr. Soldoveri has the right to acquire pursuant to stock options (2,431 shares) and Equity Contracts (29,795 shares for Mr. Soldoveri and 2,327 shares for his wife).

(j) Mr. Urbano's right to acquire beneficial ownership of a total of 12,388 shares, pursuant to Equity Contracts (as to 9,957 shares) and stock options (2,431 shares), is included in this total.

(k)  Includes Mr. Naqvi's right to acquire 994 shares pursuant to stock options.

(l) The total for all directors and executive officers includes the right to acquire 122,543 shares pursuant to Equity Contracts and stock options.

(m) Includes 10,474 shares held by Mrs. Bramante directly and 24,335 shares held by the Bramante Trust, of which Mrs. Bramante is a co-trustee. Also includes 22,532 shares which the Bramante Trust has the right to acquire pursuant to Equity Contracts.

(n) Includes 46,268 shares owned by the Simonelli Trust. Although Mrs. Simonelli is an income beneficiary of the Simonelli Trust, she is not a trustee and has no voting power or dispositive power over the GFB Stock owned by such trust. She therefore disclaims beneficial ownership for purposes of the Commission's Regulation 13D.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

     Prior to March, 1994 the directors of GFB were not compensated for attending meetings of its Board of Directors. Beginning in March, 1994, the GFB directors were compensated for services rendered in that capacity at the rate of $200 per meeting attended. GFB paid a total of $13,000 to its directors for 1994 in that capacity. Prior to March, 1994, the directors of Great Falls Bank were compensated $150 for each meeting of the

Board of Directors of Great Falls Bank they attended and $75 for each meeting they attended of the Executive Committee, Loan Committee, Audit Committee and Personnel Committee. During March, 1994, the fee structure for directors of Great Falls Bank was changed to $250 for each meeting of the Board attended, $150 for Executive Committee meetings, $100 for Loan Committee meetings and $75 for all other committee meetings attended. Great Falls Bank paid a total of $55,150 in directors fees during 1994 to all directors of Great Falls Bank for acting in those capacities, of which $41,050 was paid to those Bank directors who are also directors of the Corporation.

     In addition, during 1994 GFB's directors other than Mr. Irwin each exercised options (which had been granted to such directors during 1993 under the 1993 Stock Option Plan) to purchase 605 shares of GFB Common Stock at a price of $8.26 per share. (Both the number of shares and the option price were adjusted to reflect stock dividends paid in 1993 and 1994, but do not reflect the 1995 stock dividend.) Mr. Lobosco exercised his options on November 1, 1994, realizing $2,184 upon his exercise of stock options. Each of Messrs. Bramante, Conklin, Ferguson, Soldoveri and Urbano exercised his options at the end of December, 1994, realizing $2,563 upon the exercise of his stock options during 1994.

Executive Officers' Compensation

     The following table sets forth compensation with respect to the years ended December 31, 1994, 1993 and 1992 for services rendered in all capacities to GFB and its subsidiaries by (i) the only person who acted as GFB's Chief Executive Officer during 1994 and (ii) the only other person who was an executive officer at the end of 1994 whose total annual salary and bonus for 1994 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                         Annual Compensation               Compensation

Name and Principal                                                        Other Annual    Stock Options
Position                                 Year         Salary ($)          Compensation    Awarded (#)(1)
------------------                       ----        ------------        -------------    ---------------

JOHN L. SOLDOVERI                        1994                0              $20,238(2)            0
President and                            1993                0              $13,638(2)          2,662
Chief Executive Officer                  1992                0              $ 4,575(2)            0

GEORGE E. IRWIN                          1994         $127,530(3)           $42,036(4)         12,870
Vice President                           1993         $118,535(3)           $34,566(4)            0
                                         1992         $113,386(3)           $27,085(4)          5,324
--------------------

(1) The number of shares underlying stock options awarded in a given year have been adjusted to reflect increases in such shares resulting from GFB's payment of stock dividends after the awards.

(2) Primarily represents fees paid for attendance at meetings of the Board of Directors of Great Falls Bank and committees of that Board. The 1994 amount also includes monthly stipends totalling $8,500 during that year. The 1994 and 1993 amounts include compensation of $2,563 and $1,188, respectively, realized upon Mr. Soldoveri's exercise of options to purchase GFB Common Stock during those years.

(3) In December, 1987 GFB entered into an agreement to continue Mr. Irwin's employment as Vice President of GFB and President and Chief Executive Officer of the Great Falls Bank. The agreement was for an initial period of one year commencing January 1, 1988, subject to provisions for earlier termination and for annual extensions. The agreement has been extended for 1995 at an annual salary of $135,000, plus an auto allowance of $750 per month and certain other benefits.

(4) These amounts consist primarily of employer contributions on behalf of Mr. Irwin to GFB's 401-K Plan ($16,324 for 1994, $14,612 for 1993, and $12,392
     for 1992). The amounts also include an auto allowance of $750 per month, or $9,000 per year, for each of the three years indicated. Finally, these amounts include compensation of $16,712, $10,954 and $5,693 realized during 1994, 1993 and 1992, respectively, by Mr. Irwin upon his exercise of stock options.

INFORMATION CONCERNING STOCK OPTIONS

     GFB's 1988 Nonstatutory Stock Option Plan (the "1988 Plan") provides for the grant of stock options to key employees, as determined by the Board of Directors, to purchase shares of GFB Common Stock within prescribed periods at prices not less than the GFB Common Stock's approximate fair market value on the date of grant. During December 1994, pursuant to the 1988 Plan, the Board of Directors granted options to a total of 15 employees to purchase a total of 19,900 shares at a price of $12.50 per share, which was equal to the mean between the bid and asked prices per share of GFB Common Stock on the effective date of grant. The following table contains information concerning the grant of stock options during 1994 to the named executive officers of GFB.

     GFB's 1993 Stock Option Plan (the "1993 Plan") was approved by GFB's stockholders at the 1993 Annual Meeting held in April, 1993. The 1993 Plan provides for the grant of stock options to each of the 10 non-employee directors of Great Falls Bank on February 16, 1993, to purchase 2,000 shares of GFB Common Stock at a price of $10.00 per share. (Such number of shares and the option price are not adjusted for stock dividends.) The options so granted lapse at the rate of 25% annually, commencing at the end of 1993. During 1993 and 1994 substantially all of the option holders under the 1993 Plan exercised options to purchase an aggregate of one-half of the shares covered by such options. Each such director presently holds options to purchase the remaining 1,331 shares at a price of $7.51 per share (both the number of shares and the option price are adjusted for stock dividends paid after the date of grant).

                            OPTIONS GRANTED IN 1994

                                    Individual Grants

                                           % of Total
                             Number of     Options
                             Securities    Granted to  Exercise
                             Underlying    Employees   or Base
                             Options       in Fiscal   Price     Expiration
Name                         Granted       Year        ($/share) Date
----                         ----------    ----------  --------- ----------
George E. Irwin               12,870(1)       58.8%      $11.36   12/31/02

-------------------

(1) All options were granted under the 1988 Plan. Mr. Irwin's options become "vested" at the rate of 33-1/3% per year commencing January 1, 1995, and each group of vested options will thereafter become exercisable at the rate of 25% per year commencing one year after each vesting date. All such options will lapse on December 31, 2002, subject to earlier lapsing in the event of a termination of Mr. Irwin's employment (except in certain circumstances). The exercisability of Mr. Irwin's options which are otherwise exercisable during any calendar year is subject to the further condition that Great Falls Bank shall have achieved targeted return on equity ratios, ranging from 14% to 17%, during the year preceding the year of exercise. The options granted to other employees during 1994 do not contain return on equity conditions to exercisability.

     The following table sets forth information with respect to the named executive officers of GFB concerning the exercise of options during 1994 and unexercised options held on December 31, 1994. Mr. Soldovi's options had been granted under the 1993 Plan. Mr. Irwin's options had been granted under the 1988 Plan.

                      AGGREGATED OPTION EXERCISES IN 1994
                       AND FISCAL YEAR END OPTION VALUES

                                                                        Number of Shares             Dollar Value of
                                                                        Underlying Unexercised       Unexercised In-the-Money
                                                                        Options at Fiscal Year       Options at Fiscal Year
                                                                        End                          End(1)
                                                                        -----------------------      -------------------------
                                 # of Shares             Value
                                 Acquired on           Realized             Exercisable(E)/               Exercisable(E)/
Name                              Exercise                ($)              Unexercisable (U)               Unexercisable
----                            -------------      -------------------  -------------------------     -------------------------
John L. Soldoveri                      605             $ 2,563                1,331(E)                       $ 5,130(E)
George E. Irwin                      2,536             $14,988                  332(E)                       $ 1,280(E)
                                                                              4,991(U)                       $19,241(U)

------------------------
(1) All unexercised options held by the named individuals were "in-the-money" at the end of 1994. The year-end values of such options have been calculated as the difference between (a) the value of shares subject to such options, using the mean between the bid and asked prices per share of GFB Common Stock on December 31, 1994, as quoted by Ryan, Beck & Co., a principal market maker in GFB Common Stock, and (b) the aggregate price payable to GFB upon exercise of such options.

     GFB's 1995 Stock Option Plan (the "1995 Plan") was approved by GFB's stockholders at the 1995 Annual Meeting held in April, 1995. The 1995 Plan provides for the grant of stock options to each of the 9 non-employee directors of Great Falls Bank on December 20, 1994, to purchase 3,300 shares of GFB Common Stock at a price of $11.36 per share, the mean between the bid and asked prices for GFB Common Stock on December 20, 1994 as quoted by Ryan, Beck & Co. (Such number of shares and the option price have been adjusted for the 1995 stock dividend.)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The building in which GFB's offices and the main branch of Great Falls Bank are situated is owned by Anjo Realty, a partnership in which Mr. Soldoveri, Chairman of the Board and President of GFB, has a controlling interest. The leased premises are 10,354 square feet and are at an annual rental of $146,490. Management believes the rental cost is at or below the fair rental value of comparable office space.

     GFB provides a liability insurance policy for all of its officers and directors. Coverage is provided by a policy with a major insurance company in the aggregate amount of $1,500,000, with a standard deductible amount per claim. The policy also insures GFB against amounts paid by it to indemnify directors and officers. The policy runs for a period of one year from January 1, 1995 to January 1, 1996 at a cost to GFB of $11,538.

     Directors and officers of GFB and their associates were customers of and had transactions with Great Falls Bank during 1994, and it is expected that they will continue to have such transactions in the future. All deposit accounts, loans and commitments comprising such transactions were made in the ordinary course of business of Great Falls Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management did not involve more than normal risks of collectibility or present other unfavorable features. At December 31, 1994, the total amount of loans made by Great Falls Bank to its executive officers and directors was $1,939,000, which represented 23% of stockholders' equity on that date. At that date, Great Falls Bank also had a commitment to extend credit under revolving lines of credit totalling $514,000 at various rates, to directors, executive officers and their affiliates.

DIRECTORS' COMMITTEES--DIRECTORS' MEETING

     The Board has a standing Audit Committee, consisting of Messrs. Soldoveri (Chairman), Bramante, and Urbano. Such Committee met once during 1994. The Audit Committee's functions include: (i) recommending to the Board of Directors the appointment of GFB's independent public accountants; (ii) reviewing and approving in advance for each year the audit and non-audit services and fees of such auditors; (iii) meeting separately and privately with the independent auditors and GFB's internal auditors, if any, to insure that the scope of their activities has not been restricted, and to consider other matters generally pertaining to their examinations; (iv) reviewing the adequacy of internal financial and accounting controls and the results of the auditors' examinations thereof; (v) reviewing matters relating to corporate financial reporting and accounting policies and procedures; and (vi) reporting its findings on any of the above to the Board of Directors, as appropriate.

     The Board also has a standing Stock Option Committee, comprised during 1994 of Messrs. Bramante, Conklin, and Soldoveri. The Stock Option Committee makes recommendations to the Board concerning options to be granted under the GFB's Stock Option Plans and generally to administer such Plans. Such Committee met twice during 1994. Except for the Audit and Stock Option Committees, there were no nominating, compensation, or other committees of the Board in existence during 1994. The full Board thus in effect acted as such committees.

     In addition, all of GFB's directors serve as directors of Great Falls Bank, and in that capacity various Board members also serve on committees of the Board of Directors of Great Falls Bank and through these committees coordinate the functions of GFB and Great Falls Bank. During 1994, committees of Great Falls Bank's Board included the Audit Committee, the Executive Committee, the Loan Committee, the Personnel Committee, the Business Development and Marketing Committee, the Investment Committee, and the Security and Insurance Committee.

                                 LEGAL MATTERS

     Certain legal matters relating to the shares of GFB Common Stock offered hereby will be passed upon by Williams Caliri Miller & Otley, counsel to GFB. Three attorneys employed by such firm who are participating in the preparation of its opinions pertaining to the offering of GFB Common Stock in connection with the Acquisition own securities of GFB. As of August 31, 1995, such attorneys beneficially owned in the aggregate 9,759 shares (including 7,913 shares owned derivatively through Equity Contracts), or approximately 0.91% of outstanding GFB Common Stock (including shares of GFB Common Stock which would be owned upon exercise of the Equity Contracts).

                                    EXPERTS

     The financial statements of both BCB and GFB as of and for the years ended December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 included in or incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


ME5B:504655.7

                      INDEX TO FINANCIAL STATEMENTS OF BCB
                      ------------------------------------



Report of Independent Public Accountants                       F-1

Consolidated Statements of Condition at December 31,
  1994 and 1993                                                F-2

Consolidated Statements of Income for Each of the Years
  in the Three-Year Period Ended December 31, 1994             F-3

Consolidated Statements of Changes in Shareholders' Equity
  for Each of the Years in the Three-Year Period
  December 31, 1994                                            F-5

Consolidated Statements of Cash Flows for Each of the Years
  in the Three-Year Period Ended December 31, 1994             F-6

Notes to Consolidated Financial Statements                     F-8

Consolidated Statements of Condition at June 30, 1995
  (Unaudited)                                                  F-16

Consolidated Statements of Income for the Six Month Periods
  Ended June 30, 1995 and 1994 (Unaudited)                     F-17

Consolidated Statements of Changes in Shareholders' Equity
  for the Six Months Ended June 30, 1995 (Unaudited)           F-18

Consolidated Statements of Cash Flows for the Six Month
  Periods Ended June 30, 1995 and 1994 (Unaudited)             F-19

Notes to Consolidated Financial Statements - June 30, 1995
  (Unaudited)                                                  F-21

     All financial statement schedules are omitted because the required information is either not applicable or not required, or the required information is shown in the financial statements or in the notes thereto.

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                ----------------------------------------



To the Shareholders and Board of Directors of

       Bergen Commercial Bank and Subsidiary:


We have audited the accompanying consolidated statements of condition of Bergen Commercial Bank (a New Jersey Corporation) and Subsidiary as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bergen Commercial Bank and Subsidiary as of December 31, 1994 and 1993 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


                                    ARTHUR ANDERSEN LLP


Roseland, New Jersey
January 17, 1995

                     BERGEN COMMERCIAL BANK AND SUBSIDIARY
                     -------------------------------------

       CONSOLIDATED STATEMENTS OF CONDITION -- DECEMBER 31, 1994 AND 1993
       ------------------------------------------------------------------





                 ASSETS                        1994         1993
----------------------------------------   ----------  --------------


CASH AND DUE FROM BANKS -- NONINTEREST    $ 2,138,000  $ 1,476,000
 BEARING (Note 2)

FEDERAL FUNDS SOLD (Note 2)                 1,625,000    3,750,000
                                        -------------- -----------

          Total cash and cash               3,763,000    5,226,000
           equivalents
                                        -------------- -----------

DUE FROM BANKS -- INTEREST BEARING            595,000    3,088,000
                                        -------------- -----------

INVESTMENT SECURITIES (aggregate market
 value of $13,174,000 and $9,887,000
       in 1994 and 1993, respectively)     13,261,000    9,751,000
        (Notes 2 and 3)                 -------------- -----------

LOANS (Notes 2, 4 and 5)                   42,517,000   37,289,000
       Less-
          Allowance for possible loan         591,000      499,000
           losses
          Unearned income                     152,000      119,000
                                        -------------- -----------

          Net loans                        41,774,000   36,671,000
                                        -------------- -----------

PREMISES AND EQUIPMENT, net (Notes 2          860,000      370,000
 and 6)                                 -------------- -----------


ACCRUED INTEREST RECEIVABLE                   465,000      301,000
                                        -------------- -----------

OTHER REAL ESTATE (Note 2)                    623,000      631,000
                                        -------------- -----------

OTHER ASSETS                                  280,000      240,000
                                        -------------- -----------

          Total assets                    $61,621,000  $56,278,000
                                        ============== ===========

                     LIABILITIES AND SHAREHOLDERS' EQUITY
                     ------------------------------------

LIABILITIES:
        Deposits-
          Demand-
            Noninterest bearing           $11,344,000  $12,211,000
            Interest bearing               24,351,000   20,885,000
          Savings                           1,802,000    2,019,000
          Time                             17,173,000   14,061,000
                                        -------------- -----------

          Total deposits                   54,670,000   49,176,000

        Securities sold under                       0      750,000
         agreements to repurchase

        Accrued interest payable              192,000      132,000
        Accrued expenses and other            241,000      125,000
         liabilities
                                        -------------- -----------

          Total liabilities                55,103,000   50,183,000
                                        -------------- -----------

COMMITMENTS AND CONTINGENCIES (Note 11)

SHAREHOLDERS' EQUITY (Notes 2, 8 and 9):
        Common stock $2.50 par value,
         2,000,000 shares authorized;
         369,733 and
          368,757 shares issued and           924,000      922,000
           outstanding in 1994 and
           1993, respectively
        Additional paid-in capital          4,598,000    4,586,000
        Retained earnings                     996,000      587,000
                                        -------------- -----------

          Total shareholders' equity        6,518,000    6,095,000
                                        -------------- -----------

          Total liabilities and           $61,621,000  $56,278,000
           shareholders' equity          (                        )
                                        ============== ===========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BERGEN COMMERCIAL BANK AND SUBSIDIARY
                     -------------------------------------


                       CONSOLIDATED STATEMENTS OF INCOME
                       ---------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
              ----------------------------------------------------


                                             1994        1993        1992
                                        ------------ ----------- -----------
INTEREST INCOME (Note 2):
       Interest on loans                  $3,597,000  $2,786,000  $2,712,000
       Interest on investment
        securities and interest
          bearing deposits with banks        704,000     501,000     459,000
       Interest on Federal funds sold         99,000     161,000      99,000
                                        ------------ ----------- -----------

          Total interest income            4,400,000   3,448,000   3,270,000
                                        ------------ ----------- -----------

INTEREST EXPENSE:
       Interest on deposits                1,173,000   1,082,000   1,130,000
       Interest on securities sold under
       agreements to repurchase               13,000      36,000      41,000
                                        ------------ ----------- -----------

          Total interest expense           1,186,000   1,118,000   1,171,000

          Net interest income              3,214,000   2,330,000   2,099,000

PROVISION FOR POSSIBLE LOAN LOSSES
       (Notes 2 and 5)                        42,000      86,000      82,000
                                        ------------ ----------- -----------

          Net interest income after
          provision for possible loan
           losses                          3,172,000   2,244,000   2,017,000
                                        ------------ ----------- -----------

OTHER INCOME:
       Service charges on deposit            148,000     140,000     177,000
        accounts
       Other service charges,
        commissions
          and fees                           201,000     455,000     131,000
       Other income                          108,000      84,000      78,000
                                        ------------ ----------- -----------

          Total other income                 457,000     679,000     386,000
                                        ------------ ----------- -----------

OTHER EXPENSE:
       Salaries and employee benefits      1,289,000   1,054,000     770,000
       Net occupancy expense                 224,000     161,000     132,000
       Net cost to operate other real          9,000       6,000      26,000
        estate
       Other operating expenses (Note
        12)                                1,283,000     948,000     917,000
                                        ------------ ----------- -----------

          Total other expense              2,805,000   2,169,000   1,845,000
                                        ------------ ----------- -----------

          Income before income taxes         824,000     754,000     558,000

PROVISION FOR INCOME TAXES (Note 7)          304,000     288,000     208,000
                                        ------------ ----------- -----------

          Net income                      $  520,000  $  466,000  $  350,000
                                        ============ =========== ===========



                                           1994      1993      1992
                                        ------------------------------


NET INCOME PER SHARE (Note 2)             $   1.41  $   1.26  $    .95
                                        ==============================

WEIGHTED AVERAGE SHARES
       OUTSTANDING                         368,771   368,757   368,757
                                        ==============================


          The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BERGEN COMMERCIAL BANK AND SUBSIDIARY
                     -------------------------------------


           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           ----------------------------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
              ----------------------------------------------------



                                                                  Additional                                    Total
                                                                    Paid-in             Retained             Shareholders'
                             Common Shares   Common Stock           Capital             Earnings                Equity
                           -------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1991       1,006,167    $ 2,515,000                $2,492,000          $ 476,000                  $5,483,000

       Net income -- 1992                0              0                         0            350,000                     350,000
       Cash dividends
           ($.30 per share)              0              0                         0           (100,000)                   (100,000)
                           -------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1992       1,006,167      2,515,000                 2,492,000            726,000                   5,733,000

       Reverse stock split
          (Note 8)                (670,778)    (1,677,000)                1,677,000                  0                           0
       10% stock dividend
          (Note 8)                  33,368         84,000                   417,000           (504,000)                     (3,000)
       Net income -- 1993                0              0                         0            466,000                     466,000
       Cash dividends
          ($.30 per share)               0              0                         0           (101,000)                   (101,000)
                           -------------------------------------------------------------------------------------------------------


BALANCE, December 31, 1993         368,757        922,000                 4,586,000            587,000                   6,095,000

       Net income -- 1994                0              0                         0            520,000                     520,000
       Cash dividends
          ($.30 per share)               0              0                         0           (111,000)                   (111,000)
       Stock options                   976          2,000                    12,000                  0                      14,000
        exercised
          (Note 8)
                           -------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1994         369,733    $   924,000                $4,598,000          $ 996,000                  $6,518,000
                           =======================================================================================================



          The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BERGEN COMMERCIAL BANK AND SUBSIDIARY
                     -------------------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
              ----------------------------------------------------




                                              1994          1993           1992
                                        ------------------------------------------

OPERATING ACTIVITIES:
        Net income                        $   520,000   $    466,000   $   350,000
        Adjustments to reconcile net
         income to net
          cash provided by (used for)
           operating
          activities-
          Provision for possible loan          42,000         86,000        82,000
           losses
          Provision for depreciation and
          amortization                        110,000         67,000        88,000
          Accretion of securities              (7,000)        (2,000)      (19,000)
           discount, net
          Cash received related to
           discount
          on matured investment                 1,000          6,000         5,000
           securities
          Provision for deferred taxes         18,000          9,000        27,000
          (Increase) decrease in accrued
          interest receivable                (164,000)       (57,000)       60,000
          (Increase) decrease in other        (60,000)       (33,000)      125,000
           assets
          Increase (decrease) in
           accrued interest
          payable                              60,000        (78,000)      (45,000)
          Increase (decrease) in accrued
          expenses and other liabilities      116,000        (17,000)       23,000
                                        ------------------------------------------

          Net cash provided by
          operating activities                636,000        447,000       696,000
                                        ------------------------------------------

INVESTING ACTIVITIES:
        Net decrease in due from
          banks -- interest bearing         2,493,000        713,000       996,000
        Purchases of investment            (5,280,000)   (10,624,000)   (5,257,000)
         securities
        Proceeds from maturities of
         investment
          securities                        1,776,000      4,390,000     7,702,000
        Net increase in loans              (5,145,000)    (4,008,000)   (5,334,000)
        Decrease (increase) in other            8,000       (203,000)      426,000
         real estate
        Capital expenditures                 (598,000)      (163,000)      (56,000)
                                        ------------------------------------------

          Net cash used for investing
          activities                       (6,746,000)    (9,895,000)   (1,523,000)
                                        ------------------------------------------





                                              1994          1993         1992
                                        ----------------------------------------
FINANCING ACTIVITIES:
Net increase in demand deposits and
          savings accounts                $ 2,382,000   $ 8,742,000   $4,386,000
        Net increase(decrease) in time      3,112,000    (1,949,000)   1,468,000
         deposits
        (Decrease) increase in
         securities sold
          under agreements to repurchase     (750,000)       47,000       94,000
        Proceeds from issuance of              14,000             0            0
         common stock
        Cash dividends and fractional        (111,000)     (104,000)    (100,000)
         common shares
                                          -----------   -----------   ----------

          Net cash provided by financing
          activities                        4,647,000     6,736,000    5,848,000
                                          -----------   -----------   ----------

          (Decrease) increase in cash
          and cash equivalents             (1,463,000)   (2,712,000)   5,021,000

CASH AND CASH EQUIVALENTS AT
        BEGINNING OF YEAR                   5,226,000     7,938,000    2,917,000
                                          -----------   -----------   ----------

CASH AND CASH EQUIVALENTS AT END
        OF YEAR                           $ 3,763,000   $ 5,226,000   $7,938,000
                                          ===========   ===========   ==========

SUPPLEMENTAL DISCLOSURES:
        Cash paid during the year for-
          Interest                        $ 1,126,000   $ 1,196,000   $1,216,000
          Income taxes                        286,000       226,000       22,000
                                        =============   ===========   ==========




          The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BERGEN COMMERCIAL BANK AND SUBSIDIARY
                     -------------------------------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                               DECEMBER 31, 1994
                               -----------------



(1)  ORGANIZATION:
     -------------

   Bergen Commercial Bank (the Bank) is a New Jersey state chartered bank that was incorporated in August 1987 and commenced its banking operations in February 1988. The Bank concentrates its operations in commercial lending and loan originations secured by real estate involving nonresidential properties, primarily servicing Bergen County, New Jersey. The Bank has branch offices located in Hasbrouck Heights and Wood-Ridge. During 1993 the Bank formed a wholly-owned investment subsidiary, BCB Investment Co., Inc. incorporated in the State of New Jersey.

(2)  SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES:
     --------------------

   Principles of Consolidation-
   ----------------------------

     The consolidated financial statements include the accounts of the Bank and its Subsidiary. All intercompany accounts and transactions have been eliminated.

   Investment Securities-
   ----------------------

     Investment securities are carried at cost adjusted for amortization of premiums and accretion of discounts on a straight-line basis which is not materially different from the interest method. The adjusted cost of the specific investment security sold is used to compute gains or losses on the sale of investment securities. Investment securities are carried at amortized cost because the Company has the ability and intent to hold the securities to maturity.

     During 1993, the Financial Accounting Standards Board issued Statement No. 115, (SFAS 115) "Accounting for Certain Investments in Debt and Equity Securities." Under this standard, debt securities that the Bank has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Bank does not have the positive intent and ability to hold to maturity and all marketable equity securities, are classified as either trading or available for sale and carried at fair value. Unrealized holding gains and losses on securities classified as available for sale are carried as a separate component of stockholders' equity, net of tax. Unrealized holding gains and losses associated with trading securities are credited or charged to the statement of operations.

     The Bank currently classifies all of its debt securities as held to maturity and carries them at amortized cost. Because this method of accounting is consistent with the method followed by the Bank prior to the adoption of SFAS 115, there was no cumulative effect of the adoption on January 1, 1994.

   Allowance for Possible Loan Losses-
   -----------------------------------

     The allowance for possible loan losses is maintained at a level considered adequate to provide for potential loan losses. The allowance is increased by provisions charged to expense and reduced by net charge-offs (see Note
     5). The level of the allowance is based on management's evaluation of potential losses in the loan portfolio, after consideration of appraised collateral values, financial condition of the borrowers, as well as prevailing and anticipated economic conditions. Credit reviews of the loan portfolio, designed to identify potential charges to the allowance, are made on a periodic basis during the year by senior management.

     In May 1993, Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," was issued. This statement requires that impaired loans, within the scope of the statement, be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or market price or the fair value of the collateral if the loan is collateral dependent. The Bank intends to adopt this statement during the first quarter of 1995. Adoption is not expected to have a material effect on the Bank's financial statements.

   Premises and Equipment-
   -----------------------

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed primarily on the straight-line method over the estimated useful lives of the assets.

   Interest on Loans-
   ------------------

     Interest on loans is credited to operations primarily based upon the principal amount outstanding. When management believes there is sufficient doubt as to the ultimate collectibility of interest on any loan, the accrual of applicable interest is discontinued. Net loan origination fees are deferred and amortized over the life of the related loan using the level yield method.

   Other Real Estate-
   ------------------

     Other real estate includes properties that have either been acquired by the Bank through foreclosure or which qualify as in-substance foreclosures.
     The Bank considers collateral for a loan to be in-substance foreclosed if
     (1) the borrower has little or no equity in the collateral, (2) proceeds for repayment of the loan can be expected to come only from the collateral; and (3) the borrower has effectively abandoned control of the collateral to the Bank or it is doubtful that the borrower will be able to rebuild equity in the collateral or otherwise repay the loan in the foreseeable future.

     Other real estate is carried at the lower of the fair market value of the property less estimated disposal costs or the recorded investment in the related loan. Periodic net cash payments related to other real estate are charged to income, while net cash receipts are applied to reduce the carrying amount of the related property.

   Income Taxes-
   -------------

     Income taxes are measured based upon current tax rates and regulations. Changes in these rates and regulations are reflected in the provision for income taxes in the period of enactment.

     Deferred income taxes are provided on all significant temporary differences between income as determined for financial reporting and for income tax purposes. Transactions creating deferred taxes primarily include discounts on investment securities, depreciation and the provision for possible loan losses.

   Cash and Cash Equivalents-
   --------------------------

     Cash and cash equivalents includes cash on hand, noninterest bearing amounts due from banks and Federal funds sold. Generally, Federal funds are sold for a one-day period.

   Per Share Data-
   ---------------

     Net income and cash dividends per share are computed based on the weighted average number of shares outstanding during the years as well as the dilutive effect of stock options, if material. Net income per share has been computed giving retroactive effect to the 1 for 3 reverse stock split and the 10% stock dividend (see Note 8) that occurred prior to 1994.

(3)    INVESTMENT SECURITIES:
       ----------------------

   Information with regard to the Bank's investment portfolio is as follows-

                                                            Gross           Gross       Estimated
                                           Amortized      Unrealized     Unrealized      Market
                  1994                       Cost           Gains          Losses        Value
                  ----                    ---------------------------------------------------------
U. S. Treasury Securities and
obligations of U. S. Government
       corporations and agencies          $12,340,000          $ 13,000  $        0   $12,353,000
Obligations of states and
       political subdivisions                 921,000                 0    (100,000)      821,000
                                        ---------------------------------------------------------

          Totals                          $13,261,000          $ 13,000   ($100,000)  $13,174,000
                                        =========================================================
                  1993
                  ----
U. S. Treasury Securities and
       obligations of U. S. Government
       corporations and agencies          $ 7,349,000          $  7,000    ($13,000)  $ 7,343,000
Obligations of states and
       political subdivisions               2,402,000           142,000           0     2,544,000
                                        ---------------------------------------------------------

          Totals                          $ 9,751,000          $149,000    ($13,000)  $ 9,887,000
                                        =========================================================

   The amortized cost and estimated market value of investment securities at December 31, 1994, by contractual maturity, are shown below.

                                                        Estimated
                                           Amortized   Market Value
                                             Cost
                                        ---------------------------

 Due in one year or less                  $ 1,991,000   $ 1,987,000
 Due after one year through five years     11,270,000    11,187,000
                                        ---------------------------

                                          $13,261,000   $13,174,000
                                        ===========================

   As of December 31, 1994, investment securities having a book value of $2,050,000 were pledged to secure public deposits, repurchase agreements and for other purposes as required by law.

(4)    LOANS:
       ------

   Loans outstanding by classification at December 31 are as follows-

                                              1994          1993
                                        ---------------------------
     Loans secured by real estate-
        Nonresidential properties         $20,779,000   $16,572,000
        Residential properties              3,537,000     3,959,000
        Construction and land               1,919,000       822,000
         development
     Commercial and industrial loans       13,799,000    14,678,000
     Loans to individuals                   1,679,000     1,142,000
     All other loans                          804,000       116,000
                                        ---------------------------

                                          $42,517,000   $37,289,000
                                        ===========================

   Activity related to loans to
    directors, executive officers and
    their affiliated interests is as
    follows-

                                              1994          1993
                                        ---------------------------

     Balance, beginning of year           $ 1,528,000   $ 1,361,000
     Loans granted                          2,861,000       927,000
     Repayments of loans                   (2,067,000)     (691,000)
     Resignation of Director                        0       (69,000)
                                        ---------------------------

     Balance, end of year                 $ 2,322,000   $ 1,528,000
                                        ===========================

   All such loans are current as to principal and interest payments as of December 31, 1994.

(5)  ALLOWANCE FOR
     POSSIBLE LOAN LOSSES:
     ---------------------

   The allowance for possible loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reflected in operations in the periods in which they become known.

   An analysis of the allowance for possible loan losses is as follows-

                                     1994        1993       1992
                                 ---------------------------------

 Balance, beginning of year        $499,000   $ 582,000   $411,000
 Provision charged to expense        42,000      86,000     82,000
 Loans charged off                  (41,000)   (169,000)   (36,000)
 Recoveries of loans previously
      charged off                    91,000           0    125,000
                                 ---------------------------------

 Balance, end of year              $591,000   $ 499,000   $582,000
                                 =================================


   As of December 31, 1994 and 1993, there were no loans accounted for on a nonaccrual basis. However, as of December 31, 1994, the loan portfolio included a loan for approximately $10,000, on which interest or principal was 90 days or more past due but which was still accruing interest since the loan was well secured and in the process of collection.

   The Bank restructured a loan for $286,000 during 1993 and has classified it as a troubled debt restructuring. As of December 31, 1994, the borrower has continued to perform under the terms of the restructured agreement.

(6)    PREMISES AND EQUIPMENT:
       -----------------------

   Premises and equipment consists of the following at December 31-

                                             1994         1993
                                        -------------------------

     Furniture and equipment                 $  748,000  $482,000
     Leasehold improvements                     327,000   182,000
     Land                                       124,000         0
     Building                                    56,000         0
                                        -------------------------

                                              1,255,000   664,000
     Less-Accumulated depreciation
      and amortization                          395,000   294,000
                                        -------------------------

                                             $  860,000  $370,000
                                        =========================

(7)  INCOME TAXES:
     -------------

   The components of the provision for income taxes are as follows-

                                                1994      1993      1992
                                        -----------------------------------
   Federal income tax-
       Current                               $  248,000  $217,000  $128,000
       Deferred                                  18,000     9,000    27,000
   State income tax                              38,000    62,000    53,000
                                        -----------------------------------

                                             $  304,000  $288,000  $208,000
                                        ===================================

   The difference between the statutory Federal income tax rate and the effective income tax rate is primarily attributable to tax-exempt interest income and the provision for state taxes.

   Included in other assets in the accompanying consolidated statement of condition as of December 31, 1994 is a deferred tax asset of approximately $110,000. This amount represents the tax effect of the cumulative difference in the basis of certain assets and liabilities for financial statement and tax reporting purposes. The significant assets giving rise to this difference are the Bank's allowance for possible loan losses and premises and equipment.

(8)  SHAREHOLDERS' EQUITY:
     ---------------------

   Reverse Stock Split-
   --------------------

     During 1993, the Board of Directors of the Bank authorized a 1 share for 3 reverse stock split on the Banks issued and outstanding common stock as of July 1, 1993. All shareholders holding fractional shares as a result of the reverse stock split were paid the net book value per share at the time of the split.

   Stock Dividend-
   ---------------

     On December 20, 1993, the Bank paid a 10% stock dividend to shareholders of record as of December 10, 1993.

   Stock Options-
   --------------

     The Bank has granted 9,167 options for the purchase of its common stock to certain executives. The options become exercisable over a eight-year period at an initial price of $13.64 per share increasing 10% each year. During 1994, 976 options became exercisable and were exercised.

     Stock options have been adjusted retroactively for the effects of stock dividends and splits.

(9)  CAPITAL REQUIREMENTS:
     ---------------------

   The Bank's regulators have classified and defined bank capital into the following components: (1) Tier I capital which includes tangible shareholders' equity for common stock and certain perpetual preferred stock and (2) Tier II capital which includes a portion of the allowance for possible loan losses, certain qualifying long-term debt and preferred stock which does not qualify for Tier I capital.

   The Bank's regulators have implemented risk-based capital guidelines which require a bank to maintain certain minimum capital as a percent of such bank's assets and certain off-balance sheet items adjusted for defined credit risk factors (risk-adjusted assets). As of December 31, 1994, a bank is required to maintain, at a minimum, Tier I capital as a percent of risk-adjusted assets of 4.0% and combined Tier I and Tier II capital as a percent of risk-adjusted assets of 8.0%. As of December 31, 1994, the Bank's Tier I and combined Tier I and II capital ratios (unaudited) were 10.30% and 11.21%, respectively.

   In addition to the risk-based guidelines discussed above, the Bank's regulators require that a bank which meets the regulator's highest performance and operation standards, maintain a minimum leverage ratio (Tier I capital as a percent of total average quarterly assets less tangibles) of 3%. For those banks with higher levels of risk or that are experiencing or anticipating significant growth, the minimum leverage ratio will be proportionately increased. Minimum leverage ratios for each bank will be established and updated through the ongoing regulatory examination process. As of December 31, 1994, the Bank has a leverage ratio of 10.06%, which meets the regulators' required minimum ratio.

(10)  BENEFIT PLAN:
      -------------

     The Bank maintains a 401(k) plan for all employees who complete one year of service and attain the age of 21. Under the plan, the Bank will match 50% of the employee contributions up to a maximum of the first 6% deferred. Bank contributions are vested based upon years of service. Bank contributions were approximately $9,000 in 1994 and $8,000 in 1993 and 1992.

     The Bank has not established any formal or informal plan that would provide any postretirement benefits to its employees.

(11) COMMITMENTS AND CONTINGENCIES:
     ------------------------------

     The Bank leases its main office facility at an annual rental of approximately $130,000, subject to periodic adjustments to a current market value rental. The lease agreement expires in November, 2007. During 1994, the Bank entered into lease agreements for two branches, which expire in 1999.

     As of December 31, 1994, future minimum rental payments under this lease are as follows-

      1995          $  183,000
      1996             184,000
      1997             185,000
      1998             168,000
      1999             168,000
      Thereafter       852,000
                  ------------

        Total       $1,740,000
                  ============

     The above amounts represent minimum rentals adjusted for certain rent concessions but not adjusted for possible future increases due to escalation provisions.

     The statement of condition does not reflect various commitments relating to financial instruments which are used in the normal course of business. Management does not anticipate that the settlement of those financial instruments will have a material adverse effect on the Bank's financial position or operating results. These instruments include commitments to extend credit and letters of credit. These financial instruments carry various degrees of credit risk, which is defined as the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract.

     Commitments to extend credit are legally binding loan commitments with set expiration dates. They are intended to be disbursed, subject to certain conditions, upon request of the borrower. The Bank was committed to advance $9,949,000 to its borrowers as of December 31, 1994. Such commitments generally expire within one year.

     Standby letters of credit are provided to customers to guarantee their performance, generally in the production of goods and services or under contractual commitments in the financial markets. The Bank has entered into standby letters of credit contracts with its customers totaling $647,000 as of December 31, 1994, which generally expire within one year.

     The Bank may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. In management's judgment, the financial position and results of operations will not be affected materially by the final outcome of any present legal proceedings.

(12)  OTHER OPERATING EXPENSES:
      -------------------------

     The components of other operating expenses are as follows-

                                         1994       1993      1992
                                    --------------------------------

      Equipment                       $  168,000  $109,000  $ 85,000
      Marketing                          142,000    55,000    67,000
      Computer services                  147,000   112,000    92,000
      Deposit and other insurance        171,000   155,000   129,000
      Regulatory, professional and
          other fees                     331,000   232,000   267,000
      Office expense                     209,000   132,000   105,000
      All other                          115,000   153,000   172,000
                                    --------------------------------

                                      $1,283,000  $948,000  $917,000
                                    ================================




                         ASSETS
                         ------

CASH AND DUE FROM BANKS -- NONINTEREST
 BEARING (Note 2)                            $ 4,463,000

FEDERAL FUNDS SOLD                             5,250,000
                                        ----------------

          Total cash and cash
           equivalents                         9,713,000
                                        ----------------

DUE FROM BANKS -- INTEREST BEARING               105,000
                                        ----------------

SECURITIES:
        Available for sale at fair
         market value                          1,491,000
        Held to maturity at amortized
         cost                                 12,525,000
                                        ----------------

                                              14,016,000
                                        ----------------

LOANS (Notes 2, 4 and 5)                      45,787,000
        Less-
          Allowance for possible loan
           losses                               (542,000)
          Unearned income                       (144,000)
                                        ----------------

          Net loans                           45,101,000

PREMISES AND EQUIPMENT, net                      872,000
                                        ----------------

ACCRUED INTEREST RECEIVABLE                      462,000
                                        ----------------

OTHER REAL ESTATE                                258,000
                                        ----------------

OTHER ASSETS                                     442,000
                                        ----------------

          Total assets                       $70,969,000
                                        ================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

LIABILITIES:

        Deposits-
          Demand-
          Noninterest bearing                $13,336,000
          Interest bearing                    24,930,000
          Savings                              3,078,000
          Time                                22,309,000
                                        ----------------

          Total deposits                      63,653,000

        Accrued interest payable                 381,000
        Accrued expenses and other
         liabilities                             216,000
                                        ----------------

                                              64,250,000
                                        ----------------



SHAREHOLDERS' EQUITY (Notes 2, 8 and 9):
        Common stock $2.50 par value,
         2,000,000 shares authorized; 369,733
         shares issued and outstanding           924,000
        Additional paid-in capital             4,598,000
        Retained earnings                      1,188,000
        Unrealized holding gains on securities
         available for sale,
          net of deferred tax benefit              9,000
                                        ----------------

          Total shareholders' equity           6,719,000
                                        ----------------

          Total liabilities and              $70,969,000
           shareholders' equity
                                        ================


The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BERGEN COMMERCIAL BANK AND SUBSIDIARY
                     -------------------------------------

                       CONSOLIDATED STATEMENTS OF INCOME
                       ---------------------------------

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                -----------------------------------------------

                                  (Unaudited)
                                  -----------


                                             1995        1994
                                          ----------------------
INTEREST INCOME (Note 2):
       Interest on loans                  $2,163,000  $1,608,000
       Interest on securities and
        interest bearing deposits with
        banks                                408,000     323,000
       Interest on Federal funds sold         61,000      46,000
                                          ----------  ----------

          Total interest income            2,632,000   1,977,000
                                          ----------  ----------

INTEREST EXPENSE:
       Interest on deposits                  880,000     528,000
       Interest on securities sold
        under agreements to repurchase         1,000       2,000
                                          ----------  ----------

          Total interest expense             881,000     530,000
                                          ----------  ----------

          Net interest income              1,751,000   1,447,000

PROVISION FOR POSSIBLE LOAN LOSSES
       (Notes 2 and 5)                        11,000      20,000
                                          ----------  ----------

          Net interest income after
           provision
          for possible loan losses         1,740,000   1,427,000
                                          ----------  ----------

OTHER INCOME:
       Service charges on deposit
        accounts                             112,000      69,000
       Other income                          275,000     184,000
                                          ----------  ----------

          Total other income                 387,000     253,000
                                          ----------  ----------

OTHER EXPENSE:
       Salaries and employee benefits        702,000     614,000
       Net occupancy expense                 146,000      96,000
       Other operating expenses              877,000     559,000
                                          ----------  ----------

          Total other expense              1,725,000   1,269,000
                                          ----------  ----------

          Income before income taxes         402,000     411,000

PROVISION FOR INCOME TAXES (Note 7)          137,000     152,000
                                          ----------  ----------

          Net income                      $  265,000  $  259,000
                                          ==========  ==========

NET INCOME PER SHARE (Note 2)                  $0.72       $0.70
                                          ==========  ==========

WEIGHTED AVERAGE SHARES OUTSTANDING          369,733     368,757
                                          ==========  ==========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BERGEN COMMERCIAL BANK AND SUBSIDIARY
                     -------------------------------------

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
           ---------------------------------------------------------

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                     --------------------------------------

                                  (Unaudited)
                                  -----------




                                                                                                  Unrealized on
                                                                                                  Holding Gains
                                                                  Additional                      on Securities        Total
                               Common           Common              Paid-in            Retained     Available       Shareholders'
                               Shares            Stock              Capital            Earnings     for Sale           Equity
                           -------------------------------------------------------------------------------------------------------
BALANCE, December 31, 1994         369,733      $924,000          $4,598,000         $  996,000          $    0         $6,518,000

 Net income for the six months
  ended June 30, 1995                    0             0                   0            265,000               0            265,000
 Cash dividends ($.40 per
  share)                                 0             0                   0            (73,000)              0            (73,000)
 Unrealized holding gains on
  securities available for sale          0             0                   0                  0           9,000              9,000
                                --------------------------------------------------------------------------------------------------

BALANCE, June 30, 1995             369,733      $924,000          $4,598,000         $1,188,000          $9,000         $6,719,000
                           =======================================================================================================




The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BERGEN COMMERCIAL BANK AND SUBSIDIARY
                     -------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                -----------------------------------------------

                                  (Unaudited)
                                  -----------

                                              1995          1994
                                          -------------------------

OPERATING ACTIVITIES:
        Net income                        $   265,000   $   259,000
        Adjustments to reconcile net
         income to net cash provided by
          (used for) operating
           activities-
          Provision for possible loan
           losses                              11,000        20,000
          Provision for depreciation
           and amortization                    88,000        41,000
          Accretion of securities
           discount, net                       (9,000)       (2,000)
          Provision for deferred taxes          4,000        18,000
          (Increase) decrease in
           accrued interest receivable          3,000       (61,000)
          (Increase) decrease in other
           assets                            (169,000)     (208,000)
          Increase (decrease) in
           accrued interest payable           189,000             0
          Increase (decrease) in
           accrued expenses and other
           liabilities                        (25,000)       59,000
                                          ------------   ----------

          Net cash provided by
           operating activities               357,000       126,000
                                          ------------   ----------

INVESTING ACTIVITIES:
        Net decrease in due from banks
         -- interest bearing                  490,000     1,696,000
        Available for sale securities-
         Purchases                         (1,450,000)            0
        Held to maturity securities-
          Purchases                                 0    (3,685,000)
          Maturities                          716,000     1,321,000
        Net increase in loans              (3,338,000)   (2,460,000)
        Decrease (increase) in other
         real estate                          365,000         2,000
        Capital expenditures                 (100,000)       (8,000)
                                          ------------   ----------

          Net cash used for investing
           activities                      (3,317,000)   (3,134,000)
                                          ------------   ----------




                                             1995          1994
                                        --------------------------

FINANCING ACTIVITIES:
        Net increase in deposits          $8,983,000   $ 2,416,000
        (Decrease) increase in
         securities sold under
         agreements
          to repurchase                            0      (750,000)
        Cash dividends                       (73,000)            0
                                        --------------------------

          Net cash provided by             8,910,000     1,666,000
           financing activities
                                        --------------------------

          (Decrease) increase in cash      5,950,000    (1,342,000)
           and cash equivalents

CASH AND CASH EQUIVALENTS AT BEGINNING
        OF PERIOD                          3,763,000     5,226,000
                                        --------------------------

CASH AND CASH EQUIVALENTS AT END OF       $9,713,000   $ 3,884,000
 PERIOD
                                        ==========================

SUPPLEMENTAL DISCLOSURES:
        Cash paid during the period for-
          Interest                        $  692,000   $   531,000
          Income taxes                       115,000       294,000
                                        ==========================

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                     BERGEN COMMERCIAL BANK AND SUBSIDIARY
                     -------------------------------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                 JUNE 30, 1995
                                 -------------

                                  (Unaudited)
                                  -----------



(1)  INTRODUCTION:
     -------------

   In the opinion of management, these unaudited financial statements contain all disclosures which are necessary to present fairly the Bank's financial position at June 30, 1995 and the results of operations and cash flows for the six months then ended. Certain information and footnote disclosures required under generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations. These financial statements should be read in conjunction with the audited annual financial statements and notes thereto for the year ended December 31, 1994.

(2)  SECURITIES:
     -----------

   The Bank adopted SFAS No. 115 on January 1, 1994. At adoption the Bank classified all of its debt securities as held to maturity and carries them at amortized cost. During 1995, the Bank purchased securities which were classified as available for sale. SFAS No. 115 requires that securities available for sale be accounted for at fair value and the difference between the amortized cost and the fair value be shown as an adjustment to shareholders' equity.

   Information with regard to the Bank's securities portfolio is as follows-

                                                        Gross       Gross      Estimated
                                          Amortized   Unrealized  Unrealized      Fair
                                            Cost        Gains       Losses       Value
                                        --------------------------------------------------
Available for Sale-
-------------------

U. S. Treasury Securities and
        obligations of U. S. Government
        corporations and agencies         $ 1,379,000   $12,000  $        0   $ 1,391,000
Obligations of states and
        political subdivisions                100,000         0           0       100,000
                                        -------------   -------  ----------   -----------

          Totals                          $ 1,479,000   $12,000  $        0   $ 1,491,000
                                        =============   =======  ==========   ===========

Held to Maturity-
-----------------

U. S. Treasury Securities and
        obligations of U. S. Government
        corporations and agencies         $12,038,000   $29,000   ($390,000)  $11,677,000
Obligations of states and
        political subdivisions                487,000         0      (1,000)      486,000
                                        -------------   -------  ----------   -----------

          Totals                          $12,525,000   $29,000   ($391,000)  $12,163,000
                                        =============   =======  ==========   ===========


   The amortized cost and estimated market value of securities at June 30, 1995, by contractual maturity, are shown below.

                                           Amortized    Estimated
Available for Sale-                          Cost      Market Value
-------------------                     ---------------------------
 Due in one year or less                  $   694,000   $   696,000
 Due after one year through five years        785,000       795,000
                                        -------------   -----------

                                          $ 1,479,000   $ 1,491,000
                                        =============   ===========
 Held to Maturity-
------------------
 Due in one year or less                  $ 4,024,000   $ 4,019,000
 Due after one year through five years      8,501,000     8,144,000
                                        -------------   -----------

                                          $12,525,000   $12,163,000
                                        =============   ===========

   As of June 30, 1995, securities having a book value of $2,245,000 were pledged to secure public deposits, repurchase agreements and for other purposes as required by law.
(3)  LOANS:
     ------
   Loans outstanding by classification at June 30 are as follows-

Loans secured by real estate-
        Nonresidential properties         $20,283,000
        Residential properties              3,930,000
        Construction and land               3,121,000
         development
Commercial and industrial loans            14,956,000
Loans to individuals                        1,894,000
All other loans                             1,603,000
                                        -------------
                                          $45,787,000
                                        =============

   The Bank adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, as of January 1, 1995. SFAS No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loans original effective interest rate. As a practical expedient, impairment may be measured based on the loans observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. This statement is not applicable to large groups of smaller-homogeneous loans, such as residential mortgage loans, credit card loans and consumer loans, which are collectively evaluated for impairment.

   The Bank had previously measured the allowance for credit losses using methods similar to those prescribed in SFAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required as of January 1, 1995.

   An loan is considered impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. These loans consist primarily of non-accrual loans but may include performing loans to the extent that situations arise which would reduce the probability of collection in accordance with the contractual terms. As of June 30, 1995 the Bank's recorded investment in impaired loans and the related valuation allowance calculated under SFAS No. 114 are as follows-

                                          Recorded   Valuation
                                         Investment  Allowance
                                       -----------------------
 Impaired loans-
----------------
      Valuation allowance required         $331,000    $33,000
      No valuation allowance required       443,000          0
                                          ---------   --------

          Total Impaired Loans             $774,000    $33,000
                                          =========   ========

   This valuation allowance is included in the allowance for loan losses on the balance sheet.

   The average recorded investment in impaired loans for the period ended June 30, 1995 was $437,000.

   Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful at which time payments received are recorded as reductions of principal. The Bank recognized interest income on impaired loans of $7,000 for the period ended June 30, 1995.

   In accordance with SFAS No. 114, a loan is classified as foreclosed property when the Bank has taken possession of the collateral, regardless of whether formal proceedings take place. This is a change from previous accounting for in-substance foreclosed property under provisions of SFAS No. 15. SFAS No. 114 requires classification as foreclosed property based on actual possession, whereas previous practice classified certain loans as in-substance foreclosures prior to possession based on characteristics of the borrower and underlying collateral. As a result of adopting SFAS No. 114, loans of approximately $359,000 no longer qualify as in-substance foreclosures based on the possession criterion, and therefore have been reclassified from other assets to loans as of January 1, 1995. Prior periods were not restated since the amounts were not material.

(4) ALLOWANCE FOR
    POSSIBLE LOAN LOSSES:
    ---------------------
   An analysis of the allowance for possible loan losses is as follows-

                                          For The Six Months Ended June 30
                                        ---------------------------------
                                               1995             1994
                                        ---------------------------------

 Balance, beginning of period                   $591,000         $499,000
 Provision charged to expense                     11,000           20,000
 Loans charged off                               (60,000)         (41,000)
 Recoveries of loans previously charged                0           91,000
  off
                                           --------------   -------------

 Balance, end of period                         $542,000         $569,000
                                           ==============   =============

   There were four borrowers with loans aggregating $1,076,000 that are deemed impaired (three loans on nonaccrual and one loan restructured) at June 30, 1995.
(5) PREMISES AND EQUIPMENT:
    -----------------------
   Premises and equipment consists of the following at June 30-

     Furniture and equipment                                  $  792,000
     Leasehold improvements                                      374,000
     Land                                                        124,000
     Building                                                     56,000
                                                          --------------

                                                               1,346,000

     Less-Accumulated depreciation and amortization              474,000
                                                          --------------

                                                              $  872,000
                                                          ==============

(6)  INCOME TAXES:
     ----------------
   The components of the provision for income taxes are as follows-

                                                      For The Six Months
                                                         Ended June 30
                                                   ---------------------
                                                    1995          1994
                                                   ---------------------
     Federal income tax-
     Current                                      $119,000    $  123,000
     Deferred                                        4,000         9,000
     State income tax                               14,000        20,000
                                                  --------    ----------

                                                  $137,000    $  152,000
                                                  ========    ==========

   Included in other assets in the accompanying consolidated statement of condition as of June 30, 1995 is a deferred tax asset of approximately $217,000.

(7)  COMMITMENTS AND CONTINGENCIES:
     ------------------------------

   Beginning July 1, 1995, the Bank has leased additional office space in Hasbrouck Heights, New Jersey under a lease expiring in 2000 with an annual rental of approximately $30,000. In connection with a separate lease on the Hasbrouck Heights branch location, the lessor has an option to sell the building to the Bank for $700,000 until the expiration of the agreement in 2000.

   As of June 30, 1995, future minimum rental payments for all the Bank's leases are as follows-

  1995          $  105,000
  1996             211,000
  1997             215,000
  1998             200,000
  1999             201,000
  Thereafter       869,000
                ----------

    Total       $1,801,000
                ==========

     The Bank was committed to advance $12,025,000 to its borrowers as of June 30, 1995. Such commitments generally expire within one year.

     The Bank has entered into standby letters of credit contracts with its customers totaling $476,000 as of June 30, 1995, which generally expire within one year.

(8)  OTHER OPERATING EXPENSES:
     -------------------------

   The components of other operating expenses are as follows-

                                                For The Six Months
                                                   Ended June 30
                                             ---------------------------
                                               1995            1994
                                             ---------------------------
      Merchant credit card processing           $216,000        $      0
      Equipment                                   97,000          76,000
      Marketing                                   54,000          70,000
      Computer services                           82,000          72,000
      Deposit and other insurance                 95,000          81,000
      Regulatory, professional and
       other fees                                155,000         103,000
      Office expense                             108,000          95,000
      All other                                   70,000          62,000
                                               ---------        --------

                                                $877,000        $559,000
                                               =========        ========


                                   APPENDIX A

                           ACQUISITION AGREEMENT AND
                          PLAN OF ACQUISITION BETWEEN
                            GREAT FALLS BANCORP AND
                             BERGEN COMMERCIAL BANK
                          DATED AS OF AUGUST 16, 1995

                             ACQUISITION AGREEMENT



                                 By and Between


                              GREAT FALLS BANCORP


                                      and


                             BERGEN COMMERCIAL BANK




                               August 16, 1995

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I--THE EXCHANGE......................................  1
     1.1.  Terms of Exchange.................................  1
     1.2.  BCB Stock Options.................................  1
     1.3.  No Fractional Interests...........................  2
     1.4.  Plan of Acquisition...............................  2
     1.5.  Meetings of Stockholders of BCB and GFB...........  3
     1.6.  Certification and Filing of Plan of Acquisition...  3
     1.7.  Effective Time....................................  3
     1.8.  Conflicts.........................................  3
     1.9.  Directors.........................................  4
     1.10. BCB as Separate Subsidiary........................  4
     1.11. Issuance and Delivery of GFB Common Stock.........  4
     1.12. Stock Transfer Books..............................  5
     1.13. BCB Dissenting Shares.............................  5
     1.14  GFB Dissenting Shares.............................  6

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF BCB............  6
     2.1.  Organization; Good Standing; Power; and
           Qualification.....................................  6
     2.2.  Capitalization....................................  6
     2.3.  BCB Stock Option Plan.............................  6
     2.4.  Authority; No Violation. etc......................  7
     2.5.  Governmental Approvals and Filings................  7
     2.6.  Equity Investments................................  8
     2.7.  Financial Information.............................  8
     2.8.  Regulatory Filings................................  8
     2.9.  Absence of Changes................................  8
     2.10. Agreements, etc...................................  8
     2.11. Absence of Undisclosed Liabilities................  9
     2.12. Condition of Tangible Assets......................  9
     2.13. Litigation, etc...................................  9
     2.14. Permits, Licenses, etc............................  10
     2.15. Compliance with Laws..............................  10
     2.16. Brokers' or Finders' Fees. etc....................  10
     2.17. Employees.........................................  10
     2.18. Name..............................................  10
     2.19. Environmental Matters.............................  10
     2.20. Benefit Plans; Employee Relations.................  11
     2.21. Tax Matters.......................................  12
     2.22. Insurance.........................................  13
     2.23. Dealings with Officers and Directors..............  13
     2.24. Securities Exchange Act of 1934...................  13
     2.25. Disclosure Schedule and Other Materials Furnished
           by BCB............................................  13
     2.26. Survival..........................................  14

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF GFB...........  14
     3.1.  Organization; Good Standing; Power; and
           Qualification.....................................  14

     3.2.  Capitalization....................................  14
     3.3.  GFB Stock Option Plans............................  15
     3.4.  Authority; No Violation. etc......................  15
     3.5.  Governmental Approvals and Filings................  16
     3.6.  Equity Investments................................  16
     3.7.  Financial Information.............................  17
     3.8.  Regulatory Filings................................  17
     3.9.  Absence of Changes................................  17
     3.10. Agreements. etc...................................  17
     3.11. Absence of Undisclosed Liabilities................  18
     3.12. Condition of Tangible Assets......................  18
     3.13. Litigation. etc...................................  18
     3.14. Permits, Licenses, etc............................  18
     3.15. Compliance with Laws..............................  19
     3.16. Brokers' or Finders' Fees, etc....................  19
     3.17. Employees.........................................  19
     3.18. Name..............................................  19
     3.19. Environmental Matters.............................  19
     3.20. Benefit Plans; Employee Relations.................  20
     3.21. Tax Matters.......................................  21
     3.22. Insurance.........................................  22
     3.23. Dealings with Officers and Directors..............  22
     3.24. SEC Filings.......................................  22
     3.25. Disclosure Schedule and Other Materials Furnished
           by GFB............................................  22
     3.26. Survival..........................................  23

ARTICLE IV--COVENANTS OF BCB.................................  23
     4.1.  Regular Course of Business........................  23
     4.2.  Restricted Activities and Transactions............  23
     4.3.  Dividends and Distributions; Repurchases..........  24
     4.4.  Advice of Changes.................................  25
     4.5.  Acquisition Proposals.............................  25
     4.6.  Affiliates........................................  25
     4.7.  Consents, Approvals and Filings...................  25
     4.8.  Access to Records and Properties..................  26

ARTICLE V--COVENANTS OF GFB..................................  26
     5.1.  Regular Course of Business........................  26
     5.2.  Restricted Activities and Transactions............  26
     5.3.  Dividends and Distributions; Repurchases..........  28
     5.4.  Advice of Changes.................................  28
     5.5.  Acquisition Proposals.............................  29
     5.6.  Consents, Approvals and Filings...................  29
     5.7.  Access to Records and Properties..................  29
     5.8.  Affiliates........................................  30

ARTICLE VI--MUTUAL COVENANTS AND AGREEMENTS..................  30
     6.1.  Confidentiality...................................  30
     6.2.  Expenses..........................................  31
     6.3.  Public Announcements..............................  31
     6.4.  Further Assurances................................  31

     6.5.  Post-Effective Time Operations....................  31
     6.6.  GFB 401(k) Plan...................................  31
     6.7.  Investment Bankers' Fees..........................  31

ARTICLE VII--PROXY AND REGISTRATION STATEMENTS...............  31
     7.1.  Preparation.......................................  31
     7.2.  Representations. Warranties and Covenants of BCB..  32
     7.3.  Representations, Warranties and Covenants of GFB..  32
     7.4.  Mailings to Stockholders..........................  32
     7.5.  Blue Sky..........................................  33
     7.6.  Tax Opinion.......................................  33

ARTICLE VIII--CONDITIONS TO OBLIGATIONS OF GFB...............  33
     8.1.  Representations and Warranties....................  33
     8.2.  Covenants.........................................  33
     8.3.  Certificates......................................  33
     8.4.  Opinion of Counsel................................  34
     8.5.  Affiliates........................................  34
     8.6.  Approval of Shareholders of GFB...................  34
     8.7.  Approval of Shareholders of BCB...................  34
     8.8.  No Governmental or Other Proceeding or
           Litigation........................................  34
     8.9.  Approvals and Consents............................  34
     8.10. Registration Statement Effective..................  34
     8.11. Accountants' Opinion..............................  35
     8.12. Tax Opinion.......................................  35
     8.13. Fairness Opinions.................................  35

ARTICLE IX--CONDITIONS TO OBLIGATIONS OF BCB.................  35
     9.1.  Representations and Warranties....................  35
     9.2.  Covenants.........................................  35
     9.3.  Certificates......................................  35
     9.4.  Opinion of Counsel................................  36
     9.5.  Tax Opinion.......................................  36
     9.6.  Approval of Shareholders of GFB and BCB...........  36
     9.7.  No Governmental or Other Proceeding or
           Litigation........................................  36
     9.8.  Approvals and Consents............................  36
     9.9.  Registration Statement Effective..................  37
     9.10. Fairness Opinions.................................  37
     9.11. Accountants' Opinion..............................  37
     9.12. Affiliates........................................  37

ARTICLE X--CLOSING...........................................  37

ARTICLE XI--TERMINATION; LIQUIDATED DAMAGES..................  37
     11.1.  Termination......................................  37
     11.2.  Liquidated Damages...............................  38

ARTICLE XII--MISCELLANEOUS...................................  38
     12.1.  Parties in Interest..............................  38
     12.2.  Entire Agreement; Amendments.....................  38

     12.3.  Headings.........................................  38
     12.4.  Notices..........................................  39
     12.5.  Counterparts.....................................  39
     12.6.  Governing Law....................................  40
     12.7.  Gender and Number; Person........................  40
     12.8.  Waivers..........................................  40
     12.9.  Assignments......................................  40

Signatures...................................................  40

Exhibit A - Plan of Acquisition

                             ACQUISITION AGREEMENT

     THIS AGREEMENT, made this 16th day of August, 1995, by and between GREAT FALLS BANCORP, a corporation duly organized and existing under the laws of the State of New Jersey (hereinafter referred to as "GFB"), having an address for purposes of this Agreement located at 55 Union Boulevard, Totowa, New Jersey 07512; and BERGEN COMMERCIAL BANK, a Banking Corporation organized and existing under the laws of the State of New Jersey (hereinafter referred to as "BCB"), having an address for purposes of this Agreement located at Two Sears Drive, Paramus, New Jersey 07652;

                              W I T N E S S E T H

     WHEREAS, GFB desires to acquire all of the outstanding shares of capital stock of BCB by means of an exchange (the "Exchange") of said shares for shares of the Common Stock of GFB on the terms and conditions hereinafter set forth; and

     WHEREAS, the Boards of Directors of GFB and BCB, deeming it advisable for the mutual benefit of GFB, BCB and their respective stockholders, that GFB acquire the outstanding shares of BCB by means of an exchange of shares under the terms and conditions hereinafter set forth, have each by duly adopted resolutions approved this Acquisition Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE EXCHANGE

     1.1.  Terms of Exchange.  Upon performance in all material respects of all
           ------------------
covenants and obligations of the parties contained herein and upon fulfillment in all material respects or waiver of all conditions to the obligations of the parties contained herein, at the Effective Time (as defined in Section 1.7 hereof) and pursuant to N.J.S.A. 17:9A-355 through 17:9A-369, inclusive, the
                        --------
following will occur: Each share of Common Stock of BCB ("BCB Stock") issued and outstanding at the Effective Time, except for perfected Dissenting Shares (as defined in Section 1.12 hereof and subject to Section 1.3 hereof with respect to fractional shares) shall, at said time and without any action on the part of any holder thereof, be exchanged for 1.7 shares (the "Exchange Rate") of Common Stock of GFB ("GFB Stock").

     1.2.  BCB Stock Options. As of the Effective Time, GFB shall assume the
           ------------------
rights and obligations of BCB under those stock options granted by BCB prior to the date hereof with respect to BCB Stock pursuant to the Bergen Commercial Bank Officers Stock Option Plan

(the "BCB Stock Option Plan") which are outstanding at the Effective Time ("Assumed Options"), to the extent such options shall not theretofore have been exercised. Pursuant to such assumption, the holder of each Assumed Option shall be entitled, subject to the terms of his or her stock option and compliance with applicable law, to purchase the number of shares (rounded to the nearest whole number) of GFB Stock determined by multiplying the number of shares covered by the Assumed Option by the Exchange Rate; the price per share of GFB Stock under each Assumed Option shall be determined by dividing the price per share of BCB Stock specified in the Assumed Option by the Exchange Rate, so that the aggregate price for all shares covered by the Assumed Option shall remain unchanged. Each Assumed Option shall constitute a continuation of the corresponding stock option issued under the BCB Stock Option Plan substituting GFB for BCB and GFB Stock for BCB Stock in accordance with the foregoing conversion formula, substituting the price per share determined in accordance with the foregoing formula, and substituting, for purposes of continuing eligibility under the BCB Stock Option Plan, a relationship with GFB or any of its subsidiaries for a relationship with BCB, effective as of the Effective Time. Except as provided in this Section 1.2, all of the terms and provisions of each Assumed Option shall remain the same, including, but not limited to, the times when the Assumed Option may be exercised. As soon as practicable after the Effective Time, GFB will send written notice of the assumption of the Assumed Options to each holder thereof. As of the Effective Time, GFB will have taken all corporate and other action necessary to reserve sufficient shares of GFB Stock for issuance upon exercise of the Assumed Options. GFB will prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on the appropriate form relating to issuance upon exercise by the holder thereof of the shares of GFB Stock underlying such Assumed Options and will use its best efforts to have such registration statement declared effective as soon as practicable after the Effective Time, but in no case later than 6 months after the Effective Date.

     1.3.  No Fractional Interests.  Neither certificates nor scrip for
           ------------------------
fractional interests in shares of GFB Stock will be issued in connection with the Exchange, but in lieu thereof each holder of BCB Stock who would otherwise have been entitled to a fraction of a share of GFB Stock will be paid an amount of cash equal to such fraction multiplied by the average of the final bid prices for shares of GFB Stock on each of the ten (10) business days preceding the Effective Time. All shares of BCB Stock held by each record holder shall be aggregated before determining the need to pay cash in lieu of fractional shares.

     1.4.  Plan of Acquisition.  A Plan of Acquisition prepared in accordance
           --------------------
with N.J.S.A. 17:9A-357, in the form of Exhibit A hereto, describing the
     --------
Exchange and related actions contemplated by this Article I, shall be executed by the parties hereto and submitted to the Commissioner of Banking of the State of New

Jersey (the "Commissioner") in accordance with N.J.S.A. 17:9A-358.
                                               --------


     1.5.  Meetings of Stockholders of BCB and GFB.
           ----------------------------------------

          (a) The Board of Directors of BCB shall duly call, and cause to be held, a special meeting of the stockholders of BCB and shall direct that the Plan of Acquisition and this Acquisition Agreement be submitted to said stockholders for the purpose of adopting and approving the same, subject to prior approval of the Plan of Acquisition by the Commissioner and all other required regulatory approvals. The Board of Directors of BCB shall, consistent with their fiduciary duties, recommend that the stockholders of BCB vote to adopt and approve the Plan of Acquisition and this Acquisition Agreement. GFB and BCB shall cooperate in soliciting proxies from stockholders of BCB in favor of approval of the Plan of Acquisition and this Acquisition Agreement.

          (b) The Board of Directors of GFB shall duly call, and cause to be held, a special meeting of the stockholders of GFB and shall direct that the Plan of Acquisition and this Acquisition Agreement be submitted to said stockholders for the purpose of adopting and approving the same, subject to approval of the Plan of Acquisition by the Commissioner and all other required regulatory approvals. The Board of Directors of GFB shall, consistent with their fiduciary duties, recommend that the stockholders of GFB vote to adopt and approve the Plan of Acquisition and this Acquisition Agreement. BCB and GFB shall cooperate in soliciting proxies from stockholders of GFB in favor of approval of the Plan of Acquisition and this Acquisition Agreement.

     1.6.  Certification and Filing of Plan of Acquisition.  In the event that
           ------------------------------------------------
the Plan of Acquisition and this Acquisition Agreement are approved by 2/3 of the capital stock of BCB entitled to vote, as required under N.J.S.A. 17:9A-359,
                                                             --------
such approval shall be promptly certified by the president or a vice president of BCB and the certifications shall be attached to the Plan of Acquisition. Thereafter, upon satisfaction or waiver of all conditions specified in Article VIII and Article IX hereof, the Plan of Acquisition shall be filed in the Department of Banking of the State of New Jersey, all as provided in N.J.S.A.
                                                                     --------
17:9A-359.

     1.7.  Effective Time.  The date and time at which the Exchange shall become
           ---------------
effective (the "Effective Time") shall be 11:59 p.m. on the last day of the calendar month during which the Plan of Acquisition is filed with the Department of Banking of the State of New Jersey in accordance with N.J.S.A. 17:9A-359
                                                         --------
following the Closing contemplated by Article X hereof.

     1.8.  Conflicts.  The provisions of this Article I, and all other terms and
           ----------
conditions set forth in this Acquisition Agreement, are intended to be consistent with the Plan of Acquisition. In the event that there is any inconsistency between the provisions of this Acquisition Agreement and the provisions of the Plan of Acquisition, the latter shall govern.

     1.9.  Directors.  Within ten (10) days following the Effective Time, the
           ----------
Board of Directors of GFB shall amend the By-Laws of GFB in order to increase the number of directors of GFB from 7 to 10 and, consistent with their fiduciary duties, shall elect Anthony M. Bruno, Jr., C. Mark Campbell and Charles J. Volpe
to fill the three new directorships.   In the event that one or more of Anthony
M. Bruno, Jr., C. Mark Campbell and Charles J. Volpe is unable to take office, the Board of Directors of BCB shall designate a substitute, acceptable to GFB, to be elected in his place by the Board of Directors of GFB, consistent with their fiduciary duties.

     1.10.  BCB as Separate Subsidiary.    Upon the Effective Time, BCB,
            ---------------------------
pursuant to N.J.S.A. 17:9A-356 et. seq. shall become a wholly owned subsidiary
                               --  ---
of GFB. The Board of Directors of BCB immediately prior to the Effective Time shall continue to be the Board of Directors of BCB immediately after the Effective Time, the executive officers of BCB immediately prior to the Effective Time shall continue to be the executive officers of BCB immediately after the Effective Time, and the Certificate of Incorporation and Bylaws of BCB as in existence immediately prior to the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of BCB immediately after the Effective Time. It is the present intention of GFB to maintain the separate corporate existence of BCB following the Effective Time. Provided, however, that nothing herein shall be construed to limit the right of GFB to remove and/or replace any or all of the directors and executive officers of BCB following the Effective Time, to amend the Certificate of Incorporation and Bylaws of BCB following the Effective Time, to terminate the separate corporate existence of BCB following the Effective Time, or otherwise to limit the rights and prerogatives of GFB as stockholder of BCB following the Effective Time.

     1.11.  Issuance and Delivery of GFB Common Stock.
            ------------------------------------------

     (a) As soon as practicable after the Effective Time, GFB will send written notice to each record holder of certificates representing shares of BCB Stock immediately prior to the Effective Time ("Old Certificates"), which notice shall state the number of shares of GFB Stock for which such holder's shares of BCB Stock have been exchanged.

     (b) Thereafter, upon surrender for cancellation to GFB of one or more Old Certificates (or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or bond as may be reasonably required in each case by
GFB), GFB shall cause to be issued and delivered to the holder of each surrendered Old Certificate a New Certificate representing the appropriate number of shares of GFB Stock, together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates.

     (c) Until an outstanding Old Certificate has been surrendered and exchanged as herein provided for a New Certificate (or until such time as the record holder of an outstanding Old Certificate shall have delivered an appropriate affidavit of loss and indemnity agreement and/or bond as may be reasonably required by GFB), such outstanding Old Certificate shall be deemed for all corporate purposes of GFB, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of GFB Stock which were exchanged for the shares of BCB Stock formerly evidenced by the Old Certificate. No dividends (whether payable in cash, stock or otherwise) or other distributions which are declared on GFB Stock will be paid to any person otherwise entitled to receive the same until such person's Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends and other distributions, if any, payable from and after the Effective Time will be paid to such person. In no event shall any person entitled to receive such dividends or other distributions be entitled to receive interest thereon.

     1.12.  Stock Transfer Books.  At the Effective Time, the stock transfer
            ---------------------
books of BCB shall be closed and no transfer of BCB Stock shall thereafter be made.

     1.13.  BCB Dissenting Shares.
            ----------------------

     (a) Each outstanding share of BCB Stock, the holder of which has, prior to the taking of the vote at the meeting of stockholders of BCB contemplated by
Section 1.5 hereof, filed with BCB a written notice pursuant to N.J.S.A. 17:9A-
                                                                --------
360 that he is dissenting and stating that he intends to demand payment for his shares if the Plan of Acquisition becomes effective, is herein called a "BCB Dissenting Share". BCB Dissenting Shares, the holders of which have made written demand on BCB for the payment of the fair value of such shares within 20 days after the mailing of notice to them by BCB that the Plan of Acquisition has been approved and thereafter have submitted their stock certificate or certificates to BCB within 20 days after demanding payment of the fair value of such shares, all as provided in N.J.S.A. 17:9A-360, are herein called "Perfected
                                --------
BCB Dissenting Shares." Perfected BCB Dissenting Shares shall not be converted into GFB Stock pursuant to Section 1.1 hereof, but the holders thereof shall be entitled only to such rights as are granted by N.J.S.A.
                                                                        --------
17:9A-360 through 17:9A-369, inclusive.

     (b) BCB will give GFB (i) prompt notice of any written objections, notices, withdrawals of objections or notices and any other instruments served pursuant to N.J.S.A. 17:9A-360 through 17:9A-369, inclusive, and received by BCB, and
   --------
(ii) the opportunity to direct all negotiations with and proceedings with respect to holders of BCB Dissenting Shares. BCB will not, except with the prior written consent of GFB, (i) voluntarily make any payment with respect to any demands for payment for shares under N.J.S.A. 17:9A-360 or (ii) settle or
                                         --------
offer to settle any such demands.

     1.14   GFB Dissenting Shares.  The shareholders of GFB shall have such
            ----------------------
rights to dissent from the Exchange as are provided in Chapter 11 of the New Jersey Business Corporation Act.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF BCB

     BCB hereby represents and warrants to GFB as follows:

     2.1.  Organization; Good Standing; Power; and Qualification.  BCB is a
           ------------------------------------------------------
commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. Item 2.1(a) of the BCB Disclosure Schedule contains a list of all of BCB's direct and indirect subsidiaries (the "BCB Subsidiaries"). Each BCB Subsidiary is duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. BCB has heretofore delivered to GFB true and complete copies of the Certificates of Incorporation and By-Laws, as amended to the date hereof, of BCB and each BCB Subsidiary. Each of BCB and the BCB Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations requires such qualification or licensing. Item 2.1(b) of the BCB Disclosure Schedule contains a list of all foreign jurisdictions in which BCB and each BCB Subsidiary is qualified or licensed to do business.

     2.2.  Capitalization.  The authorized capital stock of BCB consists of
           ---------------
2,000,000 shares of Common Stock, of which 369,733 shares are issued and outstanding and no shares are held by BCB as treasury stock. BCB has no outstanding convertible securities, warrants, options, rights, calls or other commitments of any nature to issue or sell its capital stock, other than stock options granted under the BCB Stock Option Plan. All of the issued and outstanding capital stock of each BCB Subsidiary is owned, directly or indirectly, by BCB.

     2.3.  BCB Stock Option Plan.  Stock options outstanding under the BCB Stock
           ----------------------
Option Plan entitle the holders thereof (subject to applicable vesting provisions) to purchase an aggregate of 1,464 shares of BCB Stock at a weighted average price of $18.23 per share. Item 2.3 of the BCB Disclosure Schedule contains a true and complete list of each holder of stock options granted under the BCB Stock Option Plan, the number of shares under options to each such holder, the exercise price of each such option and the dates on which each such option granted to such holder becomes exercisable and the date on which each such option terminates. BCB has heretofore delivered to GFB a true and complete copy of the BCB Stock Option Plan, as amended to the date hereof, together with a specimen stock option.

     2.4.  Authority; No Violation. etc.  Subject to the approval of this
           -----------------------------
Acquisition Agreement and the Plan of Acquisition by the shareholders of BCB, and subject to the parties obtaining all necessary regulatory approvals, BCB has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by BCB of its obligations hereunder have been duly approved and authorized by all requisite corporate action of BCB, subject to the shareholder approval contemplated by Section 1.5(a) hereof and the parties obtaining all necessary regulatory approvals. This Agreement has been duly executed and delivered by BCB and, subject as aforesaid, constitutes the legal, valid and binding agreement of BCB. Except for matters disclosed in Item 2.4 of the BCB Disclosure Schedule, neither the execution and delivery of this Agreement by BCB nor compliance by BCB with any of the provisions hereof will (a) conflict with or result in a breach of any provision of BCB's Certificate of Incorporation,
(b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation or acceleration (whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any assets of BCB or any BCB Subsidiary pursuant to, any of the terms, conditions or provisions of any agreement, instrument or obligation to which BCB or any BCB Subsidiary is a party, or by which it or any of its properties or assets may be bound, and which would have or might reasonably be expected to have a material adverse effect on the financial conditions or results of operations of BCB and the BCB Subsidiaries, taken as a whole, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to BCB or any BCB Subsidiary, or any of their properties or assets, and which violation would have, or might reasonably be expected to have, a material adverse effect on the financial condition or results of operations of BCB and the BCB Subsidiaries, taken as a whole, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, State or local public body, commission or authority, including without limitation the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et.
                                                                         ---
seq.), except those approvals and authorizations specified in Section 2.5
----
hereof.

     2.5.  Governmental Approvals and Filings.  No approval, authorization,
           -----------------------------------
consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority is required in order to (a) authorize the Exchange or (b) prevent the termination of any material right, privilege, license or agreement of BCB or any BCB Subsidiary, or to prevent any material loss to BCB or any BCB Subsidiary or their businesses, taken as a whole, by reason of said Exchange, except (i) compliance with N.J.S.A. 17:9A-355 through 17:9A-369, inclusive, including approval by the
--------
Commissioner and filing of the Plan of Acquisition, certified as having been approved by the stockholders of BCB, (ii) compliance with the Federal Bank Holding Company Act, including approval by the Federal Reserve Bank of New York, and the expiration of any required waiting period, and (iii) the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable state securities laws.

     2.6.  Equity Investments.  Except as set forth in Item 2.6 of the BCB
           -------------------
Disclosure Schedule, BCB does not own, directly or indirectly, any voting shares of any company.

     2.7.  Financial Information.  BCB has delivered to GFB the audited
           ----------------------
consolidated statements of condition of BCB and its consolidated subsidiaries as of December 31, 1994 and December 31, 1993, the related audited consolidated statements of income and cash flows for each of the three years ended December 31, 1994 (including the notes thereto), the consolidated unaudited statement of condition of BCB and its consolidated subsidiaries as at June 30, 1995, and the related unaudited consolidated statements of income and cash flows for the six months then ended. All of such financial statements, with the related notes thereto (i) are in accordance with the books of BCB, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except if and as otherwise indicated therein and (iii) fairly present the financial position of BCB at such dates and the results of its operations and the cash flows for the respective periods indicated therein, except, in the case of the unaudited statements, for normal year-end adjustments. The copies of the corporate income tax returns of BCB for the 12 month periods ended December 31, 1994 and December 31, 1993 which have been delivered to GFB are each true, correct and complete.

     2.8.  Regulatory Filings.  BCB has delivered to GFB true and complete
           -------------------
copies of all reports filed by BCB with the New Jersey Department of Banking and the Federal Deposit Insurance Corporation during the past 36 months.

     2.9.  Absence of Changes.  Except for matters described in Item 2.9 of the
           -------------------
BCB Disclosure Schedule, since June 30, 1995, there has been no material adverse change in the assets, properties, business or condition, financial or otherwise, of BCB and the BCB Subsidiaries, taken as a whole.

     2.10.  Agreements, etc.  Item 2.10(a) of the BCB Disclosure Schedule
            ----------------
contains a true and complete list of every agreement, to which BCB or a BCB Subsidiary is a party or by which BCB or a BCB Subsidiary is bound, which is performable in the future and which, together with all other contracts of the same or similar nature, provides for the future obligation to pay or receive more than $25,000.00 or is otherwise material to the business of BCB and the BCB Subsidiaries, taken as a whole, including but not limited to (a) the leases of BCB's headquarters and branches, (b) any agreements for the sale of any assets of BCB other than in the ordinary course of business and (c) any agreements pursuant to which BCB or a BCB Subsidiary has borrowed money or may in the future borrow money; provided, however, that such Item need not list outstanding loans to unaffiliated persons made by BCB or loan commitments and credit facilities pursuant to which BCB may be obligated to lend money to unaffiliated persons. Except for matters listed in Item 2.10(b) of the BCB Disclosure Schedule, BCB and the BCB Subsidiaries have performed all obligations to be performed by it to date under all contracts and other agreements listed in Item 2.10(a) of the BCB Disclosure Schedule and is not in default thereunder; and, to the best knowledge of BCB, there exists no default, or any event which upon the giving of notice or the passage of time would give rise to any default, in the performance of any obligation to be performed by any other party to any such contract or other agreement.

     2.11.  Absence of Undisclosed Liabilities.  BCB and the BCB Subsidiaries do
            -----------------------------------
not have any material liabilities (whether matured or unmatured, accrued, absolute or contingent or otherwise) which were not reflected, reserved against, accrued for or otherwise disclosed on BCB's balance sheet dated as at June 30, 1995, except for obligations to perform the contracts and the agreements listed on Item 2.10(a) of the BCB Disclosure Schedule in accordance with their respective terms.

     2.12.  Condition of Tangible Assets.  Those assets of BCB and the BCB
            -----------------------------
Subsidiaries that are tangible property are in generally good operating condition and repair.

     2.13.  Litigation, etc.  Except for matters listed on Item 2.13 of the BCB
            ----------------
Disclosure Schedule: (a) there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of BCB threatened, against BCB or any of the BCB Subsidiaries, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to BCB or any of the BCB Subsidiaries, would have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of BCB and the BCB Subsidiaries, taken as a whole; and (b) there are no existing unsatisfied judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against BCB or any of the BCB Subsidiaries which could have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of BCB and the BCB Subsidiaries, taken as a whole. No petition for bankruptcy, voluntary or involuntarily, has been filed by or against BCB or any of the BCB Subsidiaries, neither BCB nor any of the BCB Subsidiaries has made any assignment for the benefit of its creditors and no receiver has been appointed for BCB or any BCB Subsidiary or any of their assets.

     2.14.  Permits, Licenses, etc.  Item 2.14 of the BCB Disclosure Schedule
            -----------------------
contains a list of all licenses, permits, orders and approvals issued by any department, commission, agency or other instrumentality of any federal, state, county or local government which pertains to the business conducted by BCB and the BCB Subsidiaries, the absence, revocation or non-renewal of which would have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of BCB and the BCB Subsidiaries, taken as a whole.

     2.15.  Compliance with Laws.  Neither BCB nor any of the BCB Subsidiaries
            ---------------------
is in violation, in any respect material to the business or assets of BCB and the BCB Subsidiaries, taken as a whole, of any federal, state, county or local law, ordinance, regulation or order applicable to the business conducted by it. BCB and each of the BCB Subsidiaries has all licenses, permits, orders and approvals of any governmental or regulatory body which are required for the conduct of the business conducted by it and which, if not held by it, could reasonably be expected to have a material adverse effect upon the business or assets of BCB and the BCB Subsidiaries, taken as a whole (collectively, "Required Permits"). All such Required Permits are in full force and effect, no violations are or have been reported in respect of any Required Permit and no proceeding is pending, or to the knowledge of BCB threatened, to revoke or limit any such Required Permit.

     2.16.  Brokers' or Finders' Fees. etc.  No agent, broker, investment
            -------------------------------
banker, person or firm acting on behalf of BCB or under the authority of BCB is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from GFB in connection with any of the transactions contemplated hereby, except for fees payable to Capital Consultants of Princeton, Inc. in connection with their rendering of the fairness opinions contemplated by Sections 8.13 and 9.10 hereof, which fees shall, in accordance with Section 6.7 hereof, be the sole responsibility of BCB.

     2.17.  Employees.  BCB has heretofore delivered to GFB a true and complete
            ----------
list of the names, positions and rates of compensation of all employees of BCB and the BCB Subsidiaries.

     2.18.  Name.  During the last 3 years BCB has used no business name other
            -----
than the name Bergen Commercial Bank and the names of the BCB Subsidiaries.

     2.19.  Environmental Matters.  BCB and the BCB Subsidiaries have never
            ----------------------
engaged in any use or operation involving the storage, manufacture, generation or transportation of hazardous substances, and there are no hazardous substances located on any properties owned or operated by BCB or the BCB Subsidiaries, including but not limited to the premises in which the business of BCB is conducted. Each of BCB and the BCB Subsidiaries is in compliance with all environmental laws, rules and regulations applicable to it or its properties. Neither BCB nor any of the BCB Subsidiaries has received notice of any violation of any such law, rule or regulation or of any enforcement action by any governmental agency or authority pertaining to BCB or any of the BCB Subsidiaries or any property now or heretofore owned or operated by any of them. Neither BCB nor any of the BCB Subsidiaries has received notice of, and is not otherwise aware of, any spills, releases or discharges of hazardous substances on or from any property now or heretofore owned or operated by BCB or any of the BCB Subsidiaries. For purposes of this Agreement, the term "hazardous substances" includes all substances defined as such under either the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.A. 9601 et. seq.) or the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K et. seq.).

     2.20.  Benefit Plans; Employee Relations.
            ----------------------------------

     (a) Except as set forth in Item 2.20(a) of the BCB Disclosure Schedule, (i) each of BCB and the BCB Subsidiaries is in material compliance with all applicable Federal, state, local and foreign laws and regulations respecting employment and employment practices, and terms and conditions of employment and wages and hours, (ii) no collective bargaining agreement presently covers (nor has any, in the past, covered) any employees of BCB or any of the BCB Subsidiaries, nor is any currently being negotiated by BCB or any of the BCB Subsidiaries, nor is BCB or any of the BCB Subsidiaries a party to any other written contract with or material enforceable oral commitment to any labor union, (iii) there is no unfair labor practice complaint against BCB or any of the BCB Subsidiaries pending before the National Labor Relations Board or any comparable state, local or foreign agency, and (iv) there is no labor strike, dispute, slowdown, stoppage or organizational effort actually pending or, to the best knowledge of BCB, threatened against or involving BCB or any of the BCB Subsidiaries.

     (b) Item 2.20(b) of the BCB Disclosure Schedule contains a true and complete list of all written contracts with, or oral commitments for the employment, retention or payment of any severance or other benefit to, any employee, consultant or other person.

     (c) Item 2.20(c) of the BCB Disclosure Schedule contains a true and complete list of all Employee Pension Benefit Plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), all Employee Welfare Benefit Plans (as defined in Section 3(l) of ERISA), all incentive compensation plans (including the BCB Stock Option Plan) and all other employee benefit programs maintained by BCB and the BCB Subsidiaries in respect of their employees (other than normal policies concerning vacations, holidays and salary continuation during short absences for illness or other reasons) (all of the foregoing appearing on such list being herein sometimes collectively referred to as "Employee Benefit Programs"). BCB has heretofore delivered to GFB true and complete copies of all plan texts and other agreements adopted in connection with the Employee Benefit Programs (including separation policies). With respect to such plans, Item 2.20(c) of the BCB Disclosure Schedule contains a true and complete list of (and BCB has heretofore delivered to GFB true and complete copies of):

          (i) the most recent Internal Revenue Service ("IRS") determination letter relating to each of the Employee Pension Benefit Plans listed in such
Item 2.20(c) (the "BCB Retirement Plans");

          (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules of each of the Employee Welfare Benefit Plans listed in such Item (the "BCB Welfare Plans") and each of BCB's Retirement Plans, as filed pursuant to applicable law;

          (iii) the Summary Plan Description (as currently in effect) distributed to employees for all of BCB's Retirement Plans and Welfare Plans; and

          (iv) the most recent actuarial report received with respect to each of BCB's Retirement Plans that is a defined benefit plan.

     (d) Except as disclosed in Item 2.20(d) of the BCB Disclosure Schedule, (i) BCB's Retirement Plans are in substantial compliance with ERISA and will constitute qualified plans under the Internal Revenue Code of 1986 immediately prior to the Effective Time, (ii) no material violation of ERISA has occurred in connection with the administration of any of BCB's Retirement Plans or any of BCB's Welfare Plans, (iii) there are no actions, suits or claims pending or, to the BCB's best knowledge, threatened against any of BCB's Retirement Plans or Welfare Plans, or any administrator of fiduciary thereof, (iv) with respect to each of BCB's Retirement Plans and Welfare Plans as to which an Annual Report is required to be filed, no liabilities as of the date of the most recent Annual Report relating to such Plan exist unless specifically referred to in such Annual Report, and no materially adverse change has occurred with respect to the financial materials covered by such Annual Report since the date thereof, (v) no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986) exists with respect to any of BCB's Retirement Plans and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any of BCB's Retirement Plans that are subject to Title IV of ERISA. All of BCB's Welfare Plans are either self-funded, or are funded through a contract with an insurance company.

     2.21.  Tax Matters.  Each of BCB and the BCB Subsidiaries has filed all
            ------------
Federal, state, local and foreign income and other tax returns, required to be filed by it, and each such return is complete and accurate in all material respects. Each of BCB and the BCB Subsidiaries has paid all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax") that are shown on such tax returns as due and payable on or before the date hereof, other than such Taxes as are being contested in good faith and which are listed in Item 2.21 of the BCB Disclosure Schedule. The provisions for current and deferred Taxes reflected on the consolidated statement of condition of BCB and its consolidated subsidiaries as at June 30, 1995 are sufficient in all material respects. Except as set forth in Item 2.21 of the BCB Disclosure Schedule, there are no claims or assessments pending against BCB or any of the BCB Subsidiaries for any alleged deficiency in Tax, and BCB does not know of any threatened Tax claims or assessments against it or any of the BCB Subsidiaries, which, in either case, involve amounts either singly or in the aggregate in excess of $25,000.00.

     2.22.  Insurance. Item 2.22 of the BCB Disclosure Schedule contains a true
            ----------
and complete list of all policies of liability, theft, fidelity, property damage and other forms of insurance held by BCB and the BCB Subsidiaries (specifying the insurer, amount of coverage, annual premium, type of insurance, policy number and any pending material claims thereunder). The policies listed in such
Item 2.22 are outstanding and duly in force and all premiums with respect to
such policies are currently paid.   Except as set forth in such Item 2.22,
neither BCB nor any of the BCB Subsidiaries has, during the past three fiscal years, been denied or had revoked or rescinded any policy of insurance.

     2.23.  Dealings with Officers and Directors.  Except as set forth in Item
            -------------------------------------
2.23 of the BCB Disclosure Schedule, there is no present transaction, business relationship or indebtedness involving BCB or any of the BCB Subsidiaries which is of a type described in Item 404 of Regulation S-K (promulgated by the Securities and Exchange Commission) or which is a "covered transaction" as that term is defined in Section 23A of the Federal Reserve Act (12 U.S. Code 371c), as amended, nor is BCB or any of the BCB Subsidiaries a party to any agreement or understanding which provides for or contemplates such a transaction, business relationship or indebtedness in the future. Except for the Employee Benefit Programs referred to in Section 2.20, neither BCB nor any of the BCB Subsidiaries is a party to any agreement involving payments to any person or entity based on the profits or gross revenues of BCB or any of the BCB Subsidiaries.

     2.24.  Securities Exchange Act of 1934.  No securities issued by BCB,
            --------------------------------
including but not limited to BCB Stock, are registered under the Securities Exchange Act of 1934, and no such securities are required to be registered under said Act.

     2.25.  Disclosure Schedule and Other Materials Furnished by BCB.  The
            ---------------------------------------------------------
disclosure schedule delivered simultaneously with this Agreement by BCB to GFB and identified and initialed as such by an officer of BCB (the "BCB Disclosure Schedule"), together with any materials furnished to GFB by BCB and referred to in this Article II, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading. Any disclosure made in any Item of the BCB Disclosure Schedule shall be deemed made for purposes of all other applicable Items in the BCB Disclosure Schedule.

     2.26.  Survival.  The representations and warranties of BCB contained in
            ---------
this Article II shall not survive the Closing.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF GFB

GFB hereby represents and warrants to BCB as follows:

     3.1.  Organization; Good Standing; Power; and Qualification. GFB is a
           ------------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. Item 3.1(a) of the GFB Disclosure Schedule contains a list of all of GFB's direct and indirect subsidiaries (the "GFB Subsidiaries"). Each GFB Subsidiary is duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. GFB has heretofore delivered to BCB true and complete copies of the Certificates of Incorporation and By-Laws, as amended to the date hereof, of GFB and each GFB Subsidiary. Each of GFB and the GFB Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations requires such qualification or licensing. Item 3.1(b) of the GFB Disclosure Schedule contains a list of all foreign jurisdictions in which GFB and each GFB Subsidiary is qualified or licensed to do business.

     3.2.  Capitalization.  The authorized capital stock of GFB consists of
           ---------------
1,000,000 shares of Preferred Stock, without par value, of which no shares are issued and outstanding and no shares are held by GFB as treasury stock, and 4,000,000 shares of Common Stock, of which 1,069,750 shares were issued and outstanding as of August 9, 1995 and 0 shares are held by GFB as treasury stock. GFB has no outstanding convertible securities, warrants, options, rights, calls or other commitments of any nature to issue or sell its capital stock, other than stock options granted under GFB's 1985 Incentive Stock Option Plan, GFB's 1988 Nonstatutory Stock Option Plan, GFB's 1993 Stock Option Plan and GFB's 1995 Stock Option Plan (collectively, the "GFB Stock Option Plans") and Cancellable Mandatory Stock Purchase Contracts issued in December, 1993. All of the issued and outstanding capital stock of each GFB

Subsidiary is owned, directly or indirectly, by GFB.

     3.3.  GFB Stock Option Plans.  Stock options outstanding under GFB's 1985
           -----------------------
Incentive Stock Option Plan entitle the holders thereof (subject to applicable
vesting provisions) to purchase an aggregate of 0 shares of GFB Stock.   Stock
options outstanding under GFB's 1988 Nonstatutory Stock Option Plan entitle the holders thereof (subject to applicable vesting provisions) to purchase an aggregate of 56,988 shares of GFB Stock at a weighted average price of $9.23 per share. Item 3.3(a) of the GFB Disclosure Schedule contains a true and complete list of each holder of stock options granted under GFB's 1988 Nonstatutory Stock Option Plan, the number of shares under options to each such holder, the exercise price of each such option and the dates on which each such option granted to such holder becomes exercisable and the date on which each such option terminates. Stock options outstanding under GFB's 1993 Stock Option Plan entitle the holders thereof (subject to applicable vesting provisions) to purchase an aggregate of 10,648 shares of GFB Stock at a weighted average price of $7.51 per share. Item 3.3(b) of the GFB Disclosure Schedule contains a true and complete list of each holder of stock options granted under GFB's 1993 Stock Option Plan, the number of shares under options to each such holder, the exercise price of each such option and the dates on which each such option granted to such holder becomes exercisable and the date on which each such option terminates. Stock options outstanding under GFB's 1995 Stock Option Plan entitle the holders thereof (subject to applicable vesting provisions) to purchase an aggregate of 29,700 shares of GFB Stock at a weighted average price of $11.36 per share. Item 3.3(c) of the GFB Disclosure Schedule contains a true and complete list of each holder of stock options granted under GFB's 1995 Stock Option Plan, the number of shares under options to each such holder, the exercise price of each such option and the dates on which each such option granted to such holder becomes exercisable and the date on which each such option terminates. GFB has heretofore delivered to BCB a true and complete copy of each of the GFB Stock Option Plans, as amended to the date hereof, together with a specimen of the stock options issued under each of said plans.

     3.4.  Authority; No Violation. etc.   Subject to the approval of this
           -----------------------------
Acquisition Agreement and the Plan of Acquisition by the shareholders of GFB, and subject to the parties obtaining all necessary regulatory approvals, GFB has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by GFB of its obligations hereunder have been duly approved and authorized by all requisite corporate action of GFB, subject to obtaining shareholder approval and the parties obtaining all necessary regulatory approvals. This Agreement has been duly executed and delivered by GFB and, subject as aforesaid, constitutes the legal, valid and binding agreement of GFB. Neither the execution and delivery of this Agreement by GFB nor compliance by GFB with any of the provisions hereof will (a) conflict with or result in a breach of any provision of GFB's Certificate of Incorporation, (b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation or acceleration (whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any of assets of GFB or any GFB Subsidiary pursuant to any of the terms, conditions or provisions of any agreement, instrument or obligation to which GFB or any GFB Subsidiary is a party, or by which it or any of its properties or assets may be bound, and which would have or might reasonably be expected to have a material adverse effect on the financial conditions or results of operations of GFB and the GFB Subsidiaries, taken as a whole, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to GFB or any GFB Subsidiary, or any of their properties or assets, and which violation would have, or might reasonably be expected to have, a material adverse effect on the financial condition or results of operations of GFB and the GFB Subsidiaries, taken as a whole, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, State or local public body, commission or authority, including without limitation the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et. seq.), except those approvals and authorizations specified in Section 3.5 hereof.

     3.5.  Governmental Approvals and Filings.  No approval, authorization,
           -----------------------------------
consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority is required in order to (a) authorize the Exchange or (b) prevent the termination of any material right, privilege, license or agreement of GFB or any GFB Subsidiary, or to prevent any material loss to GFB or any GFB Subsidiary or their businesses, taken as a whole, by reason of said Exchange, except (i) compliance with N.J.S.A. 17:9A-355 through 17:9A-369, inclusive, including
                --------
approval by the Commissioner and filing of the Plan of Acquisition, certified as having been approved by the stockholders of BCB, (ii) compliance with the Federal Bank Holding Company Act, including approval by the Federal Reserve Bank of New York, and the expiration of any required waiting period, and (iii) the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable state securities laws.

     3.6.  Equity Investments.  Except as set forth in Item 3.6 of the GFB
           -------------------
Disclosure Schedule, GFB does not own, directly or indirectly, any voting shares of any company other than the GFB Subsidiaries.

     3.7.  Financial Information.  GFB has delivered to BCB the audited
           ----------------------
consolidated statements of condition of GFB and its consolidated subsidiary as of December 31, 1994 and December 31, 1993, the related audited consolidated statements of income and cash flows for each of the three years ended December 31, 1994 (including the notes thereto), the unaudited consolidated statement of condition of GFB and its consolidated subsidiary as at June 30, 1995, and the related unaudited consolidated statements of income and cash flows for the six months then ended. All of such financial statements, with the related notes thereto (i) are in accordance with the books of GFB and its consolidated subsidiaries, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except if and as otherwise indicated therein and (iii) fairly present the consolidated financial position of GFB and its consolidated subsidiaries at such dates and the results of their operations and cash flows for the respective periods indicated therein, except, in the case of the unaudited statements, for normal year-end adjustments. The copies of the consolidated corporate income tax returns of GFB and its consolidated subsidiaries for the 12 month periods ended December 31, 1994 and December 31, 1993 which have been delivered to BCB are each true, correct and complete.

     3.8.  Regulatory Filings.  GFB has made available for inspection by BCB
           -------------------
true and complete copies of all reports filed by GFB and Great Falls Bank with the New Jersey Department of Banking and the Federal Reserve Board during the past 36 months.

     3.9.  Absence of Changes.  Except for matters described in Item 3.9 of the
           -------------------
GFB Disclosure Schedule, since June 30, 1995, there has been no material adverse change in the assets, properties, business or condition, financial or otherwise, of GFB and the GFB Subsidiaries, taken as a whole.

     3.10.  Agreements. etc.  Item 3.10(a) of the GFB Disclosure Schedule
            ----------------
contains a true and complete list of every agreement, to which GFB or a GFB Subsidiary is a party or by which GFB or a GFB Subsidiary is bound, which is performable in the future and which, together with all other contracts of the same or similar nature, provides for the future obligation to pay or receive more than $25,000.00 or is otherwise material to the business of GFB and the GFB Subsidiaries, taken as a whole, including but not limited to (a) leases of bank branches, (b) any agreements for the sale of assets other than in the ordinary course of business and (c) any agreements pursuant to which GFB or a GFB Subsidiary has borrowed money or may in the future borrow money; provided, however, that such Item need not list outstanding loans to unaffiliated persons made by Great Falls Bank or loan commitments and credit facilities pursuant to which Great Falls Bank may be obligated to lend money to unaffiliated persons. Except for matters listed in Item 3.10(b) of the GFB Disclosure Schedule, GFB and the GFB Subsidiaries have performed all obligations to be performed by them to date under all contracts and other agreements listed in Item 3.10(a) of the GFB Disclosure Schedule and is not in default thereunder; and, to the best knowledge of GFB, there exists no default, or any event which upon the giving of notice or the passage of time would give rise to any default, in the performance of any obligation to be performed by any other party to any such contract or other agreement.

     3.11.  Absence of Undisclosed Liabilities.  GFB and the GFB Subsidiaries do
            -----------------------------------
not have any liabilities (whether matured or unmatured, accrued, absolute or contingent or otherwise), which are material to their businesses or assets, taken as a whole, and which were not reflected, reserved against, accrued for or otherwise disclosed on the consolidated balance sheet of GFB and its consolidated subsidiaries dated as at June 30, 1995, except for obligations to perform the contracts and the agreements listed on Item 3.10(a) of the GFB Disclosure Schedule in accordance with their respective terms.

     3.12.  Condition of Tangible Assets.  Those assets of GFB and the GFB
            -----------------------------
Subsidiaries that are tangible property are in generally good operating condition and repair.

     3.13.  Litigation. etc.  Except for matters listed on Item 3.13 of the GFB
            ----------------
Disclosure Schedule: (a) there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of GFB threatened, against GFB or any of the GFB Subsidiaries, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to GFB or any of the GFB Subsidiaries, would have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of GFB and the GFB Subsidiaries, taken as a whole; and (b) there are no existing unsatisfied judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against GFB or any of the GFB Subsidiaries which could have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of GFB and the GFB Subsidiaries, taken as a whole. No petition for bankruptcy, voluntary or involuntarily, has been filed by or against GFB or any of the GFB Subsidiaries, neither GFB nor any of the GFB Subsidiaries has made any assignment for the benefit of its creditors and no receiver has been appointed for GFB or any GFB Subsidiary or any of their assets.

     3.14.  Permits, Licenses, etc.  Item 3.14 of the GFB Disclosure Schedule
            -----------------------
contains a list of all licenses, permits, orders and approvals issued by any department, commission, agency or other instrumentality of any federal, state, county or local government which pertains to the businesses conducted by GFB and the GFB Subsidiaries, the absence, revocation or non-renewal of which would have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of GFB and the GFB Subsidiaries, taken as a whole.

     3.15.  Compliance with Laws.  Neither GFB nor any of the GFB Subsidiaries
            ---------------------
is in violation, in any respect material to the business or assets of GFB and the GFB Subsidiaries taken as a whole, of any federal, state, county or local law, ordinance, regulation or order applicable to the business conducted by it. GFB and each of the GFB Subsidiaries has all licenses, permits, orders and approvals of any governmental or regulatory body which are required for the conduct of the business conducted by it, and which, if not held by it, could reasonably be expected to have a material adverse effect upon the business or assets of GFB and the GFB Subsidiaries taken as a whole (collectively, "Required Permits"). All such Required Permits are in full force and effect, no violations are or have been reported in respect of any Required Permit and no proceeding is pending, or to the knowledge of GFB threatened, to revoke or limit any such Required Permit.

     3.16.  Brokers' or Finders' Fees, etc.  No agent, broker, investment
            -------------------------------
banker, person or firm acting on behalf of GFB or under the authority of GFB is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from BCB in connection with any of the transactions contemplated hereby, except for fees payable to Capital Consultants of Princeton, Inc. in connection with their rendering of the fairness opinions contemplated by Sections 8.13 and 9.10 hereof, which fees shall, in accordance with Section 6.7 hereof, be the sole responsibility of BCB. It is expressly understood that Capital Consultants of Princeton, Inc. has been retained solely by and is working solely for the benefit of BCB in connection with this matter.

     3.17.  Employees.  GFB has heretofore delivered to BCB a true and complete
            ----------
list of the names, positions and rates of compensation of all employees of GFB and the GFB Subsidiaries.

     3.18.  Name.  During the last 3 years GFB has used no business name other
            -----
than the name Great Falls Bancorp and the names of the GFB Subsidiaries.

     3.19.  Environmental Matters.  GFB and the GFB Subsidiaries have never
            ----------------------
engaged in any use or operation involving the storage, manufacture, generation or transportation of hazardous substances, and there are no hazardous substances located on any properties owned or operated by GFB or the GFB Subsidiaries, including but not limited to the premises in which the business of GFB or Great Falls Bank is conducted. Each of GFB and the GFB Subsidiaries is in compliance with all environmental laws, rules and regulations applicable to it or its properties. Neither GFB nor any of the

GFB Subsidiaries has received notice of any violation of any such law, rule or regulation or of any enforcement action by any governmental agency or authority pertaining to GFB or any of the GFB Subsidiaries or any property now or heretofore owned or operated by any of them. Neither GFB nor any of the GFB Subsidiaries has received notice of, or is otherwise aware of, any spills, releases or discharges of hazardous substances on or from any property now or heretofore owned or operated by GFB or any of the GFB Subsidiaries.

     3.20.  Benefit Plans; Employee Relations.
            ----------------------------------

     (a) Except as set forth in Item 3.20(a) of the GFB Disclosure Schedule, (i) each of GFB and the GFB Subsidiaries is in material compliance with all applicable Federal, state, local and foreign laws and regulations respecting employment and employment practices and terms and conditions of employment and wages and hours, (ii) no collective bargaining agreement presently covers (nor has any, in the past, covered) any employees of GFB or any of the GFB Subsidiaries, nor is any currently being negotiated by GFB or any of the GFB Subsidiaries, nor is GFB or any of the GFB Subsidiaries a party to any other written contract with or material enforceable oral commitment to any labor union, (iii) there is no unfair labor practice complaint against GFB or any of the GFB Subsidiaries pending before the National Labor Relations Board or any comparable state, local or foreign agency, and (iv) there is no labor strike, dispute, slowdown, stoppage or organizational effort actually pending or, to the best knowledge of GFB, threatened against or involving GFB or any of the GFB Subsidiaries.

     (b) Item 3.20(b) of the GFB Disclosure Schedule contains a true and complete list of all written contracts with, or oral commitments for the employment, retention or payment of any severance or other benefit to, any employee, consultant or other person.

     (c) Item 3.20(c) of the GFB Disclosure Schedule contains a true and complete list of all Employee Pension Benefit Plans (as defined in Section 3(2) of ERISA), all Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA), all incentive compensation plans (including the GFB Stock Option Plans) and all other employee benefit programs maintained by GFB and the GFB Subsidiaries in respect of their employees (other than normal policies concerning vacations, holidays and salary continuation during short absences for illness or other reasons) (all of the foregoing appearing on such list being herein sometimes collectively referred to as "Employee Benefit Programs"). GFB has heretofore delivered to BCB true and complete copies of all plan texts and other agreements adopted in connection with the Employee Benefit Programs (including separation policies). With respect to such plans, Item 3.20(c) of the GFB Disclosure Schedule contains a true and complete list of (and GFB has heretofore delivered to BCB true and complete copies of):

          (i) the most recent IRS determination letter relating to each of the Employee Pension Benefit Plans listed in such Item 3.20(c) (the "GFB Retirement Plans");

          (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules of each of the Employee Welfare Benefit Plans listed in such Item (the "GFB Welfare Plans") and each of the GFB Retirement Plans, as filed pursuant to applicable law;

          (iii) the Summary Plan Description (as currently in effect) distributed to employees for each of the GFB Retirement Plans and Welfare Plans; and

          (iv) the most recent actuarial report received with respect to each of the GFB Retirement Plans that is a defined benefit plan.

     (d) Except as disclosed in Item 3.20(d) of the GFB Disclosure Schedule, (i) the GFB Retirement Plans are in substantial compliance with ERISA and will constitute qualified plans under the Internal Revenue Code of 1986 immediately prior to the Effective Time, (ii) no material violation of ERISA has occurred in connection with the administration of any of the GFB Retirement Plans or any of the GFB Welfare Plans, (iii) there are no actions, suits or claims pending or, to the BCB's best knowledge, threatened against any of the GFB Retirement Plans or Welfare Plans, or any administrator or fiduciary thereof, (iv) with respect to each of the GFB Retirement Plans and Welfare Plans as to which an Annual Report is required to be filed, no liabilities as of the date of the most recent Annual Report relating to such Plan exist unless specifically referred to in such Annual Report, and no materially adverse change has occurred with respect to the financial materials covered by such Annual Report since the date thereof,
(v) no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986) exists with respect to any of the GFB Retirement Plans and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any of the GFB Retirement Plans that are subject to Title IV of ERISA. All of the GFB Welfare Plans are either self-funded, or are funded through a contract with an insurance company.

     3.21.  Tax Matters.  Each of GFB and the GFB Subsidiaries has filed all
            ------------
Federal, state, local and foreign income and other tax returns, required to be filed by it, and each such return is complete and accurate in all material respects. Each of GFB and the GFB Subsidiaries has paid all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax") that are shown on such tax returns as due and payable on or before the date hereof, other than such Taxes as are being contested in good faith and which are listed in Item 3.21 of the GFB Disclosure Schedule. The provisions for current and deferred Taxes reflected on the consolidated statement of condition of GFB and its consolidated subsidiaries as at June 30, 1995 are sufficient in all material respects. Except as set forth in Item 3.21 of the GFB Disclosure Schedule, there are no claims or assessments pending against GFB or any of the GFB Subsidiaries for any alleged deficiency in Tax, and GFB does not know of any threatened Tax claims or assessments against it or any of the GFB Subsidiaries, which, in either case, involve amounts either singly or in the aggregate in excess of $25,000.00.

     3.22.  Insurance. Item 3.22 of the GFB Disclosure Schedule contains a true
            ----------
and complete list of all policies of liability, theft, fidelity, property damage and other forms of insurance held by GFB and the GFB Subsidiaries (specifying the insurer, amount of coverage, annual premium, type of insurance, policy number and any pending material claims thereunder). The policies listed in such
Item 3.22 are outstanding and duly in force and all premiums with respect to such policies are currently paid. Except as set forth in such Item 3.22, neither GFB nor any of the GFB Subsidiaries has, during the past three fiscal years, been denied or had revoked or rescinded any policy of insurance.

     3.23.  Dealings with Officers and Directors.  Except as set forth in Item
            -------------------------------------
3.23 of the GFB Disclosure Schedule, there is no present transaction, business relationship or indebtedness involving GFB or any of the GFB Subsidiaries which is of a type described in Item 404 of Regulation S-K (promulgated by the Securities and Exchange Commission), or which is a "covered transaction" as that term is defined in Section 23A of the Federal Reserve Act (12 U.S. Code 371c), as amended, nor is GFB or any of the GFB Subsidiaries a party to any agreement or understanding which provides for or contemplates such a transaction, business relationship or indebtedness in the future. Except for the Employee Benefit Programs referred to in Section 3.20, neither GFB nor any of the GFB Subsidiaries is a party to any agreement involving payments to any person or entity based on the profits or gross revenues of GFB or any of the GFB Subsidiaries.

     3.24.  SEC Filings.  GFB has filed all reports required to be filed by it
            ------------
pursuant to the Securities Exchange Act of 1934, as amended, during the 36 months preceding the date of this Agreement.

     3.25.  Disclosure Schedule and Other Materials Furnished by GFB.  The
            ---------------------------------------------------------
disclosure schedule delivered simultaneously with this Agreement by GFB to BCB and identified and initialed as such by an officer of GFB (the "GFB Disclosure Schedule"), together with any materials furnished to BCB by GFB and referred to in this Article III, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading. Any disclosure made in any Item of the GFB Disclosure Schedule shall be deemed made for purposes of all other applicable Items in the GFB Disclosure Schedule.

     3.26.  Survival.  The representations and warranties of GFB contained in
            ---------
this Article III shall not survive the Closing.

                                   ARTICLE IV
                                COVENANTS OF BCB

     4.1.  Regular Course of Business.  Except as otherwise consented to in
           ---------------------------
writing by GFB, prior to the Effective Time, BCB will carry on its business diligently and in the ordinary course only consistent with past practice through the date hereof, and, without limiting the generality of the foregoing, BCB will use its best efforts to preserve its present business organization (including that of the BCB Subsidiaries) intact, keep available the services of the present executive officers of BCB and the BCB Subsidiaries and preserve the present relationships of BCB and the BCB Subsidiaries with persons having business dealings with them; provided, that BCB shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Acquisition Agreement.

     4.2.  Restricted Activities and Transactions.  Except as otherwise
           ---------------------------------------
consented to in writing by GFB, prior to the Effective Time, BCB will not, and will not permit the BCB Subsidiaries, to:

          (a) amend its Certificate of Incorporation or By-Laws;

          (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock of BCB or any securities convertible into any such shares, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, except that BCB may issue shares of BCB Stock upon exercise of stock options granted under the BCB Stock Option Plan which are outstanding on the date hereof;

          (c) issue any options under the BCB Stock Option Plan;

          (d) except in the ordinary course of business (and consistent with past practice) (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any debts or claims, (iii) lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights, (iv) make or permit any amendment to or termination of any material contract, agreement, license or other right to which it is a party or (v) mortgage or pledge any of its assets, tangible or intangible;

          (e) grant any increase in compensation, other than normal merit increases and cost-of-living increases required by collective bargaining agreements, if any, or pursuant to its general prevailing practices or existing employment agreements, to any employee or group of employees or to all employees generally;

          (f) enter into or make any change in any Employee Benefit Program, except as required by law;

          (g) acquire voting securities or any other ownership interest in any corporation, association, joint venture, mutual savings association, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other entity, or acquire any branch of any entity engaged in the business of banking, or enter into any agreement providing for any of the foregoing;

          (h) directly or indirectly solicit or authorize the solicitation of or enter into any agreement or understanding or, except to the extent required by law, engage in any discussions with, or furnish any non-public information concerning BCB or the BCB Subsidiaries to, any person or entity other than GFB or a representative thereof with respect to any offer or possible offer from a third party (i) to purchase shares of any class of capital stock of BCB or any of the BCB Subsidiaries or any securities convertible into any such shares, or to acquire any option, warrant or other right to purchase or otherwise acquire any such shares or convertible securities, (ii) to make a tender or exchange offer for any shares of any class of capital stock of BCB or any of the BCB Subsidiaries, (iii) to purchase, lease or otherwise acquire all or a substantial portion of the assets of BCB or any of the BCB Subsidiaries, or (iv) to merge, consolidate or otherwise combine with BCB or any of the BCB Subsidiaries (the transactions described in (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Acquisition Transactions"); notwithstanding the foregoing, BCB may enter into discussions or negotiations in connection with a possible Acquisition Transaction which was not solicited by BCB if the Board of Directors of BCB, after consultation with counsel, determines that such discussions or negotiations should be commenced in the exercise of the Board's fiduciary responsibilities; or

          (i) except in the ordinary course of business, enter into or agree to enter into any agreement or transaction material to the business of BCB and the BCB Subsidiaries, taken as a whole.

     4.3.  Dividends and Distributions; Repurchases.  Except as otherwise
           -----------------------------------------
consented to in writing by GFB, prior to the Effective Time, BCB will not declare or pay any dividend on its capital stock in cash, stock or property, and will not redeem, repurchase or otherwise acquire any shares of its capital stock; provided, however, that BCB may continue to declare and pay its regular quarterly dividend of $0.10 per share in accordance with its current practices.

     4.4.  Advice of Changes.  BCB will promptly advise GFB in writing of (i)
           ------------------
any event occurring subsequent to the date of this Agreement which would render any representation or warranty of BCB contained in this Agreement, if made on or as of the date of such event or on or as of the Closing, untrue or inaccurate in any material respect, (ii) any material adverse change in the business of BCB and the BCB Subsidiaries, taken as a whole, and (iii) any exercises of any options outstanding under the BCB Stock Option Plan.

     4.5.  Acquisition Proposals.  BCB will provide GFB with same-day notice of
           ----------------------
any offer BCB receives from or on behalf of any third party regarding a proposed Acquisition Transaction, including in such notice the identity of the offeror and the complete terms of any such offer, and will provide GFB with same day notice of the receipt of any information that such an offer is likely to be made and any available details with respect to such potential offer.

     4.6.  Affiliates.   BCB will deliver to GFB as soon as practicable after
           -----------
the execution of this Acquisition Agreement, but in no event later than twenty
(20) days hereafter, a letter identifying all persons who may be deemed to be "affiliates" of BCB within the meaning of Rule 145 promulgated under the Securities Act of 1933 or who may be deemed to be "affiliates" of BCB as that term is used for purposes of qualifying for "pooling of interests" accounting treatment (collectively, "BCB Affiliates"). BCB will furnish such information and documents as GFB's counsel may request for the purpose of reviewing such letter. BCB will cause each BCB Affiliate to issue and deliver to GFB within three (3) weeks after the date hereof an agreement, in such form as GFB's counsel shall reasonably require, to the effect that, among other things, no GFB Securities to be acquired by such person in the Exchange will be disposed of by such person except in compliance with Rule 145 under the Securities Act of 1933 or another exemption from the registration requirements of the Securities Act of 1933 or pursuant to an effective registration statement under the Securities Act of 1933, and that such person agrees to be bound by the rules which will permit the transaction contemplated by the Acquisition Agreement to be treated as a pooling of interests for accounting purposes.

     4.7.  Consents, Approvals and Filings.
           --------------------------------

          (a) BCB will use its best efforts to (i) comply as promptly as practicable with the governmental requirements specified in Section 2.5 and obtain all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities referred to in such Section; provided, however, that compliance with the Federal Bank

Holding Company Act and state securities laws shall be GFB's responsibility and responsibility for compliance with Federal securities laws shall be allocated in accordance with Article VII hereof; further provided, that BCB shall not be required to take any extraordinary action or enter into any agreement which in the reasonable opinion of BCB is unduly burdensome to BCB in order to obtain any such approvals, authorizations, etc.

          (b) BCB shall provide GFB with copies of all filings made by BCB after the date hereof to the New Jersey Department of Banking, the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate BCB within two business day of such filing.

          (c) BCB shall prepare unaudited financial statements on a monthly basis and shall furnish copies of such statements to GFB by the 10th day following the end of each month.

     4.8.  Access to Records and Properties.  BCB agrees to assist GFB in
           ---------------------------------
conducting such investigations and reviews of the business, financial condition, properties, assets, books and records of BCB and the BCB Subsidiaries as GFB deems necessary or desirable, and will provide, and will cause its independent public accountants to provide, GFB and its employees, agents and representatives full access to, and complete information concerning, all properties, books, records (including tax returns filed or in preparation), personnel and premises, and audit work papers and other records of its independent public accountants, pertaining to the business of BCB and the BCB Subsidiaries. Neither any investigation by GFB nor the receipt by GFB of any data or information from BCB shall affect the right of GFB to rely on the representations, warranties or covenants of BCB or the right of GFB to terminate this Agreement as provided in
Article XI hereof.

                                   ARTICLE V
                                COVENANTS OF GFB

     5.1.  Regular Course of Business.  Except as otherwise consented to in
           ---------------------------
writing by BCB, prior to the Effective Time, GFB will carry on its business diligently and in the ordinary course only consistent with past practice through the date hereof, and, without limiting the generality of the foregoing, GFB will use its best efforts to preserve its present business organization (including that of the GFB Subsidiaries) intact, keep available the services of the present executive officers of GFB and the GFB Subsidiaries and preserve the present relationships of GFB and the GFB Subsidiaries with persons having business dealings with them; provided, that GFB shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Acquisition Agreement
 .
     5.2.  Restricted Activities and Transactions.  Except as otherwise
           ---------------------------------------
consented to in writing by BCB, prior to the Effective

Time, GFB will not, and will not permit the GFB Subsidiaries, to:

          (a) amend its Certificate of Incorporation or By-Laws;

          (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock of GFB or any securities convertible into any such shares, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, except that GFB may (i) issue shares of GFB Stock upon exercise of stock options granted under the GFB Stock Option Plans which are outstanding on the date hereof, (ii) issues shares of GFB Stock upon the exercise of purchase rights by the holders of the Cancellable Mandatory Stock Purchase Contracts outstanding on the date hereof, (iii) exercise its rights to cancel any or all of the Cancellable Mandatory Stock Purchase Contracts outstanding on the date hereof and (iv) issue and deliver certificates for GFB stock in exchange for certificates representing stock of Family First Federal Savings Bank in accordance with the Agreement and Plan of Merger dated August 31, 1994, between GFB, Great Falls Bank and Family First Federal Savings Bank;

          (c) issue any options under the GFB Stock Option Plans;

          (d) except in the ordinary course of business (and consistent with past practice), (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any debts or claims, (iii) lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights, (iv) make or permit any amendment to or termination of any material contract, agreement, license or other right to which it is a party, except that GFB may exercise its rights to redeem any or all of 8.5% Redeemable Subordinated Debentures issued by GFB and due November 1, 1998 and except that GFB may exercise its rights to cancel any or all of the Cancellable Mandatory Stock Purchase Contracts outstanding on the date hereof, or (v) mortgage or pledge any of its assets, tangible or intangible;

          (e) grant any increase in compensation, other than normal merit increases and cost-of-living increases required by collective bargaining agreements, if any, or pursuant to its general prevailing practices or existing employment agreements, to any employee or group of employees or to all employees generally;

          (f) enter into or make any change in any Employee Benefit Program, except as required by law;

          (g) acquire voting securities or any other ownership interest in any corporation, association, joint venture, mutual savings association, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other entity, or acquire any branch of any entity engaged in the business of banking, or enter into any agreement providing for any of the foregoing;

          (h) directly or indirectly solicit or authorize the solicitation of or enter into any agreement or understanding or, except to the extent required by law, engage in any discussions with, or furnish any non-public information concerning GFB or the GFB Subsidiaries to, any person or entity other than BCB or a representative thereof with respect to any offer or possible offer from a third party (i) to purchase shares of any class of capital stock of GFB or any of the GFB Subsidiaries or any securities convertible into any such shares, or to acquire any option, warrant or other right to purchase or otherwise acquire any such shares or convertible securities, (ii) to make a tender or exchange offer for any shares of any class of capital stock of GFB or any of the GFB Subsidiaries, (iii) to purchase, lease or otherwise acquire all or a substantial portion of the assets of GFB or any of the GFB Subsidiaries, or (iv) to merge, consolidate or otherwise combine with GFB or any of the GFB Subsidiaries; notwithstanding the foregoing, GFB may enter into discussions or negotiations in connection with a possible transaction of the type described in (i), (ii), (iii) or (iv) above which was not solicited by GFB if the Board of Directors of GFB, after consultation with counsel, determines that such discussions or negotiations should be commenced in the exercise of the Board's fiduciary responsibilities; or

          (i) except in the ordinary course of business or as expressly permitted pursuant to any of the foregoing provisions of this Section 5.2, enter into or agree to enter into any agreement or transaction material to the business of GFB and the GFB Subsidiaries, taken as a whole.

     5.3.  Dividends and Distributions; Repurchases.  Except as otherwise
           -----------------------------------------
consented to in writing by BCB, prior to the Effective Time, GFB will not declare or pay any dividend on its capital stock in cash, stock or property, and will not redeem, repurchase or otherwise acquire any shares of its capital stock; provided, that GFB may continue to declare and pay periodic cash dividends in accordance with its current practices.

     5.4.  Advice of Changes.  GFB will promptly advise BCB in writing of (i)
           ------------------
any event occurring subsequent to the date of this Agreement which would render any representation or warranty of GFB contained in this Agreement, if made on or as of the date of such event or on or as of the Closing, untrue or inaccurate in any material respect, (ii) any material adverse change in the business of GFB and the GFB Subsidiaries, taken as a whole, and (iii) any exercises of any options outstanding under the GFB Stock Option Plans.

     5.5.  Acquisition Proposals.  GFB will provide BCB with same-day notice of
           ----------------------
any offer GFB receives from or on behalf of any third party of the type referred to in Section 5.2(h) hereof, including in such notice the identity of the offeror and the complete terms of any such offer, and will provide BCB with same day notice of the receipt of any information that such an offer is likely to be made and any available details with respect to such potential offer.

     5.6.  Consents, Approvals and Filings.
           --------------------------------

          (a) GFB will use its best efforts to (i) comply as promptly as practicable with the governmental requirements specified in Section 3.5 and obtain all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities referred to in such Section; provided, however, that responsibility for compliance with Federal securities laws shall be allocated in accordance with Article VII hereof; further provided, that GFB shall not be required to take any extraordinary action or enter into any agreement which in the reasonable opinion of GFB is unduly burdensome to GFB in order to obtain any such approvals, authorizations, etc.

          (b) GFB shall provide BCB with copies of all filings made by GFB or Great Falls Bank after the date hereof to the New Jersey Department of Banking, the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate GFB or Great Falls Bank within two business day of such filing.

          (c) GFB shall prepare unaudited consolidated financial statements on a monthly basis and shall furnish copies of such statements to BCB by the 10th day following the end of each month.

     5.7.  Access to Records and Properties.  GFB agrees to assist BCB in
           ---------------------------------
conducting such investigations and reviews of the business, financial condition, properties, assets, books and records of GFB and the GFB Subsidiaries as BCB deems necessary or desirable, and will provide, and will cause its independent public accountants to provide, BCB and its employees, agents and representatives full access to, and complete information concerning, all properties, books, records (including tax returns filed or in preparation), personnel and premises, and audit work papers and other records of its independent public accountants, pertaining to the business of GFB and the GFB Subsidiaries. Neither any investigation by BCB nor the receipt by BCB of any data or information from GFB shall affect the right of BCB to rely on the representations, warranties or covenants of GFB or the right of BCB to terminate this Agreement as provided in
Article XI hereof.

     5.8.  Affiliates.   GFB will deliver to BCB as soon as practicable after
           -----------
the execution of this Acquisition Agreement, but in no event later than twenty
(20) days hereafter, a letter identifying all persons who may be deemed to be "affiliates" of BCB as that term is used for purposes of qualifying for "pooling of interests" accounting treatment (collectively, "GFB Affiliates"). GFB will furnish such information and documents as BCB's counsel may request for the purpose of reviewing such letter. GFB will cause each BCB Affiliate to issue and deliver to BCB within three (3) weeks after the date hereof an agreement, in such form as BCB's counsel shall reasonably require, to the effect that, among other things, such person agrees to be bound by the rules which will permit the transaction contemplated by the Acquisition Agreement to be treated as a pooling of interests for accounting purposes.


                                   ARTICLE VI
                        MUTUAL COVENANTS AND AGREEMENTS

     6.1.  Confidentiality.  Personnel of GFB have received in the course of the
           ----------------
negotiation of this Acquisition Agreement, and in the course of prior negotiations, and are expected to continue to receive, confidential information concerning BCB's assets, methods of operation, loan and deposit pricing, investment policies, and other trade secrets and confidential information concerning BCB's business; and personnel of BCB have received in the course of the negotiation of this Acquisition Agreement, and in the course of prior negotiations, and are expected to continue to receive, confidential information concerning the assets, methods of operation, loan and deposit pricing and investment policies of GFB and the GFB Subsidiaries, and other trade secrets and confidential information concerning the businesses of GFB and the GFB Subsidiaries. Such information has been furnished by the respective parties in good faith to the other party in confidence solely to enable the other party to evaluate the party furnishing the information with a view to evaluating a proposed acquisition or merger transaction, and with the agreement that the party receiving such information will (1) treat all such information at all times as being confidential and proprietary to the party furnishing the information, (2) not improperly divulge or make any unauthorized disclosure of such confidential information to any third parties, and (3) not make any use of such confidential information except in connection with its evaluation of the other party's business for purposes of a proposed acquisition or merger
transaction.   Following termination or cancellation of this Agreement, each party shall, if requested to do so by the other, return all materials furnished to it by the other which contain such confidential materials, without retaining any copy thereof. The provisions of this Section 6.1 will be specifically enforceable, entitling each party to injunctive relief against the other. The provisions of this Section 6.1 will survive any termination or cancellation of this Agreement.

     6.2.  Expenses.  Subject to the provisions of Article XI hereof, in the
           ---------
event the Exchange is not consummated, GFB and BCB will each separately bear its own expenses incurred in connection with this Agreement or any transaction contemplated hereby.

     6.3.  Public Announcements.  Recognizing that they each have independent
           ---------------------
obligations with respect to the dissemination of material information to the public and to their respective shareholders, GFB and BCB will to the maximum extent feasible advise and confer with each other prior to the issuance of any reports, statements or releases (including reports, statements or releases to their respective employees) pertaining to this Agreement.

     6.4.  Further Assurances.  GFB and BCB agree to execute and deliver such
           -------------------
instruments and take such other actions as either of them may reasonably require, consistent with the fiduciary duties of their respective Boards of Directors, in order to carry out the intent of this Agreement.

     6.5.  Post-Effective Time Operations.  From and after the Effective Time,
           -------------------------------
BCB shall not take any of the following actions without the prior approval of the Board of Directors of GFB: Any action of the types described in Section 4.2 hereof, subject to such additions and deletions as the Board of Directors of GFB may adopt from time to time.

     6.6.  GFB 401(k) Plan.  The employer contribution to GFB's 401(k) Plan for
           ----------------
calendar year 1995 shall be determined as though the Exchange had not occurred.

     6.7.  Investment Bankers' Fees.  All fees of Capital Consultants of
           -------------------------
Princeton, Inc. for its services in connection with the transaction contemplated by this Agreement, shall be the sole responsibility of BCB.

                                  ARTICLE VII
                       PROXY AND REGISTRATION STATEMENTS

     7.1.  Preparation.  GFB and BCB acknowledge that the transactions
           ------------
contemplated hereby are subject to the provisions of the Securities Act of 1933 and Rule 145 promulgated thereunder by the Securities and Exchange Commission (the "SEC"). GFB and BCB will cooperate in the prompt preparation of a proxy statement for submission to the stockholders of BCB in connection with the meeting of such stockholders referred to in Section 1.5(a) and of a proxy statement for submission to the stockholders of GFB in connection with the meeting of such stockholders referred to in Section 1.5(b) (the "GFB Proxy
Statement").   The proxy statement to be submitted to the stockholders of BCB, in its definitive form, together with any and all amendments and supplements thereto and all information incorporated by reference therein (the "BCB Proxy Statement") will also serve as the prospectus (the

"Prospectus") to be included in the Registration Statement (as defined below). GFB will file a registration statement on Form S-4 (which registration statement, in the form it is declared effective by the SEC, together with any and all amendments and supplements thereto and all information incorporated by reference therein, is referred to herein as the "Registration Statement") under and pursuant to the provisions of the Securities Act of 1933 for the purpose of registering the GFB Stock to be distributed to holders of BCB Stock in accordance with the provisions of this Agreement. Each of BCB and GFB agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Registration Statement, the BCB Proxy Statement or the GFB Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration Statement, the BCB Proxy Statement and the GFB Proxy Statement. GFB agrees to use its best efforts to have the Registration Statement declared effective under the Securities Act of 1933 as soon as may be practicable.

     7.2.  Representations. Warranties and Covenants of BCB.  BCB represents and
           -------------------------------------------------
warrants to GFB that the BCB Proxy Statement will not, at the time of its issuance and at the time of the meeting of stockholders of BCB contemplated by
Section 1.5(a) hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, except that no representation is made with respect to information set forth in the BCB Proxy Statement concerning GFB or the GFB Subsidiaries furnished or approved by GFB. BCB will promptly advise GFB in writing if at any time prior to the Effective Time it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Registration Statement, the BCB Proxy Statement or the GFB Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

     7.3.  Representations, Warranties and Covenants of GFB.  GFB represents and
           -------------------------------------------------
warrants to BCB that the Registration Statement (including the BCB Proxy Statement), at the time it becomes effective and at the time of the meeting of stockholders of BCB contemplated by Section 1.5(a) hereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, except that no representation is made with respect to information set forth in the Registration Statement (including the BCB Proxy Statement) concerning BCB furnished or approved by BCB.

     7.4.  Mailings to Stockholders.  BCB shall cause the BCB
           -------------------------

Proxy Statement to be mailed to its stockholders as soon as practicable in accordance with applicable Federal and state law; provided, however, that BCB shall not mail or otherwise furnish the BCB Proxy Statement to its stockholders unless and until GFB advises BCB that the Registration Statement is effective under the Securities Act of 1933. Neither GFB or BCB will use any proxy material other than the BCB Proxy Statement and the other proxy material filed with the SEC prior to or concurrently with the filing of the BCB Proxy Statement, and other than the GFB Proxy Statement, without giving prior notice to the other.

     7.5.  Blue Sky.  GFB will use its best efforts to obtain all necessary blue
           ---------
sky permits and approvals required to carry out the transactions contemplated by this Agreement.

     7.6.  Tax Opinion.  BCB shall obtain from Williams, Caliri, Miller & Otley,
           ------------
or other counsel reasonably satisfactory to GFB, an opinion regarding the federal tax consequences of the Exchange to BCB stockholders.

                                  ARTICLE VIII
                        CONDITIONS TO OBLIGATIONS OF GFB

     The obligations of GFB to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by
GFB:

     8.1.  Representations and Warranties.  The representations and warranties
           -------------------------------
of BCB set forth in Article II and Article VII hereof shall be true and correct in all material respects as of the date of this Agreement and as of the date of the Closing contemplated by Article X hereof (the "Closing Date") as though made on and as of the Closing Date.

     8.2.  Covenants.  BCB shall have performed and complied in all material
           ----------
respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

     8.3.  Certificates.  BCB shall have furnished to GFB a certificate of its
           -------------
President in form and substance reasonably satisfactory to GFB to the effect that (i) the representations and warranties of BCB contained in Article II and
Article VII of this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on the date thereof, (ii) BCB has complied with all terms, covenants and provisions of this Agreement required to be performed or complied with by BCB prior to the Closing Date and (iii) the condition set forth in Section 8.6 hereof and, to the knowledge of BCB, the condition set forth in Section 8.8 hereof are each satisfied as of the Closing Date. BCB shall also have furnished such other certificates as GFB's counsel shall have reasonably requested.

     8.4.  Opinion of Counsel.  GFB shall have received an opinion of McCarter &
           -------------------
English, counsel to BCB, dated the date of the Closing and addressed to GFB, in form and substance satisfactory to counsel to GFB, as to such matters as counsel
to GFB shall have reasonably requested.   In rendering such opinion, such
counsel may rely upon certificates of officers of BCB as to matters of fact.

     8.5.  Affiliates.  GFB shall have received the letter identifying the BCB
           -----------
Affiliates and the Affiliate Agreements required by Section 4.6 hereof.

     8.6.  Approval of Shareholders of GFB.  The Plan of Acquisition and this
           --------------------------------
Acquisition Agreement shall have been approved at a meeting of the shareholders of GFB by a majority of the votes cast by the shareholders of GFB, as required by N.J.S.A. 14A:10-3.

     8.7.  Approval of Shareholders of BCB.  The Plan of Acquisition and this
           --------------------------------
Acquisition Agreement shall have been approved at a meeting of the shareholders of BCB by 2/3 of the capital stock of BCB entitled to vote, as required by N.J.S.A. 17:9A-359.

     8.8.  No Governmental or Other Proceeding or Litigation.  No order of any
           --------------------------------------------------
court or administrative agency (including, without limitations any banking regulatory authority) shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect GFB's ownership of BCB; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or, in the case of a governmental body, threatened against GFB or BCB, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect GFB's ownership of BCB; and no written advice shall have been received by GFB or BCB or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the exchange of shares contemplated hereby is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise affect GFB's ownership of BCB.

     8.9.  Approvals and Consents.  All approvals and authorizations of the
           -----------------------
public authorities referred to in Sections 2.5 and 3.5 hereof, shall have been obtained, and no such consents or approvals shall have imposed a condition to such consent or approval which in the reasonable opinion of GFB is unduly burdensome, and all waiting periods specified by law shall have passed.

     8.10.  Registration Statement Effective.  The Registration Statement shall
            ---------------------------------
have become effective prior to the mailing of the

Proxy Statement by BCB to its stockholders, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     8.11.  Accountants' Opinion.  GFB shall have received an opinion of Arthur
            ---------------------
Andersen LLP that the acquisition of BCB by GFB will qualify to be treated for accounting purposes as a pooling of interests.

     8.12.  Tax Opinion.   GFB shall have received an opinion of Williams,
            ------------
Caliri, Miller & Otley to the effect that the exchange of shares contemplated hereby shall be a tax free transaction for federal income tax purposes. Said opinion shall be reaffirmed as of the Closing Date.

     8.13.  Fairness Opinions.  The Board of Directors of BCB shall have
            ------------------
received an opinion of Capital Consultants of Princeton, Inc. in form and substance reasonably satisfactory to said Board of Directors, dated as of the date of the BCB Proxy Statement and reaffirmed as of the Closing Date, that the Exchange is fair to the stockholders of BCB. The opinion to be dated as of the date of the BCB Proxy Statement shall be included in the BCB Proxy Statement.

                                   ARTICLE IX
                        CONDITIONS TO OBLIGATIONS OF BCB

     The obligations of BCB to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by
BCB:

     9.1.  Representations and Warranties.  The representations and warranties
           -------------------------------
of GFB set forth in Article III and Article VII hereof shall be true and correct in all material respects as of the date of his Agreement and as of the Closing Date as though made on and as of the Closing Date.

     9.2.  Covenants.  GFB shall have performed and complied in all material
           ----------
respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

     9.3.  Certificates.  GFB shall have furnished to BCB a certificate of its
           -------------
President in form and substance reasonably satisfactory to BCB to the effect that (i) the representations and warranties of GFB contained in Article III and
Article VII of this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on the date thereof (ii) GFB has complied with all terms, covenants and provisions of this Agreement required to be performed or complied with by GFB prior to the Closing Date and (iii) to the knowledge of GFB, the conditions set forth in Section

9.7 hereof are each satisfied as of the Closing Date. GFB shall also have furnished such other certificates as BCB's counsel shall have reasonably requested.

     9.4.  Opinion of Counsel.  BCB shall have received an opinion of Williams,
           -------------------
Caliri, Miller & Otley, counsel to GFB, dated the date of the Closing and addressed to BCB, in form and substance satisfactory to counsel to BCB, as to such matters as counsel to BCB shall have reasonably requested. In rendering such opinion, such counsel may rely upon certificates of officers of GFB as to matters of fact.

     9.5.  Tax Opinion.  BCB shall have received an opinion of Williams, Caliri,
           ------------
Miller & Otley to the effect that the exchange of shares contemplated hereby shall be a tax free transaction for federal income tax purposes. Said opinion shall be reaffirmed as of the Closing Date.

     9.6.  Approval of Shareholders of GFB and BCB.
           ----------------------------------------

     (a) The Plan of Acquisition and this Acquisition Agreement shall have been approved at a meeting of the shareholders of GFB by a majority of the votes cast by the shareholders of GFB, as required by N.J.S.A. 14A:10-3.

     (b) The Plan of Acquisition and this Acquisition Agreement shall have been approved at a meeting of the shareholders of BCB by 2/3 of the capital stock of BCB entitled to vote, as required by N.J.S.A. 17:9A-359.

     9.7.  No Governmental or Other Proceeding or Litigation.  No order of any
           --------------------------------------------------
court or administrative agency (including, without limitations any banking regulatory authority) shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect GFB's ownership of BCB; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or, in the case of a governmental body, threatened against GFB or BCB, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect GFB's ownership of BCB; and no written advice shall have been received by GFB or BCB or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the exchange of shares contemplated hereby is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise affect GFB's ownership of BCB.

     9.8.  Approvals and Consents.  All approvals and authorizations of the
           -----------------------
public authorities referred to in Sections 2.5 and 3.5 hereof, shall have been obtained, and no such consents or approvals shall have imposed a condition to such consent or approval which in the reasonable opinion of BCB is unduly burdensome, and all waiting periods specified by law shall have passed.

     9.9.  Registration Statement Effective.  The Registration Statement shall
           ---------------------------------
have become effective prior to the mailing of the Proxy Statement by BCB to its stockholders, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     9.10.  Fairness Opinions.  The Board of Directors of BCB shall have
            ------------------
received an opinion of Capital Consultants of Princeton, Inc. in form and substance reasonably satisfactory to said Board of Directors, dated as of the date of the BCB Proxy Statement and reaffirmed as of the Closing Date, that the Exchange is fair to the stockholders of BCB. The opinion to be dated as of the date of the BCB Proxy Statement shall be included in the BCB Proxy Statement.

     9.11.  Accountants' Opinion.  BCB shall have received an opinion of Arthur
            ---------------------
Andersen LLP that the acquisition of BCB by GFB will qualify to be treated for accounting purposes as a pooling of interests.

     9.12.  Affiliates.  BCB shall have received the letter identifying the GFB
            -----------
Affiliates and the Affiliate Agreements required by Section 5.8 hereof.

                                   ARTICLE X
                                    CLOSING

     Unless this Agreement shall have been terminated pursuant to a provision of
Article XI hereof, a closing (the "Closing") will be held, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX hereof, at the offices of Williams, Caliri, Miller & Otley, 1428 Route 23, Wayne, New Jersey. At the Closing, the documents referred to in Articles VIII and IX hereof will be exchanged by the parties and, immediately thereafter, the Plan of Acquisition will be filed by BCB and GFB with the Department of Banking of the State of New Jersey.

                                   ARTICLE XI
                        TERMINATION; LIQUIDATED DAMAGES

     11.1.  Termination.  This Agreement may be terminated at any time prior to
            ------------
Closing:

          (a) by GFB, by written notice to BCB, if (i) any representation or warranty of BCB set forth in Article II or Article VII hereof shall not be true and correct in all material respects, (ii) BCB shall breach any covenant or agreement made by it herein or (iii) any other condition set forth in Article VIII hereof shall not have been satisfied by December 31, 1995, provided that the failure of such condition shall not be caused by a breach by GFB of any covenant or agreement made by it herein; or

          (b) by BCB, by written notice to GFB, if (i) any representation or warranty of GFB set forth in Article III or Article VII hereof shall not be true and correct in all material respects, (ii) GFB shall breach any covenant or agreement made by it herein or (iii) any other condition set forth in Article IX hereof shall not have been satisfied by December 31, 1995, provided that the failure of such condition shall not be caused by a breach by BCB of any covenant or agreement made by it herein; or

          (c) by BCB, by written notice to GFB, if BCB, without violating any of its covenants hereunder, shall have received an unsolicited offer to enter into an Acquisition Transaction and the Board of Directors of BCB, after consulting with counsel, shall have determined in the exercise of its fiduciary duties that it should terminate this Agreement and pursue the potential Acquisition Transaction. In the event BCB shall exercise its right of termination under this paragraph (c), BCB shall pay to GFB a termination fee of $500,000.00.

     11.2.  Liquidated Damages.  In that any damages sustained by either party
            -------------------
to this Agreement in case of a breach would be difficult if not impossible to determine, it is mutually agreed that in case this Agreement is breached by either party, Five Hundred Thousand Dollars ($500,000.00) is agreed upon as fixed and liquidated damages and not as a penalty, which amount shall be due the nonbreaching party from the breaching party without proof of loss or damage.

                                  ARTICLE XII
                                 MISCELLANEOUS

     12.1.  Parties in Interest.  Nothing expressed or implied in this Agreement
            --------------------
is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except as specifically provided in this Agreement.

     12.2.  Entire Agreement; Amendments.  This Agreement contains the entire
            -----------------------------
understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, except as specifically provided to the contrary herein. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived in writing by such party.

     12.3.  Headings.  The article and section and headings
            ---------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.4.  Notices.  All notices, claims, certificates, requests, demands and
            --------
other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (by registered or certified mail, return receipt requested and postage prepaid) as follows:

           If to GFB:

                Great Falls Bancorp
                55 Union Boulevard
                Totowa, New Jersey 07512
                Attention: Mr. George E. Irwin, Vice President

           with copy to:

                Richard S. Miller, Esq.
                Williams, Caliri, Miller & Otley
                1428 Route 23
                Wayne, New Jersey 07470


           If to BCB:

                Bergen Commercial Bank
                Two Sears Drive
                Paramus, New Jersey 07652
                Attention: Mr. C. Mark Campbell, President

           with copy to:

                Robert Schwartz, Esq.
                McCarter & English
                Gateway 4
                Newark, NJ  07102

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following that on which the piece of mail containing such communication is posted; provided that any communication sent by telecopy or telex and confirmed by mail (postage prepaid) shall be deemed to have been given at the time of transmission.

     12.5.  Counterparts.  This Agreement may be executed in any number of
            -------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     12.6.  Governing Law.  This Agreement shall be governed by and construed in
            --------------
accordance with the substantive laws of the State of New Jersey, without giving effect to the choice of laws provisions thereof.

     12.7.  Gender and Number; Person.  Any reference expressed in any gender
            --------------------------
shall be deemed to include each of the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The term "person" as used in this Agreement, unless the context otherwise requires, shall include any individual and any corporation, partnership, association, or other entity or group.

     12.8.  Waivers.  Any party to this Agreement may, by written notice to the
            --------
other parties hereto, waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     12.9.  Assignments.  This Agreement and all of the provisions hereof shall
            ------------
be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                              GREAT FALLS BANCORP

                              By:   /s/ George E. Irwin
                                    _______________________________
                              Name:    George E. Irwin
                              Title:   Vice President



                              BERGEN COMMERCIAL BANK


                              By:   /s/ C. Mark Campbell
                                    _______________________________
                              Name:     C. Mark Campbell
                              Title:    President

                                   EXHIBIT A
                                   ---------

                              PLAN OF ACQUISITION


1. This Plan of Acquisition is to be approved and implemented pursuant to and in accordance with N.J.S.A. 17:9A-355 through 17:9A-369, inclusive
                        --------
     (hereinafter referred to as the "Act"). All capitalized terms used herein which are not otherwise defined herein shall have the same meanings herein as are ascribed to them in the Act.

2. The name and address of the Acquiring Corporation is: Great Falls Bancorp, 55 Union Boulevard, Totowa, New Jersey 07512.

3. The name and address of the sole Participating Bank is: Bergen Commercial Bank, Two Sears Drive, Paramus, New Jersey 07652.

4. The names and addresses of the members of the board of directors of the Acquiring Corporation are:

          M. A. Bramante:           659 Valley Road
                                    Wayne, New Jersey  07470

          Robert J. Conklin:        3 Tice Road
                                    Franklin Lakes, NJ  07417

          William T. Ferguson:      515 Pelican Way
                                    Delray Beach, Florida 33483

          George E. Irwin:          17 Green Ridge Drive
                                    Montville, New Jersey 07045

          Joseph A. Lobosco:        56 Wigwam Avenue
                                    North Haledon, New Jersey 07508

          John L. Soldoveri:        3 Battle Ridge Trail
                                    Totowa, New Jersey  07512

          Alfred R. Urbano:         602 Mt. Lebanon Road
                                    Wilmington, Delaware 19803

5. The name and address of the sole bank some or all of whose shares of capital stock are owned by the Acquiring Corporation is Great Falls Bank. The total number of shares of Great Falls Bank which are issued and outstanding on the date hereof is 380,000; the total number of shares of Great Falls Bank which are owned by the Acquiring Corporation is 380,000.

6. The following are the terms and conditions upon which the acquisition shall occur:

     a.   Terms of Exchange.

          Each share of Common Stock of the Participating Bank issued and outstanding at the Effective Time (as that term is defined in Section 7 hereof), except for Perfected Dissenting Shares (as defined in Subsection 6(f) hereof and subject to Subsection 6(c) hereof with respect to fractional shares) shall, at said time and without any action on the part of any holder thereof, be exchanged for 1.7 shares (the "Exchange Rate") of Common Stock of the Acquiring Corporation.

     b.   Options.

          As of the Effective Time, the Acquiring Corporation shall assume the rights and obligations of the Participating Bank under those stock options granted by the Participating Bank prior to the date hereof with respect to Common Stock of the Participating Bank pursuant to the Bergen Commercial Bank Officers Stock Option Plan (the "Participating Bank Stock Option Plan") which are outstanding at the Effective Time ("Assumed Options"), to the extent such options shall not theretofore have been exercised. Pursuant to such assumption, the holder of each Assumed Option shall be entitled, subject to the terms of his or her stock option and compliance with applicable law, to purchase the number of shares (rounded to the nearest whole number) of Common Stock of the Acquiring Corporation determined by multiplying the number of shares covered by the Assumed Option by the Exchange Rate. Each Assumed Option shall constitute a continuation of the corresponding stock option issued under the Participating Bank Stock Option Plan substituting the Acquiring Corporation for the Participating Bank and Common Stock of the Acquiring Corporation Stock for Common Stock of the Participating Bank in accordance with the foregoing conversion formula, and substituting, for purposes of continuing eligibility under the Participating Bank Stock Option Plan, a relationship with the Acquiring Corporation or any of its subsidiaries for a relationship with the Participating Bank, effective as of the Effective Time. Except as provided in this Subsection 6(b), all of the terms and provisions of each Assumed Option shall remain the same, including, but not limited to, the times when the Assumed Option may be exercised. As soon as practicable after the Effective Time, the Acquiring Corporation will send written notice of the assumption of the Assumed Options to each holder thereof. As of the Effective

          Time, the Acquiring Corporation will have taken all corporate and other action necessary to reserve sufficient shares of Common Stock of the Acquiring Corporation for issuance upon exercise of the Assumed Options. The Acquiring Corporation will prepare and file with the Securities and Exchange Commission a registration statement on the appropriate form relating to issuance upon exercise by the holder thereof of the shares of Common Stock of the Acquiring Corporation underlying such Assumed Options and will use its best efforts to have such registration statement declared effective as soon as practicable after the Effective Time, but in no case later than 6 months after the Effective Date.

     c.   No Fractional Interests.

          Neither certificates nor scrip for fractional interests in shares of Common Stock of the Acquiring Corporation will be issued in connection with the Exchange, but in lieu thereof each holder of Common Stock of the Participating Bank who would otherwise have been entitled to a fraction of a share of Common Stock of the Acquiring Corporation will be paid an amount of cash equal to such fraction multiplied by the average of the final bid prices for shares of Common Stock of the Acquiring Corporation on each of the ten (10) business days preceding the Effective Time. All shares of Common Stock of the Participating Bank held by each record holder shall be aggregated before determining the need to pay cash in lieu of fractional shares.

     d.   Directors.

          Within ten (10) days following the Effective Time, the

          Board of Directors of the Acquiring Corporation shall amend the By-Laws of the Acquiring Corporation in order to increase the number of directors of the Acquiring Corporation from 7 to 10 and, consistent with their fiduciary duties, shall elect Anthony M. Bruno, Jr., C. Mark Campbell and Charles J. Volpe to fill the three new directorships. In the event that one or more of Anthony M. Bruno, Jr., C. Mark Campbell or Charles J. Volpe is unable to take office, the Board of Directors of the Participating Bank shall designate a substitute, acceptable to the Acquiring Corporation, to be elected in his place by the Board of Directors of the Acquiring Corporation, consistent with their fiduciary duties.

     e.   Representations, Covenants, Conditions of Closing and other Matters.

          This Plan of Acquisition is being entered into in connection with and in furtherance of an Acquisition Agreement, dated August 16, 1995, between the Acquiring Corporation and the Participating Bank. The Acquisition Agreement contains representations, covenants, conditions of closing and agreements as to other matters pertaining to this Plan of Acquisition. A copy of the Acquisition Agreement is attached hereto. In the event that there is any inconsistency between the provisions of the Acquisition Agreement and the provisions of this Plan of Acquisition, the provisions of this Plan of Acquisition shall govern.

     f.   Dissenting Shares.

          Each shareholder of the Participating Bank who elects to dissent from this Plan of Acquisition may do so by filing a written notice of dissent with the Secretary of the Participating Bank at the address set forth in paragraph 3 hereof, stating that he or she intends to demand payment for his or her shares if this Plan of Acquisition becomes effective; such notice must be filed prior to the taking of the vote at the Special Meeting of Shareholders of the Participating Bank which shall be held for the purpose of voting on this Plan of Acquisition. Shares as to which a notice of dissent has been filed pursuant to the preceding sentence are referred to herein as "Dissenting Shares". Dissenting Shares, the holders of which have made written demand on the Participating Bank for the payment of the fair value of such shares within 20 days after the mailing of notice by the Participating Bank that the Plan of Acquisition has been approved and thereafter have submitted their stock certificate or certificates to the Participating Bank within 20 days after demanding payment of the fair value of such shares, all as provided in N.J.S.A.
                                                                       --------
          17:9A-360, are referred to herein as "Perfected Dissenting Shares". Perfected Dissenting Shares shall not be converted into Common Stock of the Acquiring Corporation pursuant to Paragraph 6(a) hereof, but the holders thereof shall be entitled only to such rights as are granted by N.J.S.A. 17:9A-360 through 17:9A-369, inclusive.
                     --------

          The shareholders of Great Falls Bancorp shall have such rights of dissent pursuant to the New Jersey Business Corporation Act as they would have under that Act if they were shareholders of a surviving corporation in a merger.

7. The date and time at which this Plan of Acquisition and the exchange of securities provided for herein shall become effective (the "Effective Time") shall be 11:59 p.m. on the last day of the calendar month during which this Plan of Acquisition is filed with the Department of Banking of the State of New Jersey in accordance with N.J.S.A. 17:9A-359.
                     --------


     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Acquisition to be duly executed this 16th day of August, 1995.



[Seal]                                  GREAT FALLS BANCORP
Attest:


______________________________          By:________________________________
Secretary                                  President




[Seal]                                  BERGEN COMMERCIAL BANK



______________________________          By:________________________________
Secretary                                  Chairman

                                  APPENDIX B

            [LETTERHEAD OF CAPITAL CONSULTANTS OF PRINCETON, INC.]



November 13, 1995


Board of Directors
Bergen Commercial Bank
2 Sears Drive
Paramus, NJ 07652-3525

Members of the Board:

Bergen Commercial Bank ("BCB") has entered into an Acquisition Agreement and a Plan of Acquisition ("AGREEMENT") with Great Falls Bancorp, Inc. ("GFB") which provides for GFB to acquire all of the outstanding BCB Common Stock ("ACQUISITION") on the terms and subject to the conditions set forth in the AGREEMENT.

The ACQUISITION is subject to approval of shareholders and regulatory authorities and the AGREEMENT provides for each share of BCB Common Stock issued and outstanding (excluding shares held by GFB and any dissenting shares) to be converted at the Effective Date into the right to receive 1.7 shares ("EXCHANGE RATIO") of common stock, no par value, of GFB.

In lieu of the issuance of fractional shares, GFB will make a cash payment therefor equal to the product determined by multiplying such fractional interest by the average of the final bid prices as defined in the AGREEMENT.

You have requested our opinion as to whether the consideration offered in the ACQUISITION is fair, from a financial point of view, to the shareholders of BCB.

Capital Consultants of Princeton, Inc., as a customary part of its investment banking business, is engaged in the valuation of commercial banking and thrift institutions and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes.

In arriving at our opinion we have reviewed and analyzed, among other things:
(i) the AGREEMENT; (ii) the GFB Registration Statement on Form S-4, filed with respect to the securities to be issued in the ACQUISITION; (iii) publicly available information relating to GFB and BCB including, for GFB, Annual Reports to shareholders and Annual Reports on Form 10-K or 10-KSB filed with the SEC for the years ended December 31, 1992 through 1994, the Consolidated Financial Statements as of December 31, 1994, 1993 and 1992 and for the years then ended, and the quarterly reports to shareholders and quarterly reports on Form 10-QSB filed with the SEC for the periods ended March 31 and June 30, 1995, and for BCB, annual reports to shareholders for the years ended December 31, 1992 through 1994, Consolidated Financial Statements as of December 31, 1994, 1993 and 1992 and for the years then ended, together with the Reports of Independent Public Accountants and quarterly Consolidated Reports of Condition and Income as filed with the Federal Deposit Insurance Corporation for the periods ended March 31 and June 30, 1995;
(iv) certain historical operating and financial information provided to Capital Consultants by the management of BCB and GFB; (v) historical and current market data for the BCB Common Stock and the GFB Common Stock; (vi) the publicly available financial data and stock market performance data of publicly traded banking and thrift institutions which Capital Consultants deemed generally comparable to BCB and GFB; (vii) the nature and terms of recent acquisitions and merger transactions involving banking institutions and bank and thrift holding companies that Capital Consultants considered reasonably similar to BCB and GFB in financial character, operating character, historical performance, geographic market and economy; and (viii) such other studies, analyses, inquiries and reports as Capital Consultants deemed appropriate. In addition, Capital Consultants conducted meetings with members of senior management of BCB and GFB for purposes of reviewing the future prospects of BCB and GFB. Capital Consultants evaluated the pro forma ownership of GFB Common Stock by BCB shareholders, relative to the pro forma contribution of BCB assets, deposits, equity and earnings to the pro forma resulting company in the ACQUISITION. Capital Consultants also took into account its experience in other transactions, as well as its knowledge of the banking and thrift industries and its experience in securities valuations.

While we have taken care in our investigation and analysis, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us or publicly available, and have not attempted to verify same. We have not made or obtained any independent evaluations or appraisals of the assets or liabilities of BCB or GFB.

In conducting our analysis and arriving at our opinion, we have considered such financial and other factors as we have deemed appropriate in the circumstances. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the ACQUISITION, no conditions will be imposed that would have a material adverse effect on the contemplated benefits of ACQUISITION on a pro forma basis to BCB. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

Based upon and subject to the foregoing, it is our opinion as investment bankers that the consideration to be paid in the ACQUISITION is fair, from a financial point of view, to the shareholders of BCB.

This opinion does not represent investment advice or a recommendation to the current shareholders of BCB or GFB, or any other party regarding the valuation of the common shares of BCB or GFB for potential purchase.

Very truly yours,



Capital Consultants of Princeton, Inc.

                                  APPENDIX C

17:9A-360.  NOTICE OF DISSENT; DISSENTING STOCKHOLDER DEFINED

     (1) Any stockholder of a participating bank electing to dissent from the plan of acquisition may do so by filing with the participating bank of which he is a stockholder, a written notice of such dissent, stating that he intends to demand payment for his shares if the plan of acquisition becomes effective.
Such dissent shall be filed before the taking of the vote of the Stockholders on the plan of acquisition pursuant to section 5.

     (2) Within 10 days after the date on which the plan of acquisition is approved by stockholders of a participating bank as provided in section 5 hereof, such bank shall give notice of such approval by certified mail to each stockholder who has filed written notice of dissent pursuant to subsection (1) of this section, except any who voted for or consented in writing to such plan of acquisition.

     (3) Within 20 days after the mailing of such notice, any stockholder to whom the participating bank was required to give such notice, may make written demand on the participating bank for the payment of the fair value of his shares. A stockholder who makes a demand pursuant to this subsection (3) is hereafter in this act referred to as a "dissenting stockholder." Upon making such demand, the dissenting stockholder shall cease to have any rights of a stockholder except the right to be paid the fair value of his shares and any other rights of a dissenting stockholder under this act.

     (4) Not later than 20 days after demanding payment for his shares pursuant to this section, the stockholder shall submit the certificate or certificates representing such shares to the participating bank of which he is a stockholder for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which such notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights other than those which the original dissenting stockholder had after making a demand for payment of the fair value thereof.

     (5) A stockholder may not dissent as to less than all of the shares owned beneficially by him. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner.


17:9A-361.  VALUATION DATE OF FAIR VALUE

     For the purposes of this act, the fair value of the shares of a participating bank shall be determined as of the day before the day on which the vote of stockholders of such bank was taken as provided in Section 5. In determining fair value, there shall be excluded any appreciation or depreciation in value resulting from the consummation of the plan of acquisition.


17:9A-362.     TERMINATION OF RIGHT OF STOCKHOLDER TO BE PAID THE FAIR VALUE OF
               HIS SHARES

     (1) The right of a dissenting stockholder to be paid the fair value of his shares shall cease if

          (a) He has failed to present his certificates for notation as provided by subsection (4) of section 6, unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

          (b) His demand for payment is withdrawn with the written consent of the participating bank;

          (c) The fair value of the shares is not agreed upon as provided in this act, and no action for the determination of fair value by the Superior Court is commenced within the time provided in this act;

          (d) The Superior Court determines that the stockholder is not entitled to payment for his shares;

          (e) The plan of acquisition of shares is abandoned, rescinded, or otherwise terminated in respect to the participating bank of which he is a stockholder; or

          (f) A court having jurisdiction permanently enjoins or sets aside the acquisition of shares.

     (2) In any case provided for in subsection (1) of this section the rights of the dissenting stockholder as a stockholder shall be reinstated as of the date of the making of a demand for payment pursuant to section 6 without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening pre-emptive rights and the right to payment of any intervening dividend or other distribution, or if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the participating bank, the fair value thereof, at the election of the participating bank, the fair value thereof in cash as of the time of such expiration or completion.


17:9A-363.  RIGHTS OF DISSENTING STOCKHOLDER

     (1) A dissenting stockholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the participating bank.

     (2) The enforcement by a dissenting stockholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection (2) of section 8 and except that this subsection shall not exclude the right of such dissenting stockholder to bring or maintain an appropriate action to obtain relief on the ground that consummation of the plan of acquisition will be or is ultra vires, unlawful or fraudulent as to such dissenting stockholder.


17:9A-364.  DETERMINATION OF FAIR VALUE BY AGREEMENT

     (1) Within 10 days after the expiration of the period within which stockholders may make written demand to be paid the fair value of their shares, or within 10 days after the plan of acquisition becomes effective, whichever is later, the participating bank shall mail to each dissenting stockholder the balance sheet and the surplus statement of the participating bank as of the latest available date, which shall not be earlier than 12 months prior to the making of the offer of payment hereinafter referred to in this subsection, and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the participating bank was not in existence for such 12-month period, for the portion thereof during which it was in existence. The participating bank may accompany such mailing with a written offer to pay each dissenting stockholder for his shares at a specified price deemed by such bank to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting stockholders of the same class, or, if divided into series, of the same series.

     (2) If, not later than 30 days after the expiration of the 10 day period limited by subsection (1) of this section, the fair value of the shares is agreed upon between any dissenting stockholder and the participating bank, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.


17:9A-365.     PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF
               ACTION TO DETERMINE FAIR VALUE

     (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection (2) of section 10, the dissenting stockholder may serve upon the participating bank a written demand that it commence an action in the Superior Court for the determination of such fair value. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the participating bank not later than 30 days after receipt by such bank of such demand, but nothing herein shall prevent such bank from commencing such action at any earlier time.

     (2) If a participating bank fails to commence the action as provided in subsection (1) of this section a dissenting stockholder may do so in the name of such bank, not later than 60 days after the expiration of the time limited by subsection (1) of this section in which such bank may commence such an action.


17:9A-366.     ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF COURT;
               APPOINTMENT OF APPRAISER

     In any action to determine the fair value of shares pursuant to this act:

          (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

          (b) All dissenting stockholders, wherever residing, except those who have agreed with the participating bank upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

          (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

          (d) The court shall render judgment against the participating bank and in favor of each stockholder who is a party to the action for the amount of the fair value of his shares.


17:9A-367.  JUDGMENT IN ACTION TO DETERMINE FAIR VALUE

     (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the participating bank of the certificate or certificates representing such shares.

     (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the day of the meeting of stockholders of the participating bank at which the plan of acquisition was approved to the day of payment. If the court finds that the refusal of any dissenting stockholder to accept any offer of payment made by the participating bank under section 10 was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

17:9A-368.  COSTS AND EXPENSES OF ACTION

     The costs and expenses of bringing an action pursuant to section 11 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the participating bank under section 10 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting stockholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting stockholder.


17:9A-369.  DISPOSITION OF SHARES

     Upon payment for shares pursuant to subsection (2) of section 10, or upon payment of a judgment pursuant to subsection (1) of section 13, the participating bank making such payment shall acquire all the right, title and interest in and to such shares, notwithstanding any other provision of law. Shares so acquired by the participating bank shall be disposed of as a stock dividend as provided by section 212 of the Banking Act of 1948.

                                   APPENDIX D

                               CHAPTER 11 OF THE
                                   NEW JERSEY
                            BUSINESS CORPORATION ACT

                 Chapter 11.  RIGHTS OF DISSENTING SHAREHOLDERS

     14A:11-1. RIGHT OF SHAREHOLDERS TO DISSENT. (1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (a) any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

               (i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

                    (A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

                    (B) for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

               (ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsections 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4);
          or

          (b) any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

               (i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is hold of record by not less than 1,000 holders; or

               (ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within 1 year after the date of such transaction, where such transaction is wholly for

                    (A)  cash; or

                    (B) shares, obligations or other securities which, upon consummation or the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

                    (C)  cash and such securities; or

               (iii) from a sale pursuant to an order of a court having jurisdiction.

     (2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

     (3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

     (4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

     14A:11-2. NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES. (1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraphs 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

     (2) Within 10 days after the date on which such corporation action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

     (3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

     (4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

     (5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

     (6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

     (7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

     14A:11-3. "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR VALUE. (1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

     (2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

     (3)  "Fair value" as used in this Chapter shall be determined

          (a) as of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

          (b) in the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

          (c) in the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

     In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

     14A:11-4. TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS SHARES. (1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

          (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

          (b) his demand for payment is withdrawn with the written consent of the corporation;

          (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

          (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;

          (e)  the proposed corporate action is abandoned or rescinded; or

          (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

     (2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

     14A:11-5. RIGHTS OF DISSENTING SHAREHOLDER. (1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

     (2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

     14A:11-6. DETERMINATION OF FAIR VALUE BY AGREEMENT. (1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

     (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

     14A:11-7. PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION TO DETERMINE FAIR VALUE. (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-3(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

     (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

     14A:11-8. ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF COURT; APPOINTMENT OF APPRAISER. In any action to determine the fair value of shares pursuant to this Chapter:

          (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

          (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

          (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

          (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

     14A:11-9. JUDGMENT IN ACTION TO DETERMINE FAIR VALUE. (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

     (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting share holder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

     14A:11-10. COSTS AND EXPENSES OF ACTION. The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

     14A:11-11. Disposition of share acquired by corporation. (1) The shares of a dissenting shareholder in a transaction described in paragraph 14A:11-1(1)(b) and the shares of a dissenting shareholder of the surviving corporation in a merger shall become reacquired by the corporation which issued them upon the payment of the fair value of shares. Such shares shall be cancelled if reacquired out of stated capital or if the plan of merger so requires; otherwise they shall become treasury shares.

     (2) In a merger or consolidation, if the surviving or new corporation pays out of surplus the fair value of the shares of dissenting shareholders of the merged or constituent corporation, the shares of the surviving or new corporation into which such shares would have been converted under the plan of merger or consolidation shall become treasury shares of such corporation, unless the plan shall provide otherwise.

     (3) In an acquisition of shares pursuant to section 14A:10-9, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

          (1)  Indemnification.  Reference is made to Section 14A:3-5 of the New
               ---------------
Jersey Business Corporation Act, which sets forth the extent to which a corporation may indemnify its Directors, officers and employees. More specifically, such law empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful.
For purposes of such law the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

          With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

          The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

          A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

          In accord with such statutory provision,
Article VI of the Registrant's By-Laws provides as follows:

                  "INDEMNIFICATION OF DIRECTORS AND OFFICERS"

          "(a)  Proceedings by Others.  Provided a specific determination has
                ---------------------
been made as set forth below, the Corporation shall indemnify any person who is or was a Director or officer of the Corporation, or the legal representative of any such Director or officer, against reasonable costs, disbursements, and expenses, reasonable counsel fees, and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, in connection with any proceeding involving such Director or officer by reason of his being or having been such a Director or officer, other than a proceeding by or in the right of the Corporation, if

          "(i) such Director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and

          "(ii) with respect to any criminal proceeding, such Director or officer had no reasonable cause to believe his conduct was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Director or officer did not meet the applicable standards of conduct set forth in subparagraphs (i) and (ii) hereof. No indemnification called for by this paragraph shall be made by the Corporation unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth in subparagraph (i) and, if applicable (ii) of this paragraph (a). Such determination shall be made

          "(1) by the Board of Directors acting by a quorum of Directors who were not parties to the proceeding; or

          "(2) if such a quorum is not obtainable, or even if obtainable and a quorum of the disinterested Directors so directs, by independent legal counsel in a written opinion; or

          "(3) by its Shareholders.

     "(b)  Proceedings by Corporation.  Provided a specific determination has
           --------------------------
been made, or court order entered, as set forth below, the corporation shall indemnify any person who is or was a Director or officer of the Corporation against his reasonable costs, disbursements and counsel fees in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves such Director or officer by reason of his being or having been such Director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in no such proceeding shall indemnification be provided in respect of any claim, issue or matter as to which such Director or officer shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, in view of all circumstances of the case such Director or officer is fairly and reasonably entitled to indemnity for such reasonable costs, disbursements and counsel fees as the court shall deem proper. No indemnification called for by this paragraph shall be made by the Corporation unless ordered by a court, or unless authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Director or officer met the standard of conduct set forth above in this paragraph (b). Such determination shall be made in one of three (3) manners referred to in the last sentence of paragraph
(a) of this Article.

     "(c)  Required Indemnification.  Notwithstanding the requirements of
           ------------------------
paragraphs (a) and (b) for a determination that indemnification is proper in a specific case, the Corporation shall in all cases indemnify any person who is or was a Director or officer of the Corporation against reasonable costs, disbursements and counsel fees to the extent that such Director or officer has been successful on the merits or otherwise in any proceeding referred to in paragraphs (a) and (b) of this Article or in defense of any claim, issue or matter therein.

     "(d)  Advance Payment of Expenses Permitted.  Reasonable costs,
           -------------------------------------
disbursements and counsel fees incurred by a Director or officer of the Corporation in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this Article.

     "(e)  Proceeding Defined.  As used in this Article VI, the term
           ------------------
"proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

     "(f)  Provisions Not Exclusive.  The indemnification provided by this
           ------------------------
Article shall be in addition to, and not exclusive of, any other rights to which a Director or officer, or any rights to which an employee or agent, of the Corporation may be entitled under the laws of the State of New Jersey or under any agreement, vote of shareholders, or otherwise."

     (2)  Insurance Coverage.  Effective January 1, 1995, the registrant
          ------------------
purchased from a major insurance company directors and officers liability insurance coverage for a term of one year. The policy will indemnify the registrant, its officers and directors and the officers and directors of its subsidiaries against certain claims in the aggregate amount of $1,500,000 with a standard deductible amount per claim. The coverage of such policy includes liabilities arising under the Securities Act of 1933, as amended (the "Act").

     (3)  Exculpation.  Paragraph 7 of the Certificate of Incorporation of Great
          -----------
Falls Bancorp (as amended by Certificate of Amendment filed in 1987) provides as follows:

          "A director of officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification."

     (4)  Commission Position Regarding Indemnification.  Insofar as
          ---------------------------------------------
indemnification by the registrant for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 21(a).  EXHIBITS

     [Note:  Registrant is a "small business issuer."   The exhibits required to
     be filed refer to Item 601 of Reg. S-B, (S)228.601.]

2.1* Acquisition Agreement dated August 16, 1995 between Great Falls Bancorp and Bergen Commercial Bank (included in Appendix A to the Joint Proxy Statement/Prospectus filed with this registration statement)

3.1** Restated Certificate of Incorporation of Great Falls Bancorp filed June 19, 1985 (incorporated by reference to Exhibit 3(a), Item 27,
          Part II of Form SB-2, Registration No. 33-67292, effective September 9, 1993)

3.2** Certificate of Amendment of Certificate of Incorporation of Great Falls Bancorp filed June 19, 1987 (incorporated by reference to
          Exhibit 3(b), Item 27, Part II of Form SB-2, Registration No. 33-
          67292)

3.3** Certificate of Amendment to Certificate of Incorporation of Great Falls Bancorp filed April 29, 1991 (incorporated by reference to
          Exhibit 3(c), Item 27, Part II of Form SB-2, Registration No. 33-
          67292)

3.4** Certificate of Amendment of Certificate of Incorporation of Great Falls Bancorp filed May 4, 1993 (incorporated by reference to Exhibit 3(d), Item 27, Part II of Form SB-2, Registration No. 33-67292)

3.5** Bylaws of Great Falls Bancorp, adopted June 13, 1985 (incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985)

3.6***    Amendment to Bylaws of Great Falls Bancorp amending Article III,
          Section 8, increasing age qualification from 70 to 75 under certain circumstances

3.7***    Amendment to Bylaws of Great Falls Bancorp amending Article III,
          Section 1 to increase stated time period from 90 to 120 days

3.8*** Amended Certificate of Incorporation of Bergen Commercial Bank dated November 11, 1987

3.9***    Bylaws of Bergen Commercial Bank

4.1** Equity Contract Agency Agreement dated as of November 1, 1993, as executed by Great Falls Bancorp and Great Falls Bank (incorporated by reference to Exhibit 4.1 to Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

4.2** Specimen of certificate for Collateralized Equity Contract (incorporated by reference to Exhibit 4.2 to Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

4.3** Specimen of certificate for Commonly Registered Equity Contract (incorporated by reference to Exhibit 4.3 to Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

4.4** Specimen of certificate for Commonly Registered Debenture (incorporated by reference to Exhibit 4.4 to Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

4.5** Specimen of certificate for Unrestricted Debenture (incorporated by reference to Exhibit 4.5 to Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

5.1*** Form of opinion to be rendered by Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered

8.1*** Form of opinion to be rendered by Williams, Caliri, Miller & Otley, A Professional Corporation, as to the Federal income tax consequences described in the Joint Proxy Statement/Prospectus

10.1** Great Falls Bancorp 1988 Nonstatutory Stock Option Plan (incorporated by reference to Form 8-K dated May 2, 1988)

10.2** Great Falls Bancorp 1993 Stock Option Plan (incorporated by reference to Exhibit 10 to Form 10-Q for the quarter ended March 31, 1993)

10.3** Amendment to Section 5 of Great Falls Bancorp 1988 Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 10.2 to Form 10-K/A [Amendment No. 1] for the year ended December 31, 1992)

10.4** Great Falls Bancorp 1995 Stock Option Plan (incorporated by reference to Exhibit 10 to Form 8-K dated December 20, 1994)

11.1 N/A - Earnings per share calculation is omitted because the computation can be clearly determined from the material in the financial statements included in Form 10-KSB for the year ended December 31, 1994 (information from 1994 Annual Report to Stockholders incorporated therein)

13.1** Annual Report on Form 10-KSB for year ending December 31, 1994 (including certain information in registrant's 1994 Annual Report to its stockholders)

13.2** Quarterly Report of Great Falls Bancorp on Form 10-QSB for the three months ended March 31, 1995

13.3** Quarterly Report of Great Falls Bancorp on Form 10-QSB for the six months ended June 30, 1995

20.1***   Text of Proxy to be sent to the shareholders of Bergen Commercial
          Bank

20.2***   Text of Proxy to be sent to the shareholders of Great Falls
          Bancorp

21.1** List of all subsidiaries of Great Falls Bancorp (incorporated by reference to Exhibit 21 to Annual Report on Form 10-KSB for the year ended December 31, 1994)

23.1*** Consent of Arthur Andersen LLP dated November 9, 1995 to use of Great Falls Bancorp financial statements

23.2*** Consent of Arthur Andersen LLP dated November 9, 1995 to use of Bergen Commercial Bank financial statements

23.3*** Consent of KPMG Peat Marwick dated November 6, 1995 to use of Family First Federal Savings Bank financial statements

23.4*** Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit 5.1 hereto)

23.5***   Consent of Capital Consultants of Princeton, Inc. dated November 6,
          1995

24.1*     Powers of Attorney of certain officers and directors in favor of John
          L. Soldoveri and/or George E. Irwin (included on signature page of the registration statement)

99.1*** Consent of Anthony M. Bruno, Jr. dated November 3, 1995, to become a director of Great Falls Bancorp

99.2*** Consent of C. Mark Campbell dated November 2, 1995, to become a director of Great Falls Bancorp

99.3*** Consent of Charles J. Volpe dated November 2, 1995, to become a director of Great Falls Bancorp


-------------------

*    Included elsewhere in this registration statement.
**   Incorporated by reference.

***  Being filed with this Amendment No. 2


ITEM 21(b).  FINANCIAL STATEMENT SCHEDULES

     Financial statement schedules have been omitted because they are not applicable or not required or because the required information is included in the respective financial statements or notes thereto.


ITEM 21(c).  REPORT OF CAPITAL CONSULTANTS OF PRINCETON, INC.

     A copy of the Report of Capital Consultants of Princeton, Inc. is furnished as Appendix B to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement.


ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows in accordance with Reg. (S)228.512 and Items 22(b) and 22(c) of Form S-4:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by section 10(a)(3) of the Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

               (iii) include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     For a further undertaking, see Part II, Item 20(4), "Commission Policy Regarding Indemnification."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Totowa, State of New Jersey, on November 9, 1995.

GREAT FALLS BANCORP



By:      /s/ George E. Irwin
    --------------------------------
     George E. Irwin, Vice President

     We, the undersigned Directors and officers of Great Falls Bancorp, do hereby jointly and severally constitute and appoint John L. Soldoveri and George
E. Irwin, or either or them acting alone, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as Directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which either said attorney and agent may deem necessary or advisable to enable Great Falls Bancorp to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-4, including specifically but without limitation, power and authority to sign for us or for any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto, and we do each hereby ratify and confirm all that either said attorney and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ John L. Soldoveri*                            November 9, 1995
--------------------------------
John L. Soldoveri
  Chairman of the Board,
  Director and President
  (Chief Executive Officer)


    /s/ George E. Irwin                           November 9, 1995
--------------------------------
George E. Irwin
  Director and Vice President
  (Chief Operating Officer)

    /s/ Naqi A. Naqvi                             November 9, 1995
--------------------------------
Naqi A. Naqvi
  Treasurer, Principal Financial Officer
  and Principal Accounting Officer



    /s/ Marino A. Bramante*                       November 9, 1995
--------------------------------
Marino A. Bramante, Director



    /s/ Robert J. Conklin*                        November 9, 1995
--------------------------------
Robert J. Conklin, Director



* By:   /s/ George E. Irwin                       November 9, 1995
--------------------------------
George E. Irwin, Attorney-in-fact


     An original power of attorney, authorizing John L. Soldoveri and George E. Irwin to sign this amendment no. 2 to the registration statement on behalf of certain officers and directors of the registrant, was previously filed with the Securities and Exchange Commission.

                                                  Registration No. 33-62915
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                         -----------------------------



                                    EXHIBITS

                                   FILED WITH

                          AMENDMENT NO. 1 TO FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933



                         -----------------------------



                              GREAT FALLS BANCORP

             (Exact name of registrant as specified in its charter)



================================================================================

                               INDEX TO EXHIBITS


2.1* Acquisition Agreement dated August 16, 1995 between Great Falls Bancorp and Bergen Commercial Bank (included in Appendix A to the Joint Proxy Statement/Prospectus filed with this registration statement)

3.1** Restated Certificate of Incorporation of Great Falls Bancorp filed June 19, 1985 (incorporated by reference to Exhibit 3(a), Item 27,
          Part II of Form SB-2, Registration No. 33-67292, effective September 9, 1993)

3.2** Certificate of Amendment of Certificate of Incorporation of Great Falls Bancorp filed June 19, 1987 (incorporated by reference to
          Exhibit 3(b), Item 27, Part II of Form SB-2, Registration No.
          33-67292)

3.3** Certificate of Amendment to Certificate of Incorporation of Great Falls Bancorp filed April 29, 1991 (incorporated by reference to
          Exhibit 3(c), Item 27, Part II of Form SB-2, Registration No.
          33-67292)

3.4** Certificate of Amendment of Certificate of Incorporation of Great Falls Bancorp filed May 4, 1993 (incorporated by reference to Exhibit 3(d), Item 27, Part II of Form SB-2, Registration No. 33-67292)

3.5** Bylaws of Great Falls Bancorp, adopted June 13, 1985 (incorporated by reference to Exhibit 3(b), Item 25, Part II of Form S-18, Registration No. 2-99343-NY, effective September 30, 1985)

3.6***    Amendment to Bylaws of Great Falls Bancorp amending Article III,
          Section 8, increasing age qualification from 70 to 75 under certain circumstances

3.7***    Amendment to Bylaws of Great Falls Bancorp amending Article III,
          Section 1 to increase stated time period from 90 to 120 days

3.8*** Amended Certificate of Incorporation of Bergen Commercial Bank dated November 11, 1987

3.9***    Bylaws of Bergen Commercial Bank

4.1** Equity Contract Agency Agreement dated as of November 1, 1993, as executed by Great Falls Bancorp and Great Falls Bank (incorporated by reference to Exhibit 4.1 to

                          Index to Exhibits -- Page i

          Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

4.2** Specimen of certificate for Collateralized Equity Contract (incorporated by reference to Exhibit 4.2 to Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

4.3** Specimen of certificate for Commonly Registered Equity Contract (incorporated by reference to Exhibit 4.3 to Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

4.4** Specimen of certificate for Commonly Registered Debenture (incorporated by reference to Exhibit 4.4 to Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

4.5** Specimen of certificate for Unrestricted Debenture (incorporated by reference to Exhibit 4.5 to Form 10-KSB of Great Falls Bancorp for year ended December 31, 1993)

5.1*** Form of opinion to be rendered by Williams, Caliri, Miller & Otley, a Professional Corporation, as to the legality of the securities being registered

8.1*** Form of opinion to be rendered by Williams, Caliri, Miller & Otley, A Professional Corporation, as to the Federal income tax consequences described in the Joint Proxy Statement/Prospectus

10.1** Great Falls Bancorp 1988 Nonstatutory Stock Option Plan (incorporated by reference to Form 8-K dated May 2, 1988)

10.2** Great Falls Bancorp 1993 Stock Option Plan (incorporated by reference to Exhibit 10 to Form 10-Q for the quarter ended March 31, 1993)

10.3** Amendment to Section 5 of Great Falls Bancorp 1988 Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 10.2 to Form 10-K/A [Amendment No. 1] for the year ended December 31, 1992)

10.4** Great Falls Bancorp 1995 Stock Option Plan (incorporated by reference to Exhibit 10 to Form 8-K dated December 20, 1994)

11.1 N/A - Earnings per share calculation is omitted because the computation can be clearly determined from the

                         Index to Exhibits -- Page ii
          material in the financial statements included in Form 10-KSB for the year ended December 31, 1994 (information from 1994 Annual Report to Stockholders incorporated therein)

13.1** Annual Report on Form 10-KSB for year ending December 31, 1994 (including certain information in registrant's 1994 Annual Report to its stockholders)

13.2** Quarterly Report of Great Falls Bancorp on Form 10-QSB for the three months ended March 31, 1995

13.3** Quarterly Report of Great Falls Bancorp on Form 10-QSB for the six months ended June 30, 1995

20.1***   Text of Proxy to be sent to the shareholders of Bergen Commercial
          Bank

20.2***   Text of Proxy to be sent to the shareholders of Great Falls
          Bancorp

21.1** List of all subsidiaries of Great Falls Bancorp (incorporated by reference to Exhibit 21 to Annual Report on Form 10-KSB for the year ended December 31, 1994)

23.1*** Consent of Arthur Andersen LLP dated November 9, 1995 to use of Great Falls Bancorp financial statements

23.2*** Consent of Arthur Andersen LLP dated November 9, 1995 to use of Bergen Commercial Bank financial statements

23.3*** Consent of KPMG Peat Marwick dated November 6, 1995 to use of Family First Federal Savings Bank financial statements

23.4*** Consent of Williams, Caliri, Miller & Otley, a Professional Corporation (included in Exhibit 5.1 hereto)

23.5***   Consent of Capital Consultants of Princeton, Inc. dated November 6,
          1995

24.1*     Powers of Attorney of certain officers and directors in favor of John
          L. Soldoveri and/or George E. Irwin (included on signature page of the registration statement)

99.1*** Consent of Anthony M. Bruno, Jr. dated November 3, 1995, to become a director of Great Falls Bancorp

                         Index to Exhibits -- Page iii

99.2*** Consent of C. Mark Campbell dated November 2, 1995, to become a director of Great Falls Bancorp

99.3*** Consent of Charles J. Volpe dated November 2, 1995, to become a director of Great Falls Bancorp


-------------------

*    Included elsewhere in this registration statement.
**   Incorporated by reference.


***  Being filed with this Amendment No. 2

                         Index to Exhibits -- Page iv